Filed Pursuant to Rule 424(b)(5)
Registration No. 333-111546

PROSPECTUS SUPPLEMENT

(to prospectus dated January 12, 2004)

American Home Mortgage Investment Corp.
3,000,000 Shares
9.25% Series B Cumulative Redeemable Preferred Stock
Liquidation Preference $25.00 Per Share

         We are offering 3,000,000 shares of our 9.25% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, which we sometimes refer to in this prospectus supplement as the Series B Preferred Stock. We will pay cumulative dividends on the Series B Preferred Stock, when, as and if declared by our Board of Directors, in the amount of $2.3125 per share each year, which is equivalent to 9.25% of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Stock will be payable quarterly in arrears on the last calendar day of each January, April, July and October or, if such day is not a business day, the next succeeding business day. The first expected dividend payment date in respect of the Series B Preferred Stock offered hereby will be January 31, 2005. Holders of shares of the Series B Preferred Stock generally will have no voting rights, but will have limited voting rights if we fail to pay dividends for six or more quarters (whether or not consecutive) and in certain other events.

     We may not redeem the Series B Preferred Stock before December 15, 2009, except in limited circumstances to preserve our status as a real estate investment trust, or a REIT. On or after December 15, 2009, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, at any time and from time to time, for cash at a price of $25.00 per share, plus accumulated and unpaid dividends, if any, to the date of redemption. Any partial redemption will be on a pro rata basis, by lot or by any other equitable manner that we determine. The Series B Preferred Stock has no stated maturity date and we are not required to redeem the Series B Preferred Stock. The Series B Preferred Stock is not convertible into any of our property or other securities.

     We are organized and conduct our operations to qualify as a REIT for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our stock, including ownership limits of 6.5% of all of the outstanding shares of our common stock or our common stock together with our preferred stock of any class or series, and 9.8% of the outstanding shares of the Series B Preferred Stock. See “Description of Series B Preferred Stock” in this prospectus supplement and “Description of Capital Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus for a discussion of these restrictions.

     We have granted an option to the underwriters to purchase from us up to 450,000 additional shares of our Series B Preferred Stock within 30 days following the date of this prospectus supplement to cover over-allotments, if any.

     No market currently exists for our Series B Preferred Stock. We have applied to list the Series B Preferred Stock on the New York Stock Exchange, or NYSE, under the symbol “AHM PrB.” Our common stock is listed on the NYSE under the symbol “AHM” and our 9.75% Series A Cumulative Redeemable Preferred Stock, or Series A Preferred Stock, is listed on the NYSE under the symbol “AHM PrA.”

     Investing in our Series B Preferred Stock involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement and page 7 of the accompanying prospectus to read about some of the risks you should consider before buying shares of our Series B Preferred Stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$25.0000	$75,000,000
Underwriting discounts and commissions	$0.7875	$2,362,500
Proceeds, before expenses, to us	$24.2125	$72,637,500

      We expect that the Series B Preferred Stock will be ready for delivery to purchasers in book-entry form through The Depository Trust Company on or about December 15, 2004.

Friedman Billings Ramsey

Stifel, Nicolaus & Company

Incorporated

RBC Capital Markets

Advest, Inc.

The date of this prospectus supplement is December 9, 2004.

     You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is current only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since such dates.

      The information in this prospectus supplement updates information in the accompanying prospectus and, to the extent it is inconsistent with the information in the accompanying prospectus, replaces such information.

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ABOUT THIS PROSPECTUS SUPPLEMENT

      This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of the Series B Preferred Stock we are offering and certain other matters relating to us. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the Series B Preferred Stock. You should read this entire prospectus supplement, as well as the accompanying prospectus, and the documents incorporated by reference that are described under “Where You Can Find More Information” in each of this prospectus supplement and accompanying prospectus.

      To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended, or the Exchange Act, with the Securities and Exchange Commission, or SEC. You may read and copy any of these filed documents at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      Our website is http://www.americanhm.com. We make available free of charge on our website, via a link to a third party website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Unless specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, information contained on our website is not, and should not be interpreted to be, part of this prospectus supplement or the accompanying prospectus.

      This prospectus supplement is part of a registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus supplement to any contract or other document of ours, you should refer to the exhibits that are a part of the registration statement or the prospectus supplement for a copy of the referenced contract or document. Statements contained in this prospectus supplement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

      The SEC allows us to “incorporate by reference” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus supplement.

      In addition to the documents listed under “Where You Can Find More Information” in the accompanying prospectus, the following documents filed with the SEC pursuant to Section 13 of the Exchange Act (File No. 001-31916) are incorporated by reference in this prospectus supplement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including those portions incorporated by reference therein of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2004;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004; and

•	Our Current Reports on Form 8-K dated January 12, 2004, February 12, 2004, June 21, 2004, July 28, 2004, August 30, 2004 and November 30, 2004.

      All documents that we will file with the SEC under the provisions of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of any offering of securities under this prospectus supplement shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the date such documents are filed, provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

      We will provide to you, without charge, a copy of any or all documents incorporated by reference into this prospectus supplement except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning: Alan B. Horn, Esq., Secretary, American Home Mortgage Investment Corp., 520 Broadhollow Road, Melville, New York 11747, telephone number (516) 949-3900.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus contain certain forward-looking statements within the meaning of the federal securities laws. These statements may be made directly in this prospectus supplement or the accompanying prospectus, or may be made a part of this prospectus supplement or the accompanying prospectus by reference to other documents filed with the SEC by us.

      Some of the forward-looking statements can be identified by the use of forward-looking words. When used in our documents or in any oral presentation, statements that are not historical in nature, including the words “anticipate,” “may,” “estimate,” “should,” “seek,” “expect,” “plan,” “believe,” “intend,” and similar words, or the negatives of those words, are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings (loss), capital expenditures, dividends, capital structure or other financial terms. Certain statements regarding the following particularly are forward-looking in nature:

•	our business strategy;

•	future performance, developments, market forecasts or projected dividends;

•	projected acquisitions or joint ventures; and

•	projected capital expenditures.

      It is important to note that the description of our business in general, and our securities holdings in particular, is a statement about our operations as of a specific point in time. It is not meant to be construed as an investment policy, and the types of assets we hold, the amount of leverage we use, the liabilities we incur and other characteristics of our assets and liabilities are subject to reevaluation and change without notice.

      The forward-looking statements in this prospectus supplement and the accompanying prospectus are based on our management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. These factors include, without limitation:

•	our limited operating history with respect to our portfolio strategy;

•	the ability of our management to change or modify our portfolio strategy without advance notice to stockholders which may cause us to suffer losses;

•	our need for a significant amount of cash to operate our business;

•	risks associated with the use of leverage;

•	failure to maintain our status as a REIT;

•	changes in federal and state tax laws affecting REITs;

•	repayment speeds within the mortgage-backed securities market;

•	changes in federal and state regulation of mortgage banking;

•	disruptions in the market for repurchase facilities;

•	failure to match the interest rates on our borrowings with the interest rates on the mortgage-backed securities we hold;

•	the overall environment for interest rates and their subsequent effect on our business;

•	dividends declared by us that are not as high as expected;

•	risks associated with equity investments and the general volatility of the capital markets and the market price of our common stock;

•	competition for business and personnel;

•	our ability to identify and complete acquisitions and successfully integrate the businesses we acquire;

•	general economic, political, market, financial or legal conditions; and

•	the other factors referenced in this prospectus supplement and the accompanying prospectus, including, without limitation, those under the “Risk Factors” section.

      In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement and the accompanying prospectus might not occur, and we qualify any and all of our forward-looking statements entirely by these cautionary factors. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement or the accompanying prospectus or as of the date of any document incorporated by reference in this prospectus supplement and the accompanying prospectus, as applicable. Such forward-looking statements are inherently uncertain, and you must recognize that actual results may differ from expectations. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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SUMMARY

      The following is a summary of selected information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus. Before making an investment decision, you should read this summary together with the more detailed information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the “Risk Factors” sections beginning on page S-13 of this prospectus supplement and page 7 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus, the section entitled “Certain U.S. Federal Income Tax Considerations” beginning on page S-35 of this prospectus supplement and the consolidated financial statements and the notes to these consolidated financial statements appearing in the documents incorporated by reference. Unless otherwise indicated, the information contained in this prospectus supplement assumes that the underwriters will not exercise their option to purchase up to 450,000 additional shares of Series B Preferred Stock to cover over-allotments, if any.

      In this prospectus supplement, unless the context indicates otherwise, references to the “Company,” “we,” “our” and “us” refer to the activities and the assets and liabilities of American Home Mortgage Investment Corp., including our subsidiaries, American Home Mortgage Holdings, Inc., a Delaware corporation, which is sometimes referred to in this prospectus supplement as AHM Holdings, American Home Mortgage Corp., a New York corporation, American Home Mortgage Servicing, Inc. (formerly known as Columbia National, Incorporated), a Maryland corporation, and American Home Mortgage Acceptance, Inc., a Maryland corporation. References in this prospectus supplement to “AHM Investment” refer solely to American Home Mortgage Investment Corp. AHM Investment was formed in order to combine the businesses of AHM Holdings and Apex Mortgage Capital, Inc., which is sometimes referred to in this prospectus supplement as Apex, and to reorganize those businesses into a real estate investment trust, or REIT, with a taxable mortgage origination subsidiary. The business combination of AHM Holdings and Apex was completed on December 3, 2003. The historical financial information presented in this prospectus supplement generally reflects the financial results of AHM Holdings prior to the formation of AHM Investment and the merger with Apex. See “— Our Company — Company History” on page S-5 of this prospectus supplement.

Our Company

      We are in the business of investing in mortgage-backed securities resulting from the securitization of primarily prime-quality, residential mortgage loans that we originate and service. Self-originating the loans underlying our securities allows us to invest in those securities at a lower cost than acquiring similar assets in the capital markets, and therefore is expected to enhance the return we earn on those securities. Our business strategy is to securitize most of the adjustable-rate mortgage, or ARM, loans that we originate, to hold a portion of the securities resulting from these securitizations, to service those loans underlying our securities and to sell the fixed-rate mortgage loans that we originate. Generally, loans we originate are high-credit-quality, prime loans that are either eligible for sale to Fannie Mae or Freddie Mac, or are jumbo loans for borrowers with high FICO credit scores, typically 680 or above. We have elected in our tax return for the year ended December 31, 2003 to be treated as a REIT, and we expect to qualify as a REIT for federal income tax purposes from our date of incorporation. Consequently, the net interest income we earn on the securities we hold generally will not be subject to federal income tax to the extent we distribute those earnings to stockholders.

      We originate loans through our mortgage banking operation, which originated approximately $21.7 billion in aggregate principal amount of loans in 2003 and for the third quarter of 2004 was ranked as the nation’s 21st largest residential mortgage lender according to National Mortgage News. We offer a broad array of home mortgage products through an extensive nationwide network of retail loan production offices as well as through our wholesale and Internet mortgage lending operations. We currently operate more than 300 loan production offices in 40 states and make loans throughout all 50 states. Our mortgage banking operation also services the loans underlying the securities we create as well as certain of the loans we sell to third-party purchasers. The aggregate principal amount of loans we serviced was approximately $13.6 billion as of September 30, 2004.

      We seek to generate attractive, long-term investment returns from the mortgage-backed securities that we hold. We believe that our return is enhanced as the result of our ability to self-originate the mortgage loans underlying these securities, which results in a lower acquisition cost of the securities, and not from anticipating market forces, such as the direction of interest rates. We seek to limit our exposure to fluctuating interest rates by attempting to match the duration of our liabilities and hedges with the duration of our mortgage-backed securities holdings. We also seek to reduce risk by holding primarily securities backed by ARM loans with investment characteristics that are less sensitive to changes in interest rates and that are easier to match-fund than fixed-rate loans.

      We hold our mortgage-backed securities directly or in our qualified REIT subsidiary, or QRS, while part of our origination business and all of our servicing business are housed in our taxable REIT subsidiaries, or TRSs. The net interest income that we earn on our mortgage-backed securities that are held through our QRS generally will constitute REIT taxable income, and we are required by federal tax laws to distribute at least 90% of such REIT taxable income to our stockholders. We generally will not be subject to federal income tax on such income to the extent that such income is distributed. By contrast, income that we earn on activities we conduct in our TRSs, including sourcing, selling and servicing mortgage loans, will be subject to federal and state corporate income tax. We may retain any after-tax income generated by our TRSs, and, as a result, may increase our consolidated equity capital and thereby grow our business through retained earnings. We may, however, dividend all or a portion of our after-tax TRS earnings to our stockholders, subject to REIT qualifying limitations. See “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

Mortgage-Backed Securities Holdings

      Our current portfolio strategy, which is subject to change at any time without advance notice to our stockholders and which we expect may change from time to time, is to use our equity capital and borrowed funds to invest in mortgage-backed securities resulting from the securitization of loans we originate, thereby producing net interest income. Accordingly, we expect net interest income from our securities to be the largest component of our earnings in the future. We believe that the cost advantage we obtain from self-originating loans and holding such loans in securitized form in the REIT or our QRS is primarily the result of two economic factors. First, through self-origination, we avoid the intermediation costs associated with purchasing mortgage assets in the capital markets. Second, the REIT or our QRS is able to acquire loan applications from our TRSs, rather than purchase closed loans, at a price substantially less than the purchase price of a closed loan. We expect that our strategy and the use of borrowings to leverage the mortgage-backed securities we hold will produce an attractive return for our stockholders. As of September 30, 2004, we held approximately $7.3 billion of mortgage-backed securities and $398.7 million of mortgage loans awaiting securitization, substantially all of which were backed by or were ARM loans. Of these mortgage-backed securities, approximately 41% were backed by loans we originated and approximately 59% were mortgage-backed securities purchased in the capital markets. During the remainder of 2004 and throughout 2005, we expect the percentage of securities we hold that are backed by self-originated loans to increase until this type of security constitutes substantially all of our portfolio.

      We seek to avoid many of the risks typically associated with companies that purchase mortgage-backed securities in the capital markets. For example, we attempt to closely match the duration of our liabilities and hedges with the duration of our mortgage-backed securities holdings. We also structure our liabilities to mitigate potential negative effects of changes in the relationship between short-term and longer-term interest rates. A substantial portion of the securities we hold are either obligations of Fannie Mae or Freddie Mac or are rated AAA by Standard & Poor’s. Finally, substantially all of our securities are backed by ARM loans. Because we are focused on holding ARM loans rather than fixed-rate loans, we believe we will be less adversely affected by prepayments due to falling interest rates or a reduction in our net interest income due to rising interest rates.

      We generally borrow a substantial portion of the funds required to invest in our mortgage-backed securities, and will seek to maintain an overall debt-to-equity ratio ranging from 10:1 to 12:1. The liabilities we use to fund our portfolio of mortgage-backed securities are primarily repurchase agreements with maturities ranging from one to twelve months. We use interest rate swaps to extend the duration of our liabilities to attempt to match the duration of our assets. We use repurchase agreements with laddered maturities to reduce the risk of a disruption in the repurchase market. We also believe we are less susceptible to a disruption in the repurchase market because we hold primarily Fannie Mae and Freddie Mac securities and securities rated AAA by Standard & Poor’s, which have typically been eligible for repurchase market financing even when repurchase financing was not available for other classes of mortgage assets.

      Under our current business strategy, we expect to maximize the operational and tax benefits provided by our REIT structure. Our TRSs accept and process loan applications. Loan applications that meet the requirements of the REIT, which typically consist of ARMs and hybrid ARMs, are then sold by our TRSs to our QRS, while loans that do not meet these requirements are closed and sold to third-party purchasers. The associated servicing rights of all loans originated by our QRS are retained by our TRSs. We generate net interest income from our portfolio of mortgage loans and mortgage-backed securities, which is the difference between (i) the interest income we receive from mortgage loans and mortgage-backed securities we hold and (ii) the interest we pay, plus certain administrative costs.

Origination Business

      Our loan origination business originates primarily first mortgages on one-to-four family dwellings through our retail and wholesale loan origination channels, each of which accounted for approximately half of our total loan originations during the third quarter of 2004. We seek to utilize a combination of skilled loan officers, state of the art technology, a broad and fairly priced product line and a high level of customer service to successfully compete in the marketplace. Once a consumer applies for a loan, our mortgage banking operation processes and underwrites the consumer’s application and we fund the consumer’s loan by drawing on a warehouse line of credit. The loan is then typically either securitized and the resulting securities held by us as a long-term investment or sold by us for a profit.

      Our loan origination business has rapidly grown its market share and scale. The aggregate principal amount of our total loan originations has grown from $12.2 billion in 2002 to $21.7 billion in 2003. We believe our growth has made our mortgage banking operation more profitable and more effective at serving our customers. Specifically, growth in originations has lowered the per-loan cost of our centralized support operations and, consequently, our overall per-loan cost of origination. Our growth has also given us a relatively large presence in the secondary mortgage market, and, as a result, has improved our ability to execute loan sales to third-party purchasers. In addition, our size has enabled us to negotiate better terms with warehouse lenders and credit enhancers such as Fannie Mae and Freddie Mac. Finally, our size has made it possible for us to profitably enter businesses ancillary to mortgage lending, such as mortgage reinsurance, title brokerage and vendor management.

      We currently conduct lending through more than 300 loan production offices located in 40 states across the United States, through mortgage brokers and through our Internet call center, which serves customers located in all 50 states. In the third quarter of 2004, our retail activities, which are conducted through our community loan production offices and Internet call center, accounted for approximately 51% of our loan originations, while mortgage brokers accounted for approximately 49% of our originations. We offer a broad array of mortgage products, but primarily make high-credit-quality loans; more than 54% of our originations are eligible for Fannie Mae, Freddie Mac or Ginnie Mae programs, while most of the balance of our loans consists of jumbo loans for borrowers with high FICO credit scores, typically 680 or above. In the third quarter of 2004, approximately 56% of our loan originations carried adjustable interest rates or hybrid interest rates, while approximately 44% carried fixed interest rates.

      AHM Holdings has grown its loan origination franchise substantially since becoming a public company in October of 1999. In 2003, the aggregate principal amount of our loan originations was approximately $21.7 billion, compared to $12.2 billion in 2002, $7.8 billion in 2001 and $3.0 billion in 2000. Our growth has resulted principally from growing our network of loan production offices by acquisitions and internally growing loan production offices so acquired. We have increased our number of loan production offices by acquiring small to mid-sized mortgage businesses. AHM Holdings has completed seven such acquisitions since December of 1999. In each acquisition, we have generally retained and grown the acquired company’s loan production offices while substantially eliminating their centralized support operations and associated costs. These acquisitions have significantly increased our origination capability. Our strategy is to continue to opportunistically seek acquisitions to grow our loan origination business.

      Growth in AHM Holdings’ business with mortgage brokers has resulted from adding additional branches and account executives in our mortgage broker channel and increasing the depth of our mortgage broker support capabilities.

Servicing Business

      Our servicing business services the loans that back our portfolio of self-originated mortgage-backed securities. It also services loans owned by others, which are typically loans that we or our predecessors originated and sold. As of September 30, 2004, our TRSs serviced approximately 87,704 loans with an aggregate principal amount of approximately $13.6 billion. The average annual servicing fee on our servicing portfolio as of September 30, 2004 was 0.354% of the principal amount of each loan we service for others. Our servicing business collects mortgage payments, administers tax and insurance escrows, seeks to mitigate losses on defaulted loans and responds to borrower inquiries. Our servicing capabilities have received the “Select Servicer” rating from Standard & Poor’s.

      We expect our servicing business to grow as we increase our portfolio of self-originated mortgage-backed securities. Our servicing business enables us to retain an ongoing business relationship with our borrowers, which we believe makes it more likely that we will earn those borrowers’ business when they need a new loan or wish to refinance an existing loan. We believe that our servicing capability also enables us to sell loans to Fannie Mae, Freddie Mac and Ginnie Mae on more advantageous terms than if we did not service our originations.

Competitive Advantages

      We believe that we have several competitive advantages compared to other mortgage REITs. These competitive advantages include the following:

•	We believe that our net origination costs through self-origination typically have been lower than the price at which traditional mortgage REITs purchase similar mortgage loans on the open market. We believe that this lower cost allows us to earn a higher yield than mortgage REITs that primarily purchase assets in the capital markets.

•	Because we believe we can earn a higher yield than mortgage REITs that primarily purchase their assets in the capital markets, we can afford to sacrifice a portion of this yield to reduce (i) our interest rate risk, by limiting our portfolio to ARMs and attempting to match-fund our liabilities and hedges with our assets and (ii) our credit risk, by focusing on highly rated assets.

•	We believe that we have a competitive advantage over other mortgage REITs that self-originate mortgage-backed securities because we typically originate a larger volume of loans than those companies and, consequently, can select the types of loans we would like to retain as long-term assets — specifically, high-credit-quality ARM loans.

      We believe that other competitive advantages of our mortgage banking business include the following:

•	We expect that the net interest income generated by our portfolio of mortgage-backed securities will become the most substantial component of our revenue, thereby reducing the volatility generally experienced by mortgage banking companies that sell all or a majority of their loan products and do not maintain a portfolio of mortgage-backed securities.

•	Our origination and servicing businesses are countercyclical. During periods of falling interest rates, the results of originations are expected to be strong, while our servicing business is expected to experience losses. Conversely, during periods of rising interest rates, the results from originations are expected to diminish, while net income from servicing is expected to increase. Despite this counterbalancing effect of our servicing business, during a period of rising interest rates, we expect the impact of the rising interest rates to reduce the profitability of our business, since we do not expect the diminished results of originations to be fully offset by increases in net income from our servicing business.

•	We have the scale and skills that support a robust set of capabilities in the areas of sales support and marketing, technology, product development and training. These capabilities enhance the effectiveness of our loan officers and account executives in the marketplace and enable us to better serve our customers.

•	We offer our customers a broad array of products through our substantial retail branch network, wholesale mortgage broker network and Internet presence. We believe reaching customers through multiple channels with balanced and multi-faceted products enhances the stability of our origination business and reduces its vulnerability to changes in the mortgage market. Our retail channel allows us to maintain a direct relationship with our customers that we believe fosters customer loyalty for future business.

•	As a result of our loan servicing business, we maintain a relationship with a large number of our customers and, consequently, are more likely to earn those customers’ business when they need a new loan or when they wish to refinance existing loans. In addition, through our loan servicing business, we are able to maintain control over our collection and default mitigation processes and better manage the credit performance of borrowers.

Company History

      AHM Investment was incorporated in July 2003 under the laws of the State of Maryland. AHM Investment was formed in order to combine the net assets of Apex with the mortgage origination and servicing businesses of AHM Holdings. In December 2003, AHM Investment became the parent company of AHM Holdings through an internal reorganization and acquired Apex by merger. In connection with these transactions, our common stock was exchanged for the outstanding shares of common stock of AHM Holdings and Apex. Our strategy in combining the net assets of Apex with the origination and servicing businesses of AHM Holdings was to realize the benefits of holding a portfolio of self-originated mortgage-backed securities as well as certain other competitive advantages, described above.

      Prior to our conversion into a REIT, our business strategy was to sell substantially all of the loans that we originated, and the largest component of our net income was generated by the gain on sale of such loans. Our historical financial results prior to 2004 reflect this discontinued strategy of selling virtually all of the loans that we originated. Since our REIT conversion, our business strategy is to hold a portion of the mortgage-backed securities resulting from the securitization of ARM loans we originate, and, consequently, we believe that the largest component of our net income in the future will be net interest income generated by our holdings. While we expect that holding our originations in securitized form will be beneficial to our financial results, we cannot assure you that our new business strategy will be successful.

Ratio Information

      The ratio of earnings to fixed charges for the fiscal years ended December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003 was 1.95, 1.48, 2.07, 2.95 and 2.84, respectively. The ratio of earnings to combined fixed charges and preferred stock dividends for the nine months ended September 30, 2004 was 1.50. See “Ratio Information” in this prospectus supplement.

Recent Developments

      On September 8, 2004, we declared a third quarter 2004 common stock dividend of $0.61 per share payable to common stockholders of record on October 5, 2004. This dividend was paid on October 21, 2004.

      On September 8, 2004, we also declared a dividend on our Series A Preferred Stock of $0.76663 per share which included $0.15724 per share for the period from July 8, 2004 to July 31, 2004, and $0.60939 per share for the regular quarterly period from August 1, 2004 to October 31, 2004, both payable to holders of record of Series A Preferred Stock on October 5, 2004. This dividend was paid on November 1, 2004.

General Information

      Our executive offices are located at 520 Broadhollow Road, Melville, New York 11747, and our telephone number is (516) 949-3900. Our website is http://www.americanhm.com. Unless specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, information contained on our website is not, and should not be interpreted to be, part of this prospectus supplement or the accompanying prospectus.

The Offering

      The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series B Preferred Stock, see “Description of Series B Preferred Stock” in this prospectus supplement. Except for the annual dividend rate, date of optional redemption and date that dividends begin accumulating, the terms of our Series B Preferred Stock are substantially the same as the terms of our outstanding Series A Preferred Stock.

Series B Preferred Stock offered	3,000,000 shares of 9.25% Series B Cumulative Redeemable Preferred Stock (or 3,450,000 shares if the underwriters exercise their over-allotment option in full).

Price per share	$25.00.

Liquidation preference	If we liquidate, dissolve or wind up, holders of the Series B Preferred Stock will have the right to receive $25.00 per share, plus all accumulated and unpaid dividends (whether or not declared) to the date of payment, before any payments are made to the holders of our common stock or to the holders of equity securities the terms of which provide that such equity securities will rank junior to the Series B Preferred Stock. The rights of holders of Series B Preferred Stock to receive their liquidation preference also will be subject to the proportionate rights of any other class or series of our capital stock ranking on a parity with the Series B Preferred Stock as to liquidation, including our Series A Preferred Stock.

Dividends	Holders of the Series B Preferred Stock will be entitled to receive, when, as and if declared by our Board of Directors, cumulative cash dividends on the Series B Preferred Stock at an annual rate of 9.25% of the $25.00 liquidation preference (equivalent to $2.3125 per year per share of Series B Preferred Stock). To the extent declared by our Board of Directors, dividends will be payable quarterly in arrears on the last calendar day of each January, April, July and October or, if such day is not a business day, the next succeeding business day. Dividends on the Series B Preferred Stock will be cumulative from and including the date of original issuance, which is expected to be December 15, 2004. The first dividend is expected to be paid on January 31, 2005. Each share of Series B Preferred Stock issued and outstanding on the record date for the first dividend payment on the Series B Preferred Stock following the initial issuance of shares of Series B Preferred Stock, which is expected to be on December 15, 2004, shall accumulate dividends from the earliest date on which any shares of the Series B Preferred Stock were issued and shall receive the same dividend payment regardless of the date on which such share was actually issued.

Dividends on the Series B Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by our Board of Directors.

Maturity	The Series B Preferred Stock has no stated maturity date and we are not required to redeem the Series B Preferred Stock. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely, unless we decide to redeem it or it is otherwise cancelled or exchanged.

Optional redemption	We may not redeem the Series B Preferred Stock prior to December 15, 2009, except in limited circumstances to enforce the limitations on ownership necessary to preserve our tax qualification as a REIT as described in this prospectus supplement and the accompanying prospectus. On or after December 15, 2009, we may, at our option, redeem the Series B Preferred Stock, in whole or part, at any time and from time to time, for cash at a price of $25.00 per share, plus accumulated and unpaid dividends (whether or not declared), if any, to the date of redemption. Any partial redemption generally will be on a pro rata basis. We are not required to set aside funds to redeem the Series B Preferred Stock.

No conversion	The Series B Preferred Stock is not convertible into any of our property or other securities.

Form	The Series B Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company except under limited circumstances.

Ranking	The Series B Preferred Stock will, with respect to dividend rights, redemption rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, rank:

(i) senior to our common stock and to all equity securities the terms of which provide that such equity securities will rank junior to the Series B Preferred Stock;

(ii) junior to all equity securities the terms of which provide that such equity securities will rank senior to the Series B Preferred Stock, and to all of our existing and future debt, including, prior to conversion of such debt, any debt convertible into our equity securities; and

(iii) on a parity with all equity securities issued by us (including our Series A Preferred Stock) other than those referred to in (i) and (ii) above.

Limited voting rights	Holders of Series B Preferred Stock will generally have no voting rights. However, if we are in arrears on dividends on the Series B Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of the Series B Preferred Stock (voting separately as a class with all other classes or series of our equity securities upon which like voting rights have been conferred or are exercisable, including the Series A Preferred Stock) will be entitled to vote to elect two additional directors to serve on our Board of Directors, until all dividends accumulated for all past dividend periods with respect to the Series B Preferred Stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment of such dividends set aside for payment. In addition, we will not be permitted under the terms of the Series B Preferred Stock to create a class or series of capital stock ranking senior to the Series B Preferred Stock, and we may not make certain material adverse changes to the terms of the Series B Preferred Stock, in each case without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock. See “Description of Series B Preferred Stock — Voting Rights” in this prospectus supplement.

Absence of a trading market	The Series B Preferred Stock is a new issue of securities with no established trading market. Accordingly, we cannot provide any assurance as to the development or liquidity of any market for the Series B Preferred Stock. See “Underwriting” in this prospectus supplement.

Listing	We have applied to list the Series B Preferred Stock on the NYSE under the symbol “AHM PrB.” We expect that trading of the Series B Preferred Stock, if any, will commence within 30 days after the initial delivery of the Series B Preferred Stock or as soon as practicable thereafter.

Restrictions on ownership	In order to ensure that we continue to qualify as a REIT for federal income tax purposes, we must meet certain requirements concerning the ownership of our outstanding shares of capital stock. Specifically, our charter provides that, subject to certain exceptions, no person shall own more than 6.5% of either the total number or the value of the total number of outstanding shares of our (i) common stock or (ii) common stock together with preferred stock of any class or series. Additionally, the articles supplementary creating the Series B Preferred Stock provide that, subject to certain exceptions, no person shall own more than 9.8% of either the total number or the value of the total number of outstanding shares of the Series B Preferred Stock. See “Description of Series B Preferred Stock — Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of Capital Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus. Ownership of our Series A Preferred Stock is similarly restricted.

Use of proceeds	We intend to use the net proceeds of the offering, which are estimated to be $72.3 million, for general corporate purposes, including investing in mortgage-backed securities. We may also temporarily invest funds that are not immediately needed for these purposes in other short-term marketable securities or use them to make payments on our borrowings. Net proceeds are what we expect to receive after paying underwriting discounts and estimated offering expenses. See “Use of Proceeds” in this prospectus supplement for more information.

Settlement date	We expect that the shares of Series B Preferred Stock will be ready for delivery to purchasers on or about December 15, 2004.

Risk factors	Investing in our Series B Preferred Stock involves a number of risks, some of which are described under “Risk Factors” beginning on page S-13 of this prospectus supplement and page 7 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus, under the section entitled “Certain U.S. Federal Income Tax Considerations” beginning on page S-35 of this prospectus supplement.

Summary Selected Financial Data

      The following selected consolidated financial data as of and for each of the years in the four-year period ended December 31, 2002 is derived from the audited consolidated financial statements of AHM Holdings included in its applicable Annual Report on Form 10-K. The following selected consolidated financial data as of and for the year ended December 31, 2003 is derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003. The following selected consolidated financial data as of and for the nine months ended September 30, 2003 and 2004 is derived from the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring adjustments, which we consider necessary for a fair presentation of our financial position and results of operations for these periods. You should not assume that the interim results below indicate results that we will achieve in the future or that our results for the nine months ended September 30, 2004 are indicative of our results for the remainder of 2004. The operating data below is derived from unaudited financial information that we have compiled.

      The selected information set forth below should be read in conjunction with our consolidated financial statements and related notes, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” for the year ended December 31, 2003, incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2003, and for the nine months ended September 30, 2004, incorporated by reference in this prospectus supplement from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

											As of and for the
											Nine Months
	As of and for the Years Ended December 31,										Ended September 30,

	1999		2000		2001		2002		2003		2003		2004

	(in thousands, except per share data, ratios and interest rates)
Statement of Income Data:
Gain on sales of loans and mortgage-backed securities	$21,957		$52,731		$118,554		$216,595		$382,236		$323,070		$217,446
Net interest income	1,704		3,271		9,098		23,671		45,148		37,327		65,751
Net loan servicing fees (loss)	—		—		—		(11,592)		(2,482)		(20,063)		(4,134)
Total revenues(1)	24,862		58,280		128,053		232,821		432,131		345,926		284,616
Total non-interest expenses	19,525		48,114		87,466		164,368		309,147		241,038		213,298
Income before income tax (benefit) expense	5,302		9,658		41,701		67,560		122,017		104,888		71,318
Income tax (benefit) expense	1,441		4,267		16,253		28,075		48,223		43,004		(26,330)
Net income available to common shareholders	3,861		5,391		25,448		39,485		73,794		61,884		96,000
Per share data:
Basic earnings per share	$0.69		$0.63		$2.45		$2.72		$4.16		$3.64		$2.61
Diluted earnings per share	0.69		0.63		2.34		2.65		4.07		3.57		2.58
Dividends declared per share	—		—		0.12		0.15		0.91		0.36		1.77
Weighted average number of shares outstanding:
Basic	5,595		8,580		10,374		14,509		17,727		17,003		36,737
Diluted	5,603		8,580		10,883		14,891		18,113		17,358		37,198
Balance Sheet Data (end of period):
Cash and cash equivalents	$3,414		$6,005		$26,393		$24,416		$53,148		$49,583		$186,480
Mortgage-backed securities	—		—		—		—		1,763,628		—		7,331,888
Mortgage loans held for sale, net	65,115		143,967		419,351		831,981		1,223,827		1,667,486		1,131,661
Mortgage servicing rights, net	34		37		46		109,023		117,784		103,021		160,435
Total assets	85,884		183,532		501,125		1,119,050		3,402,390		2,017,652		9,076,995
Warehouse lines of credit	56,805		130,484		351,454		728,466		1,121,760		1,530,110		547,584
Reverse repurchase agreements	—		—		—		—		1,344,327		—		6,899,024
Total liabilities	67,861		156,339		421,931		954,430		3,003,911		1,791,105		8,286,003
Total stockholders’ equity	18,000		26,612		78,617		164,096		397,970		226,547		790,992
Ratios:
Return on average equity(2)	32.20%		24.66%		54.15%		32.52%		34.11%		42.10%		19.25%
Debt to equity ratio(3)	3.45	x	5.37	x	4.96	x	5.11	x	6.51	x	7.24	x	10.22	x
Operating Data:
Loan originations	$1,348,000		$3,043,000		$7,766,000		$12,196,000		$21,705,250		$17,559,833		$16,325,007
Retail	1,166,000		2,749,000		6,495,000		10,329,000		16,386,791		14,071,858		7,782,314
Wholesale	182,000		294,000		1,271,000		1,867,000		5,318,459		3,487,975		8,542,693
Loans sold to third parties	1,330,000		2,967,000		7,497,000		12,331,000		20,758,110		16,767,000		10,742,870
Loan servicing portfolio — loans sold or securitized	7,400		7,900		23,951		8,541,723		8,272,294		7,785,171		12,539,467
Loans securitized and held	—		—		—		—		586,573		—		2,628,533
Gross interest rate on mortgage- backed securities(4)	—		—		—		—		4.0%		—		3.5%

(1)	Total revenues consists of net interest income and non-interest income.

(2)	This measure is calculated by dividing net income available to common shareholders by the average stockholders’ equity outstanding during the year expressed as a percentage.

(3)	This ratio is calculated by dividing debt, which is comprised of reverse repurchase agreements, warehouse lines of credit, commercial paper and other borrowings, by stockholders’ equity.

(4)	This rate does not reflect yield to maturity.

Results of Operations — Overview

      Net income available to common shareholders for the nine months ended September 30, 2004, was $96.0 million, compared to $61.9 million for the nine months ended September 30, 2003, an increase of $34.1 million, or 55.1%. This increase was the result of a $69.4 million decrease in income tax expense, a $28.4 million increase in net interest income and a $27.7 million decrease in non-interest expense, partly offset by an $89.7 million decrease in non-interest income and a $1.7 million increase in dividends on preferred stock. The $89.7 million decrease in non-interest income consists of a $225.0 million decrease in gain on sales of mortgage loans, partly offset by a $119.4 million increase in realized and unrealized gain on mortgage-backed securities and derivatives and a $15.9 million increase in net loan servicing fees in the nine months ended September 30, 2004 versus the nine months ended September 30, 2003. For additional information regarding our results of operations for the nine months ended September 30, 2003 and 2004, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the nine months ended September 30, 2004, incorporated by reference in this prospectus supplement from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

      Net income for the year ended December 31, 2003 was $73.8 million, compared to $39.5 million for the year ended December 31, 2002, an increase of $34.3 million, or 86.8%. This increase was the result of a $177.8 million increase in non-interest income, a $21.5 million increase in net interest income, partly offset by a $144.9 million increase in non-interest expense and a $20.1 million increase in income tax expense. For additional information regarding our results of operations for the years ended December 31, 2002 and 2003, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the year ended December 31, 2003, incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2003.

RISK FACTORS

      The Series B Preferred Stock offered by this prospectus supplement is subject to substantial risks, some of which are described below, under the “Risk Factors” sections beginning on page 7 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus and under “Certain U.S. Federal Income Tax Considerations” beginning on page S-35 of this prospectus supplement. The risk factors listed below are in addition to the risk factors described elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. You should carefully read this section, the “Risk Factors” sections beginning on page 7 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement or in the accompanying prospectus and the “Certain U.S. Federal Income Tax Considerations” section beginning on page S-35 of this prospectus supplement before purchasing shares of Series B Preferred Stock in this offering. Our business, financial condition or results of operations could be harmed by any of these risks. Similarly, these risks could cause the market price of our Series B Preferred Stock to decline and you might lose all or part of your investment. Our forward-looking statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus are subject to the following risks and uncertainties. The risks described below, elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus are not the only ones facing us, and additional risks not presently known to us or that we currently deem immaterial might also impair our business operations.

Risks Relating to Our Business

We have a limited operating history with respect to our portfolio strategy, which limits your ability to evaluate a key component of our business strategy and our growth prospects and increases your investment risk; we are dependent on the securitization markets.

      Historically, our business has consisted primarily of the origination and sale of mortgage loans. We currently intend to retain a substantial portion of the loans that we originate on a long-term basis, in the form of mortgage-backed securities secured by these loans. Under our current business strategy, we must securitize a portion of the loans we originate to produce mortgage-backed securities. Our ability to complete securitizations will depend upon a number of factors, including conditions in the securities markets generally and conditions in the mortgage-backed securities market. A disruption in the securitization market or a change in the market’s demand for our securities may have a material adverse effect on our results of operations, financial condition and business prospects. In addition, poor performance of our previously securitized loans could limit our ability to access the securitization market. If we are unable to securitize our loans efficiently, then our revenues for the duration of our investment in those loans would decline, which would lower our earnings for the time the loans remain in our portfolio. We cannot assure you that we will be able to complete loan securitizations on favorable terms, or at all.

Our business requires a significant amount of cash, and if it is not available, our business and financial performance will be significantly harmed.

      We require substantial cash to fund our loan originations, to pay our loan origination expenses, to hold our loans pending securitization or sale and to fund our portfolio of mortgage-backed securities. We also need cash to meet our working capital, minimum REIT dividend distribution requirements and other needs. Cash could be required to meet margin calls under the terms of our borrowings in the event that there is a decline in the market value of our loans that collateralize our debt, the terms of our debt become less attractive or for other reasons.

      In addition, if our income as calculated for federal income tax purposes exceeds our cash flow from operations, we could be forced to borrow or raise capital on unfavorable terms in order to make the distributions to avoid federal income tax and maintain our REIT status.

      We expect that our primary sources of cash will consist of:

•	our repurchase facilities, warehouse lines of credit, mortgage servicing credit facilities and a commercial paper program;

•	the net interest income we earn on our mortgage-backed securities holdings;

•	the income we earn from originating and selling mortgage loans; and

•	the income we earn from servicing mortgage loans.

      Pending sale or securitization of a pool of mortgage loans, we will originate mortgage loans that we finance through borrowings from our warehouse lines of credit. It is possible that our warehouse lenders could experience changes in their ability to advance funds to us, independent of our performance or the performance of our loans. In addition, if the regulatory capital requirements imposed on our lenders change, our lenders may be required to increase significantly the cost of the lines of credit that they provide to us.

      As of September 30, 2004, we financed $547.6 million of loans through five warehouse lines of credit. Each of these facilities is cancelable by the lender for cause at any time. As of November 4, 2004, the aggregate balance outstanding under these facilities was approximately $1.3 billion. Four of these facilities are subject to periodic renewal and one has no expiration date. We cannot provide any assurances that we will be able to extend these existing facilities on favorable terms, or at all. If we are not able to renew any of these credit facilities or arrange for new financing on terms acceptable to us, or if we default on our covenants or are otherwise unable to access funds under any of these facilities, we may not be able to originate new loans or continue to fund our operations, which would have a material adverse effect on our business, financial condition, liquidity and results of operations.

      In connection with those loans we securitize other than through guaranteed performance swaps and similar transactions with Fannie Mae, Freddie Mac, Ginnie Mae and the Federal Home Loan Banks, we plan to provide credit enhancement for a portion of the securities that we sell, called “senior securities,” to improve the price at which we sell them. Our current expectation is that this credit enhancement for the senior securities will be primarily in the form of either designating another portion of the securities we issue as “subordinate securities” (on which the credit risk from the loans is concentrated), paying for financial guaranty insurance policies for the loans, or both. If we use financial guaranty insurance policies, and the expense of these insurance policies increases, the net interest income we receive will be reduced. While we plan to use credit enhancement features in the future, we cannot assure you that these features will be available at costs that would allow us to achieve the desired level of net interest income from the securitizations that we anticipate being able to achieve.

We may not be able to achieve our optimal leverage.

      We use leverage as a strategy to increase the return to our investors. However, we may not be able to achieve our desired leverage for various reasons, including, but not limited to, the following:

•	we determine that the leverage would expose us to excessive risk;

•	our lenders do not make funding available to us on acceptable terms; or

•	our lenders require that we provide additional collateral to cover our borrowings.

Our use of repurchase facilities to borrow funds may be limited or curtailed in the event of disruptions in the repurchase market.

      We will rely upon repurchase facilities in order to finance our portfolio of mortgage-backed securities. Our repurchase facilities are dependent on our counterparties’ ability to resell our obligations to third-party purchasers. There have been in the past, and in the future there may be, disruptions in the repurchase market. If there is a disruption of the repurchase market generally, or if one of our counterparties is itself unable to access the repurchase market, our access to this source of liquidity could be adversely affected.

Our use of repurchase agreements to borrow funds may give our lenders greater rights in the event that either we or a lender files for bankruptcy.

      Our borrowings under repurchase agreements may qualify for special treatment under the bankruptcy code, giving our lenders the ability to avoid the automatic stay provisions of the bankruptcy code and to take possession of and liquidate our collateral under the repurchase agreements without delay in the event that we file for bankruptcy. Furthermore, the special treatment of repurchase agreements under the bankruptcy code may make it difficult for us to recover our pledged assets in the event that a lender files for bankruptcy. Thus, the use of repurchase agreements exposes our pledged assets to risk in the event of a bankruptcy filing by either a lender or us.

Our efforts to match fund our mortgage-backed securities with our borrowings may not be effective to protect against losses due to movements in interest rates.

      The interest rates on our borrowings generally adjust more frequently than the interest rates on our ARM mortgage-backed securities. Accordingly, in a period of rising interest rates, we could experience a decrease in net income or a net loss because the interest rates on our borrowings adjust faster than the interest rates on our ARM mortgage-backed securities.

      Although we attempt to limit our exposure to changing interest rates by matching as closely as possible the duration of our liabilities and hedges with the duration of our mortgage loan holdings, our liabilities, hedges and assets could react differently than we expect in response to changes in interest rates, which would cause us to suffer significant losses. Matched funding is difficult, if not impossible, to achieve, and there can be no assurances that our efforts to match fund will protect us against losses.

Our credit facilities contain covenants that restrict our operations and any default under our credit facilities would have a material adverse effect on our financial condition.

      Our existing warehouse and repurchase facilities contain extensive restrictions and covenants and require us to maintain or satisfy specified financial ratios and tests, including maintenance of asset quality and portfolio performance tests. Failure to meet or satisfy any of these covenants, financial ratios or financial tests could result in an event of default under these agreements. These agreements are typically recourse loans that are secured by specific mortgage loans pledged under those agreements. The agreements also contain cross-default provisions, so that if an event of default occurs under any agreement, the lenders could elect to declare all amounts outstanding under all of our agreements to be immediately due and payable, enforce their interests against collateral pledged under the agreements and, in certain circumstances, restrict our ability to make additional borrowings.

      Our warehouse and repurchase facilities contain additional restrictions and covenants that may:

•	restrict the ability of our TRSs to make distributions to us;

•	restrict our ability to make certain investments or acquisitions; and

•	restrict our ability to engage in certain mergers or consolidations.

      These restrictions may interfere with our ability to obtain financing or to engage in other business activities, which may have a material adverse effect on our business, financial condition, liquidity and results of operations.

Our credit facilities are subject to margin calls based on the lender’s opinion of the value of our loan collateral. An unanticipated large margin call could harm our liquidity.

      The amount of financing we receive under our credit facilities depends in large part on the lender’s valuation of the mortgage loans that secure the financings. Each such facility provides the lender the right, under certain circumstances, to reevaluate the loan collateral that secures our outstanding borrowings at any time. In the event the lender determines that the value of the loan collateral has decreased, it has the right to initiate a margin call. A margin call would require us to provide the lender with additional collateral or to repay a portion of the outstanding borrowings. Any such margin call could harm our liquidity, results of operations, financial condition and business prospects.

If the prepayment rates for our mortgage loans are higher than expected, our results of operations may be significantly harmed.

      The rate and timing of unscheduled payments and collections of principal on our loans is impossible to predict accurately and will be affected by a variety of factors including, without limitation, the level of prevailing interest rates, the availability of lender credit and other economic, demographic, geographic, tax and legal factors. In general, however, if prevailing interest rates fall significantly below the interest rate on a loan, the borrower is more likely to prepay the then higher-rate loan than if prevailing rates remain at or above the interest rate on the loan. Unscheduled principal prepayments could adversely affect our results of operations to the extent we are unable to reinvest the funds we receive at an equivalent or higher yield rate, if at all. In addition, a large amount of prepayments, especially prepayments on loans with interest rates that are high relative to the rest of the asset pool, will likely decrease the net interest income we receive.

We may suffer credit losses with respect to, and be required to repurchase, loans that we originate and sell, regardless of credit enhancements that we purchase.

      Although we typically purchase credit enhancements from Fannie Mae and Freddie Mac with respect to the agency-eligible ARM loans that we originate and sell, we may nevertheless suffer credit losses with respect to these loans if we do not originate the loans correctly. We also may be required to repurchase the loans under these circumstances. In addition, we may suffer credit losses on non-agency eligible securities to the extent that they do not have, or have only limited, credit enhancements. Credit enhancements will not protect us from such credit losses or repurchase obligations.

Our ability to pay our dividends depends upon the availability of funds and our actual operating results. If funds are not available or our actual operating results are below our expectations, we may need to sell assets or borrow funds to pay these distributions.

      Dividends or distributions on shares of our common stock may reduce the funds of our company that are legally available for payment of future dividends on the Series B Preferred Stock. In addition, if we do not generate sufficient cash flow from ongoing operations (including principal payments and interest payments on our mortgage-backed securities) to fund our dividends, we may need to sell mortgage-backed securities or borrow funds by entering into repurchase agreements or otherwise borrowing funds under our lines of credit to pay the distributions. If we were to borrow funds on a regular basis to make distributions in excess of operating cash flow, it is likely that our operating results and our stock price would be adversely affected.

Our Board of Directors or management may change our operating policies and strategies without prior notice or stockholder approval and such changes could harm our business and results of operations and the value of our stock.

      Our Board of Directors and, in certain cases, our management, have the authority to modify or waive our current operating policies and our strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our stock and it is possible that the effects might be adverse.

We depend upon distributions from our operating subsidiaries to fund our operations and may, as a result, be subordinate to the rights of their existing and future creditors.

      We conduct substantially all of our operations through our subsidiaries. Without independent means of generating operating revenue, we depend on distributions and other payments from the subsidiaries to make distributions to our stockholders. Our subsidiaries must first satisfy their cash needs, which may include salaries of our executive officers, insurance, professional fees and service of indebtedness that may be outstanding at various times before making distributions. Financial covenants under future credit agreements, or provisions of the laws of Maryland, where we and our QRS are organized, or Delaware or New York, where our other operating subsidiaries are organized, may limit our subsidiaries’ ability to make sufficient dividend, distribution or other payments to permit us to make distributions to stockholders. By virtue of our holding company status, our Series B Preferred Stock is structurally junior in right of payment to all existing and future liabilities of our subsidiaries. The inability of our operating subsidiaries to make distributions to us could have a material adverse effect on our results of operations, financial condition and business.

As a mortgage lender we must comply with numerous licensing requirements, and our inability to remain in compliance with such requirements could adversely affect our operations and our reputation generally.

      Like other mortgage companies, we must comply with the applicable licensing and other regulatory requirements of each jurisdiction in which we are authorized to lend. These requirements are quite complex and vary from jurisdiction to jurisdiction. We monitor and regularly review our compliance with such requirements. From time to time we are subject to examination by regulators, and if it is determined that we are not in compliance with the applicable requirements, we may be fined, and our license to lend in one or more jurisdictions may be suspended or revoked. We have in the past violated, and we may in the future violate, certain aspects of the licensing requirements in some jurisdictions. Although the past violations of which we are aware have not had a material adverse effect on our business, operations or reputation, we cannot assure you that future or past violations of which we are not aware will not have such an effect.

The conduct of the independent brokers through whom we originate our wholesale loans could subject us to fines or other penalties.

      The mortgage brokers through whom we originate wholesale loans have parallel and separate legal obligations to which they are subject. While these laws may not explicitly hold the originating lenders responsible for the legal violations of mortgage brokers, federal and state agencies increasingly have sought to impose such liability. Recently, for example, the United States Federal Trade Commission, or the FTC, entered into a settlement agreement with a mortgage lender where the FTC characterized a broker that had placed all of its loan production with a single lender as the “agent” of the lender; the FTC imposed a fine on the lender in part because, as “principal,” the lender was legally responsible for the mortgage broker’s unfair and deceptive acts and practices. The United States Department of Justice in the past has sought to hold mortgage lenders responsible for the pricing practices of mortgage brokers, alleging that the mortgage lender is directly responsible for the total fees and charges paid by the borrower under the Fair Housing Act even if the lender neither dictated what the mortgage broker could charge nor kept the money for its own account. We exercise little or no control over the activities of the independent mortgage brokers from whom we obtain our wholesale loans. Nevertheless, we may be subject to claims for fines or other penalties based upon the conduct of our independent mortgage brokers.

We depend on brokers for a substantial portion of our loan production.

      We depend, to a large extent, on brokers for our originations of mortgage loans. Our brokers are not contractually obligated to do business with us. Further, our competitors also have relationships with the same brokers and actively compete with us in our efforts to expand our broker networks. Accordingly, we cannot assure you that we will be successful in maintaining our existing relationships or expanding our broker networks. The failure to do so could negatively impact the volume and pricing of our loans, which could have a material adverse effect on our business, financial condition, liquidity and results of operations.

Complying with REIT requirements may limit our ability to hedge effectively.

      The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge mortgage-backed securities and related borrowings. Under these provisions, our annual income from qualified hedges, together with any other income not generated from qualified REIT real estate assets, must be less than 25% of our gross income and, through 2004, we must limit our aggregate qualified hedging income (together with aggregate income we receive from certain services) to less than 5% of our annual gross income. As a result, we might in the future be required to limit our use of advantageous hedging techniques. Unhedged positions could leave us exposed to greater risks associated with changes in interest rates than we would otherwise bear.

We may fail to qualify as a REIT and be subject to tax.

      If we are compelled to sell qualifying REIT assets, or we have insufficient cash flow to originate or purchase qualifying REIT assets, we may have insufficient qualifying REIT assets, in which case we may fail to qualify as a REIT. See “Certain U.S. Federal Income Tax Considerations — Failure to Qualify as a REIT” in this prospectus supplement.

      To qualify as a REIT, not more than 20% of the value of our total assets may be represented by the securities of one or more TRSs at the close of any calendar quarter, subject to certain “cure” periods. See “Certain U.S. Federal Income Tax Considerations — Requirements for Qualification as a REIT — Asset Tests.” We monitor the value of our investment in our TRSs in relation to our other assets to comply with the 20% asset test. There cannot be complete assurance that we will be successful in that effort. In certain cases, we may need to borrow from third parties to acquire additional qualifying REIT assets or increase the amount and frequency of dividends from our TRSs in order to comply with the 20% asset test. Moreover, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value. If the Internal Revenue Service determines that the value of our investment in our TRSs was more than 20% of the value of our total assets at the close of any calendar quarter, we could lose our REIT status.

      Our TRSs earn income from activities that are prohibited for REITs, and owe income taxes on the taxable income from these activities. For example, our TRSs earn income from loan origination and sales activities, as well as from other origination and servicing functions, which would generally not be qualifying income for purposes of the gross income tests applicable to REITs or might otherwise be subject to adverse tax liability if the income were generated by a REIT.

      We may, at some point in the future, borrow funds from one or more of our TRSs. Although any such intercompany borrowings will be structured so as to constitute indebtedness for all tax purposes, no assurance can be given that the Internal Revenue Service will not challenge such arrangements, in which case the borrowing may be characterized as a dividend distribution to us by our TRS. Any such characterization may cause us to fail one or more of the REIT requirements.

      Even if we continue to qualify as a REIT, we may nevertheless be subject to taxes (and possibly excise taxes) on undistributed income, net income from certain prohibited transactions (including certain transactions between us and our TRSs), and state and local taxes. Prohibited transactions could include transactions in which loans are sold by our QRS rather than by our TRSs. In addition, in the event that any transactions between us or our QRS and our TRSs are determined not to be on an arm’s-length basis, we could be subject to excise taxes on such transactions. We believe that all such transactions are conducted on an arm’s-length basis, but there can be no assurance that the Internal Revenue Service will not successfully contest the arm’s-length nature of such transactions or that we will otherwise be able to avoid application of excise taxes or other additional taxes. Any such taxes could affect our overall profitability and the amounts of distributions to our stockholders.

Our management has limited experience operating a REIT and we cannot assure you that our management’s past experience will be sufficient to successfully manage our business as a REIT.

      The requirements for qualifying as a REIT are highly technical and complex. We have limited experience as a REIT and our management has limited experience in complying with the income, asset and other limitations imposed by the REIT provisions of the Internal Revenue Code. The REIT provisions are complex and the failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or could force us to pay unexpected taxes and penalties. In such event, our net income would be substantially reduced, and we could incur a loss, which could materially harm our results of operation, financial condition and business prospects.

If warehouse lenders and securitization underwriters face exposure stemming from legal violations committed by the companies to whom they provide financing or underwriting services, this could increase our borrowing costs and harm the market for whole loans and mortgage-backed securities.

      In June 2003, a California jury found a warehouse lender and securitization underwriter liable in part for fraud on consumers committed by a lender to whom it provided financing and underwriting services. The jury found that the investment bank was aware of the fraud and substantially assisted the lender in perpetrating the fraud by providing financing and underwriting services that allowed the lender to continue to operate, and held the bank liable for 10% of the plaintiff’s damages. This is the first case we know of in which an investment bank was held partly responsible for violations committed by the bank’s mortgage lender customer. If other courts or regulators adopt this theory, investment banks may face increased litigation as they are named as defendants in lawsuits and regulatory actions against the mortgage companies with which they do business. Some investment banks may exit the business, charge more for warehouse lending or reduce the prices they pay for whole loans in order to build in the costs of this potential litigation. This could, in turn, harm our results of operations, financial condition and business prospects.

We are subject to losses due to fraudulent and negligent acts on the part of loan applicants, mortgage brokers, other vendors and our employees.

      When we originate mortgage loans, we rely heavily upon information supplied by third parties, including the information contained in the loan application, property appraisal, title information and employment and income documentation. If any of this information is intentionally or negligently misrepresented and such misrepresentation is not detected prior to loan funding, the value of the loan may be significantly lower than expected. Whether a misrepresentation is made by the loan applicant, the mortgage broker, another third party or one of our employees, we generally bear the risk of loss associated with the misrepresentation. A loan subject to a material misrepresentation is typically unsaleable or subject to repurchase if it is sold prior to detection of the misrepresentation, the persons and entities involved are often difficult to locate and it is often difficult to collect any monetary losses that we have suffered from the misrepresentation.

      We have controls and processes designed to help us identify misrepresented information in our loan origination operations. We cannot assure you, however, that we have detected or will detect all misrepresented information in our loan originations.

A material difference between the assumptions used in the determination of the value of our residual interests and our actual experience could harm our financial position.

      As of September 30, 2004, the value on our balance sheet of our residual interests from securitization transactions was $77.1 million. The value of these residuals is a function of the delinquency, loss, prepayment speed and discount rate assumptions we use. It is extremely difficult to validate the assumptions we use in valuing our residual interests. In the future, if our actual experience differs materially from these assumptions, our cash flow, financial condition, results of operations and business prospects could be harmed.

An interruption in or breach of our information systems may result in lost business.

      We rely heavily upon communications and information systems to conduct our business. Any failure or interruption or breach in security of our information systems or the third-party information systems on which we rely could cause underwriting or other delays and could result in fewer loan applications being received, slower processing of applications and reduced efficiency in loan servicing. We are required to comply with significant federal and state regulations with respect to the handling of customer information, and a failure, interruption or breach of our information systems could result in regulatory action and litigation against us. We cannot assure you that such failures or interruptions will not occur or if they do occur that they will be adequately addressed by us or the third parties on which we rely. The occurrence of any failures or interruptions could harm our results of operations, financial condition and business prospects.

Risks Relating to Our Series B Preferred Stock

The Series B Preferred Stock is a new issuance, does not have an established trading market and such a market may not develop, which may negatively affect the market value of the Series B Preferred Stock and your ability to transfer or sell your shares.

      The shares of Series B Preferred Stock are a new issue of securities with no established trading market. Since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We have applied to list the Series B Preferred Stock on the NYSE under the symbol “AHM PrB.” We expect that trading of the Series B Preferred Stock will commence, if at all, within 30 days after the initial delivery of the Series B Preferred Stock. However, an active trading market for the shares on the NYSE may not develop or, even if it develops, may not be sustained, in which case the trading price of the shares could be adversely affected and your ability to transfer your shares will be limited.

Numerous factors may affect the trading price of the Series B Preferred Stock.

      Even if an active trading market for the Series B Preferred Stock does develop on the NYSE, the shares may trade at prices higher or lower than their initial offering price. The trading price of our Series B Preferred Stock may depend on many factors, including:

•	prevailing interest rates;

•	the market for similar securities;

•	additional issuances by us of other series or classes of preferred stock;

•	general economic conditions; and

•	our financial condition, performance and prospects.

Investors in our Series B Preferred Stock may experience losses, volatility and poor liquidity, and we may reduce or delay payment of our dividends in a variety of circumstances.

      Our earnings, cash flow, book value and dividends can be volatile and difficult to predict. Investors should not rely on predictions or management’s beliefs. Although we seek to pay a regular dividend on the Series B Preferred Stock at a rate that is sustainable, we may reduce, cancel or delay our dividend payments in the future for a variety of reasons. We may not provide public warnings of such dividend reductions, cancellations or payment delays prior to their occurrence. Fluctuations in our current and prospective earnings, cash flow and dividends, the market for similar securities, as well as many other factors such as perceptions, economic conditions and stock market conditions, can affect the price of our Series B Preferred Stock. For example, higher market interest rates could cause the market price of our Series B Preferred Stock to go down. Investors may experience volatile returns and material losses. In addition, liquidity in the trading of our stock may be insufficient to allow investors to sell their stock in a timely manner or at a reasonable price.

The Series B Preferred Stock is subordinated to our existing and future debt.

      As of September 30, 2004, our total indebtedness was approximately $8.1 billion. We may incur additional debt in the future, and we are generally not limited in the total amount of debt we may incur. Payment of amounts due on our Series B Preferred Stock will be subordinated to all of our existing and future debt.

The Series B Preferred Stock has not been rated.

      We have not sought to obtain a rating for the Series B Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of our Series B Preferred Stock. In addition, we may elect in the future to obtain a rating of our Series B Preferred Stock, which could adversely impact the market price of our Series B Preferred Stock. Any such ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if, in its judgment, circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of our Series B Preferred Stock.

USE OF PROCEEDS

      We intend to use the net proceeds from the sale of our Series B Preferred Stock for general corporate purposes, including investing in mortgage-backed securities. We may also temporarily invest funds that are not immediately needed for these purposes in other short-term marketable securities or use them to make payments on our borrowings.

      We estimate that the net proceeds to us from the sale of the shares of Series B Preferred Stock we are offering in this prospectus supplement will be approximately $72.3 million. If the underwriters exercise their over-allotment option in full, our net proceeds are estimated to be approximately $83.2 million. Net proceeds are what we expect to receive after paying underwriting discounts and estimated offering expenses.

CAPITALIZATION

      The following table sets forth our actual capitalization at September 30, 2004, and as adjusted to give effect to the expected issuance of 3,000,000 shares of our Series B Preferred Stock and the application of the estimated net proceeds therefrom based upon a public offering price of $25.00 per share. The capitalization information set forth in the table below is qualified by the more detailed consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

	September 30, 2004

		As
	Actual	Adjusted(1)

	(in thousands)
Stockholders’ Equity:
Cumulative Redeemable Preferred Stock, par value $0.01 per share, 10,000,000 shares authorized:
9.75% Series A, 2,150,000 shares issued and outstanding	$50,857	$50,857
9.25% Series B, none (actual) and 3,000,000 shares (as adjusted) issued and outstanding	—	72,288
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 40,184,333 shares issued and outstanding (2)	402	402
Additional paid-in capital	629,807	629,807
Retained earnings	151,297	151,297
Accumulated other comprehensive loss	(41,371)	(41,371)

Total stockholders’ equity	$790,992	$863,280

(1)	After deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Assumes no exercise of the underwriters’ over-allotment option to purchase up to an additional 450,000 shares of Series B Preferred Stock.

(2)	Excludes 1,184,006 shares of common stock that are reserved for issuance upon exercise of outstanding options granted under our 1999 Omnibus Stock Incentive Plan as of October 31, 2004.

RATIO INFORMATION

      The ratio of earnings to fixed charges was calculated by dividing the sum of fixed charges into the sum of earnings before taxes and minority interests plus fixed charges and distributed income of equity investees. Fixed charges consist of interest expense and certain other expenses. Equity investees are investments that we account for using the equity method of accounting.

      The table below sets forth the ratio of earnings to fixed charges for the fiscal years ended December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003.

	Years Ended December 31,

	1999	2000	2001	2002	2003

Ratio of earnings to fixed charges	1.95	1.48	2.07	2.95	2.84

      The ratio of earnings to combined fixed charges and preferred stock dividends was calculated by dividing the sum of fixed charges and preferred stock dividends into the sum of earnings before taxes and fixed charges. Fixed charges consist of interest expense and certain other expenses. Preferred stock dividends represent the pre-tax earnings necessary to cover the dividends on our preferred stock, assuming such earnings are taxed at our consolidated effective tax rate.

      The table below sets forth the ratio of earnings to combined fixed charges and preferred stock dividends for the nine months ended September 30, 2004.

Nine Months Ended
September 30, 2004

Ratio of earnings to combined fixed charges and preferred stock dividends(1)	1.50

(1)	We did not have any preferred stock outstanding prior to the initial issuance of our Series A Preferred Stock on July 7, 2004.

DESCRIPTION OF SERIES B PREFERRED STOCK

      The following is a summary of the material terms and provisions of the Series B Preferred Stock. The Series B Preferred Stock is more completely described in our charter, our bylaws and the articles supplementary to our charter establishing the Series B Preferred Stock, a form of which is incorporated by reference in this prospectus supplement from our Current Report on Form 8-K filed with the SEC on November 30, 2004.

General

      Under our charter, our Board of Directors is authorized to issue 110,000,000 shares of stock, of which up to 100,000,000 shares may be common stock and up to 10,000,000 shares may be preferred stock. As of September 30, 2004, there were 40,184,333 shares of common stock issued and outstanding and 2,150,000 shares of our Series A Preferred Stock issued and outstanding. Prior to the consummation of this offering, we will cause to be filed with the State Department of Assessments and Taxation of Maryland articles supplementary establishing the terms of the Series B Preferred Stock offered hereby. At that time, there will be no classes or series of preferred stock authorized other than the Series A Preferred Stock and the Series B Preferred Stock.

      Our charter authorizes our Board of Directors, subject to the provisions of our charter, to classify or reclassify any unissued shares of our stock into shares of common stock or preferred stock or any class or series of preferred stock, or shares of preference stock, special stock or other stock. Prior to the issuance of shares of preferred stock of each class, our Board of Directors is required by Maryland law and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class. Thus, our Board of Directors, without stockholder approval, could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for holders of shares of preferred stock or shares of our common stock or otherwise be in the stockholders’ best interest, or that could adversely affect the rights and powers of the Series B Preferred Stock. See “Certain provisions of Maryland law and our charter and bylaws could hinder, delay or prevent a change in control” in the section of the accompanying prospectus entitled “Risk Factors.”

      Under Maryland law, a stockholder is generally not personally liable for our obligations solely as a result of his or her status as a stockholder.

Liquidation Preference

      Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of Series B Preferred Stock will be entitled to receive out of our assets legally available for distribution to stockholders (after payment or provision for all of our debts and other liabilities) a liquidating distribution in the amount of the liquidation preference of $25.00 per share applicable to the Series B Preferred Stock, plus any accumulated and unpaid dividends to the date of payment, whether or not declared, before any distribution of assets is made to holders of our common stock or any other shares of our equity securities ranking junior to the Series B Preferred Stock as to liquidation rights.

      If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series B Preferred Stock in the distribution of assets (including our Series A Preferred Stock) then the holders of the Series B Preferred Stock and each such other class or series of capital stock ranking, as to voluntary or involuntary liquidation rights, on a parity with the Series B Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled after any required payment to the holders of any senior securities.

      After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets.

      Our consolidation or merger with or into another entity, the merger of another entity with or into us, a statutory share exchange by us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will in each case not be deemed to constitute a liquidation, dissolution or winding up of the Company.

      Maryland law does not permit our Board of Directors to authorize a distribution if, after giving effect to the distribution, (i) the corporation would not be able to pay its obligations as they become due in the ordinary course of business or (ii) the corporation’s total assets would be less than its total liabilities. Under Maryland law, unless the corporation’s charter provides otherwise, liquidation preferences of stockholders whose preferential rights on dissolution are superior to those receiving the distribution are considered liabilities for the purpose of this test. As permitted by Maryland law, the articles supplementary creating the Series B Preferred Stock provide that the liquidation preference of outstanding shares of Series B Preferred Stock will not be added to our total liabilities in determining whether we may make a dividend or other distribution (other than upon voluntary or involuntary dissolution, liquidation or winding up) on our shares of common stock (or any other class or series of stock that is junior to the Series B Preferred Stock with respect to liquidating distributions).

Dividends

      Holders of record of Series B Preferred Stock will be entitled to receive, when, as and if declared by our Board of Directors, out of legally available funds, cumulative preferential cash dividends at the annual rate of 9.25% of the $25.00 liquidation preference, which is equivalent to $2.3125 per share of Series B Preferred Stock per year.

      To the extent declared by our Board of Directors, dividends will be payable quarterly in arrears on the last calendar day of each January, April, July and October or, if not a business day, the next succeeding business day (and without any interest or other payment in respect of any such delay). Dividends on our Series B Preferred Stock will be cumulative from and including the date of original issuance, which is expected to be December 15, 2004. The first dividend is expected to be paid on January 31, 2005. Each share of Series B Preferred Stock issued and outstanding on the record date for the first dividend payment on the Series B Preferred Stock following the initial issuance of shares of Series B Preferred Stock, which is expected to be on December 15, 2004, shall accumulate dividends from the earliest date on which any shares of the Series B Preferred Stock were issued and shall receive the same dividend payment regardless of the date on which such share was actually issued. We will pro rate and compute this initial dividend and any other dividend payable for a partial dividend period on the basis of a 360-day year consisting of twelve 30-day months.

      We will pay dividends to holders of record as they appear in our share records at the close of business on the applicable dividend record date. The dividend record date will be such date that our Board of Directors designates for the payment of dividends that is not more than 30 nor less than 10 days prior to the dividend payment date.

      No dividend on the Series B Preferred Stock will be declared or paid or set apart for payment by us if such declaration, payment or setting apart for payment would violate any of our agreements or is restricted or prohibited by law.

      Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for payment of dividends and whether or not such dividends are declared by our Board of Directors. Accumulated but unpaid dividends will accumulate as of the dividend payment date on which they first become payable or on the date of redemption, as the case may be.

      When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series B Preferred Stock and all other equity securities ranking on a parity as to dividends with the

Series B Preferred Stock (including our Series A Preferred Stock), all dividends declared upon the Series B Preferred Stock and any other equity securities ranking on a parity as to dividends with the Series B Preferred Stock (including our Series A Preferred Stock) shall be declared on a pro rata basis so that the amount of dividends declared per share of Series B Preferred Stock and such other equity securities shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series B Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividends periods if such other equity securities do not have a cumulative dividend, which our Series A Preferred Stock does) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

      Except as provided in the immediately preceding paragraph, unless full cumulative dividends, whether or not declared, on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient set apart for payment for all past dividend periods:

•	no dividends may be declared or paid or set aside for payment and no other distribution of cash or other property may be declared or made upon our shares of common stock or any other shares of our equity securities ranking junior to or on a parity with the Series B Preferred Stock as to distributions or upon liquidation, dissolution or winding up, other than distributions in kind of our common stock or other shares of our equity securities ranking junior to Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up; and

•	no shares of common stock or any other shares of our equity securities ranking junior to or on a parity with the Series B Preferred Stock as to distributions or upon liquidation, dissolution or winding up may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us, except by conversion into or exchange for other shares ranking junior to the Series B Preferred Stock as to dividends and amounts upon liquidation, dissolution or winding up, and except pursuant to the provisions of our charter and the articles supplementary creating the Series B Preferred Stock providing for limitations on ownership and transfer in order to ensure that we remain qualified as a REIT.

      Accumulated but unpaid dividends on the Series B Preferred Stock will not bear interest, and holders of Series B Preferred Stock will not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative dividends on the Series B Preferred Stock as described above. We will credit any dividend payment we make on the Series B Preferred Stock against the earliest accumulated but unpaid dividend due with respect to the Series B Preferred Stock which remains payable.

Maturity

      The Series B Preferred Stock does not have a stated maturity and is not subject to any sinking fund or mandatory redemption provisions. We are not required to redeem the Series B Preferred Stock. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely, unless we decide to redeem it or it is otherwise cancelled or exchanged.

Redemption

      The Series B Preferred Stock will not be redeemable prior to December 15, 2009, except in limited circumstances. On or after December 15, 2009, we, at our option, upon giving the notice described below, may redeem the Series B Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus accumulated and unpaid dividends on the shares of Series B Preferred Stock held to the date of redemption, whether or not declared.

      If we redeem fewer than all of the outstanding shares of Series B Preferred Stock, our Board of Directors will determine the number of shares to be redeemed. In such circumstances, the Series B Preferred Stock to be redeemed generally will be selected pro rata (as nearly as may be practicable without creating fractional shares), by lot or in another equitable manner determined by our Board of Directors. If such redemption is to be by lot and as a result of such redemption any holder of Series B Preferred Stock would become a holder of a number of shares of Series B Preferred Stock in excess of the ownership limits described in this prospectus supplement and the accompanying prospectus because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, we will redeem the requisite number of shares of Series B Preferred Stock from such holder so that such stockholder will not hold in excess of the ownership limits subsequent to such redemption or otherwise transfer the shares as described in this prospectus supplement and the accompanying prospectus.

      Unless full accumulated dividends on all shares of Series B Preferred Stock have been or contemporaneously are declared and paid, or are declared and a sum sufficient for payment for all past dividend periods and the current dividend period is set apart, we will not redeem any shares of Series B Preferred Stock unless we simultaneously redeem all outstanding shares of Series B Preferred Stock.

      Unless full cumulative dividends on all outstanding shares of Series B Preferred Stock have been or contemporaneously are declared and paid, or are declared and a sum sufficient for payment for all past dividend periods is set apart, we will not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock or any other shares of our equity securities ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up, except by conversion into or exchange for shares ranking junior to the Series B Preferred Stock as to distributions and upon liquidation, dissolution or winding up.

      Notwithstanding the foregoing, our charter and the articles supplementary creating the Series B Preferred Stock permit us to purchase the Series B Preferred Stock at any time in order to preserve our REIT status and enforce against an individual holder the restrictions on ownership described in this prospectus supplement and the accompanying prospectus. See “— Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of Capital Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus. The restrictions described in the preceding paragraphs also do not prevent the purchase or acquisition of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of the Series B Preferred Stock.

      In the event that the redemption date falls after a dividend record date and prior to the corresponding dividend payment date, each holder of Series B Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date. Except as provided in the preceding sentence, and except to the extent the redemption price includes all accumulated and unpaid dividends, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock to be redeemed.

      We will mail to record holders of Series B Preferred Stock to be redeemed a notice of redemption no less than 30 days nor more than 60 days before the redemption date. We will send the notice to each holder’s address as shown on our share transfer books. Each notice will state, in addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, the following:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series B Preferred Stock to be redeemed;

•	the place where holders may surrender certificates evidencing shares of Series B Preferred Stock for payment of the redemption price; and

•	that the dividends on the Series B Preferred Stock to be redeemed will cease to accumulate on the redemption date.

      If we redeem fewer than all of the outstanding shares of Series B Preferred Stock held by any holder, the notice mailed to such holder will also specify the number of shares of Series B Preferred Stock to be redeemed from such holder.

      On or after the date fixed for redemption, each holder of shares of Series B Preferred Stock to be redeemed must present and surrender each certificate representing his or her shares of such Series B Preferred Stock to us at the place designated in the applicable notice and thereupon such holder shall be entitled to the redemption price of such shares and any accumulated and unpaid dividends payable upon such redemption upon such surrender, and each surrendered certificate will be cancelled. If fewer than all the shares represented by any such certificate representing shares of Series B Preferred Stock are to be redeemed, a new certificate will be issued representing the unredeemed shares.

      At our election, on or prior to a redemption date, we may irrevocably deposit the redemption price (including accumulated and unpaid dividends) of the Series B Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of the Series B Preferred Stock to be redeemed will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than such redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Any interest or other earnings earned on the redemption date (including all accumulated and unpaid dividends) deposited with a bank or trust company will be paid to us. Any monies so deposited which remain unclaimed by the holders of the shares of Series B Preferred Stock at the end of two years after the redemption date will be returned to us by such bank or trust company.

      If notice of redemption of any shares of Series B Preferred Stock has been given and if funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of such shares, then from and after the date of redemption, all dividends will cease to accumulate on the Series B Preferred Stock designated for redemption and all of your rights as a holder of the Series B Preferred Stock will terminate with respect to such shares, except the right to receive the redemption price (including accumulated and unpaid dividends up to the date of redemption).

Conversion

      The shares of Series B Preferred Stock are not convertible into or exchangeable for any of our property or other securities.

Ranking

      The Series B Preferred Stock, with respect to dividend rights and the distribution of assets upon our liquidation, dissolution or winding up, will rank:

(i) senior to our common stock and to all equity securities, the terms of which provide that such equity securities will rank junior to the Series B Preferred Stock;

(ii) junior to all equity securities, the terms of which provide that such equity securities will rank senior to the Series B Preferred Stock, and to all of our existing and future debt, including, prior to conversion of such debt, any debt convertible into our equity securities; and

(iii) on a parity with all equity securities issued by us (including our Series A Preferred Stock) other than those referred to in (i) and (ii) above.

Voting Rights

      Holders of Series B Preferred Stock will not have any voting rights, except as set forth below.

      Whenever dividends on any shares of our Series B Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive, the number of directors then constituting our Board of

Directors will be increased by two members, if not already increased by reason of similar types of provisions with respect to shares of parity stock of any other class or series that is entitled to similar voting rights (including our Series A Preferred Stock), which we refer to in this prospectus supplement as the voting preferred stock, and the holders of shares of our Series B Preferred Stock, together with the holders of shares of all other voting preferred stock then entitled to exercise similar voting rights (including our Series A Preferred Stock), voting as a single class regardless of series, will be entitled to vote for the election of the two additional directors at any annual meeting of stockholders or at a special meeting of the holders of our Series B Preferred Stock and of the voting preferred stock called for that purpose. We must call such special meeting upon the request of holders of at least 20% of the shares of our Series B Preferred Stock then outstanding or the holders of outstanding shares of any other equity securities on a parity with the Series B Preferred Stock with respect to which dividends are unpaid. In the case of such a written request, such special meeting will be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in our bylaws, provided that we will not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next annual meeting of stockholders, and the holders of all classes of outstanding voting preferred stock are offered the opportunity to elect such directors at such annual meeting of stockholders. Directors so elected will serve until the next annual meeting of our stockholders or until their respective successors are elected and qualified. If, prior to the end of the term of any director so elected, any vacancy in the office of such director shall occur, during the continuance of a default in dividends on the Series B Preferred Stock and/or voting preferred stock, such vacancy will be filled for the unexpired term of such former director by the election of a new director by the remaining director or directors so elected, or if there is no such remaining director, by vote of holders of a majority of the outstanding Series B Preferred Stock and any voting preferred stock then entitled to exercise similar voting rights (voting as a single class). If and whenever dividends in arrears in respect of all past dividend periods on outstanding shares of our Series B Preferred Stock and any other shares of voting preferred stock have been paid or declared and set apart for payment, then the right of the holders of our Series B Preferred Stock and of such other voting preferred stock to elect the additional two directors will cease, the terms of office of the directors will terminate and the number of directors constituting our Board of Directors will be reduced accordingly.

      So long as any shares of Series B Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of holders of at least two-thirds of the outstanding Series B Preferred Stock, given in person or by proxy, voting separately as a class, either in writing or at a meeting:

•	authorize, or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the outstanding Series B Preferred Stock with respect to the payment of dividends or the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up;

•	reclassify any authorized equity securities into any equity securities senior to the Series B Preferred Stock;

•	create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any equity securities senior to the Series B Preferred Stock; or

•	amend, alter or repeal the provisions of our charter (including the articles supplementary for the Series B Preferred Stock), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders of the Series B Preferred Stock.

      With respect to the exercise of the above-described voting rights, each share of our Series B Preferred Stock will have one vote per share, except that when any other class or series of preferred stock will have the right to vote with our Series B Preferred Stock as a single series, then our Series B Preferred Stock and such other class or series will have one vote per each $25.00 of stated liquidation preference (excluding amounts in respect of accumulated and unpaid dividends).

      However, with respect to any such amendment, alteration or repeal of the provisions of our charter (including the articles supplementary for the Series B Preferred Stock), whether by merger, consolidation or otherwise, so long as the Series B Preferred Stock (or securities issued by a surviving entity in exchange for the shares of Series B Preferred Stock) remains outstanding with the terms thereof materially unchanged in any adverse respect, taking into account that, upon the occurrence of such event, we may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series B Preferred Stock, the occurrence of any such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of Series B Preferred Stock or the holders thereof. In addition, (i) any increase in the amount of the authorized preferred stock or Series B Preferred Stock or any issuance of Series B Preferred Stock or (ii) the creation or issuance of any other class or series of preferred stock or any increase in the amount of authorized shares of any other class or series of preferred stock in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of Series B Preferred Stock or the holders of the Series B Preferred Stock.

      The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series B Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption, including the payment of all accumulated and unpaid dividends, whether or not declared.

Listing

      We have applied to list the Series B Preferred Stock on the NYSE under the symbol “AHM PrB.” We expect that trading of the Series B Preferred Stock will commence, if at all, within 30 days after the initial delivery of the Series B Preferred Stock or as soon as practicable thereafter.

Restrictions on Ownership and Transfer

      Our capital stock, including the Series B Preferred Stock, is subject to certain restrictions on ownership and transfer. In order to ensure that we continue to qualify as a REIT for federal income tax purposes, we must meet certain requirements concerning the ownership of our outstanding shares of capital stock. Specifically, our charter provides that, subject to certain exceptions, no person shall own more than 6.5% of either the total number or the value of the total number of outstanding shares of our (i) common stock or (ii) common stock together with preferred stock of any class or series. See “Description of Capital Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.

      Additionally, the articles supplementary creating the Series B Preferred Stock provide that, subject to certain exceptions, no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, which is sometimes referred to in this prospectus supplement as the Code, 9.8% of either the total number or the value of the total number of outstanding shares of the Series B Preferred Stock. Therefore, the Series B Preferred Stock is subject to two ownership limits: one, the ownership limit applicable to the Series B Preferred Stock as preferred stock which generally has the effect of, among other things, initially limiting beneficial ownership of our capital stock to 6.5%; and two, the 9.8% ownership limit applied separately to the Series B Preferred Stock as described in the preceding sentence. The articles supplementary creating the Series B Preferred Stock also provide that the application of this ownership limit to the Series B Preferred Stock is subject to all of the terms and provisions of our charter imposing restrictions on the ownership and transfer of our other capital stock, including, without limitation, the provisions voiding certain transfers of our capital stock and the designation of shares of our capital stock in excess of ownership limits as shares-in-trust. See “Description of Capital Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.

      Our Board of Directors, in its sole discretion, may exempt a person from any of these ownership limits or restrictions on ownership and transferability in whole or in part if the Board of Directors obtains such representations, covenants and undertakings as it may deem appropriate in order to determine that granting the exemption will not prevent us from qualifying as a REIT. As a condition to granting such an exemption, our Board of Directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole discretion, in order to determine or ensure that granting such an exemption will not prevent us from qualifying as a REIT.

      The Series B Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company except under limited circumstances.

Transfer Agent and Registrar

      American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, is the transfer agent and registrar of the Series B Preferred Stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

      We have summarized certain terms and provisions of the Maryland General Corporation Law and our charter and bylaws. This summary is not complete and is qualified by the provisions of our charter and bylaws and the Maryland General Corporation Law. This summary should be read in conjunction with the summaries under the headings “Description of Series B Preferred Stock” in this prospectus supplement and “Description of Capital Stock” in the accompanying prospectus, and the summary under the heading “Certain provisions of Maryland law and our charter and bylaws could hinder, delay or prevent a change in control” in the section of the accompanying prospectus entitled “Risk Factors.” See “Where You Can Find More Information” in this prospectus supplement.

      For restrictions on ownership and transfer of our capital stock contained in our charter, see the summary under the heading “Description of Series B Preferred Stock — Restrictions on Ownership and Transfer” in this prospectus supplement and the summary under the heading “Description of Capital Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.

Board of Directors

      Our charter provides that our Board of Directors consists of six directors, which number may be increased or decreased pursuant to our bylaws, but in no event shall be less than the minimum number required by the general laws of the State of Maryland. Our bylaws provide that, at any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors; provided that the number of directors may not be less than three or more than twelve. Because our Board of Directors has the exclusive power to amend our bylaws, it could modify the bylaws to change that range. Currently, there are seven members of our Board of Directors.

      Our Board of Directors is divided into three classes with staggered terms of office of three years each. The classification and staggered terms of office of our directors make it more difficult for a third party to gain control of our Board of Directors. Stockholders are not entitled to cumulative voting rights with respect to the election of directors.

      Our charter provides that, subject to the rights of holders of any class or series of preferred stock to remove directors, any director may be removed only for cause and only upon the affirmative vote of the stockholders holding not less than two-thirds of all the votes entitled to be cast generally for the election of directors. Neither the Maryland General Corporation Law nor our charter defines the term “cause.” As a result, removal for “cause” is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation.

Meetings of Stockholders

      Our bylaws provide for annual meetings of stockholders for the election of directors and for the transaction of any other proper business. The President, the Chairman of the Board or a majority of the Board of Directors, or a duly authorized committee thereof, may call a special meeting of stockholders. Stockholders have the right to call a special meeting only upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast by the stockholders at such meeting.

      The Maryland General Corporation Law provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed in paper or electronic form with the records of stockholder meetings. In addition, the Maryland General Corporation Law provides that, unless the charter requires otherwise, which our charter does not, the holders of any class of stock other than common stock, entitled to vote generally in the election of directors, may take action or consent to any action by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting if the corporation gives notice of the action to each stockholder not later than ten days after the effective time of the action.

Dissolution of the Company

      Under the Maryland General Corporation Law and our charter, we may be dissolved upon the affirmative vote of a majority of the entire Board of Directors declaring dissolution to be advisable, and approval of the dissolution at any annual or special stockholders meeting by the affirmative vote of at least a majority of all votes entitled to be cast by the stockholders on the matter.

Indemnification and Limitation of Liability of Directors and Officers

      We are obligated under our charter and bylaws to indemnify against expense or liability any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was our director or officer, or our director or officer is or was serving at our request as a director, officer, agent, trustee, partner or employee of another entity, to the fullest extent permitted from time to time by Maryland law, and other employees and agents to such extent as shall be authorized by our Board of Directors or our bylaws and be permitted by law. Maryland law permits a corporation to indemnify its present and former directors and officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those capacities, unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

      Also under Maryland law, a Maryland corporation may not indemnify a director or officer for an adverse judgment where the director or officer was adjudged liable to us in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit improperly was received.

      As permitted by the Maryland General Corporation Law, our charter contains a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, to the maximum extent permitted by law. The Maryland General Corporation Law does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that:

•	it is proved that the person actually received an improper personal benefit in money, property or services; or

•	a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

      This provision does not limit our ability, or our stockholders’ ability, to obtain other relief, such as an injunction or rescission.

      Insofar as the foregoing provisions permit indemnification for liability arising under the Securities Act of 1933, as amended, of directors, officers or persons controlling us, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

      The following general discussion summarizes the material U.S. federal income tax considerations regarding our qualification and taxation as a REIT and material U.S. federal income tax consequences of an investment in our stock. This discussion is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only investors that beneficially own shares of our stock as capital assets. This summary does not discuss all of the tax consequences that may be relevant to particular stockholders or to stockholders subject to special treatment under the federal income tax laws, such as:

•	banks, thrifts, or other financial institutions or insurance companies;

•	mutual funds, REITs, or regulated investment companies;

•	tax-exempt organizations;

•	insurance companies;

•	dealers or brokers in securities or foreign currencies;

•	traders in securities that elect to apply a mark-to-market method of accounting;

•	small business investment companies or S corporations;

•	retirement plans or persons holding stock in tax-deferred or tax-advantaged accounts;

•	investors whose functional currency is not the U.S. dollar;

•	certain former citizens or residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons that hold their shares as part of a hedge against currency risk, appreciated financial position, straddle, constructive sale or conversion transaction; or

•	holders that acquired their shares upon the exercise of stock options or otherwise as compensation.

      In connection with an offering of our stock, Cadwalader, Wickersham & Taft LLP will render an opinion that we qualify to be taxed as a REIT under the U.S. federal income tax laws and that our organization and current and proposed method of operation will enable us to continue to qualify as a REIT. Cadwalader, Wickersham & Taft LLP has reviewed the discussion set forth below and is of the opinion that the statements made in this discussion, to the extent such statements summarize material U.S. federal tax consequences of the beneficial ownership of our stock, are correct in all material respects. Cadwalader, Wickersham & Taft LLP’s opinion is based on various assumptions, including that certain factual representations and covenants made by us are and remain accurate; moreover, the opinion is subject to limitations, and will not be binding on the Internal Revenue Service or any court. The Internal Revenue Service may challenge the opinion of Cadwalader, Wickersham & Taft LLP, and such a challenge could be successful.

      We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of shares of our stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of your stock ownership and our REIT election, and regarding potential changes in applicable tax laws.

Taxation as a REIT

      In our initial tax return, we elected to be taxed as a REIT under the U.S. federal income tax laws beginning with our first taxable year ended December 31, 2003. We have been operating in a manner intended to qualify us as a REIT since the beginning of our first taxable year and we intend to continue to so operate.

      Our qualification and taxation as a REIT will depend on our ability to meet, on a continuing basis, through actual annual operating results, the REIT qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership and the percentage of our earnings that we distribute. The REIT qualification tests are described in more detail below. While Cadwalader, Wickersham & Taft LLP has reviewed those matters in connection with the foregoing opinion, the opinion will not require that Cadwalader, Wickersham & Taft LLP review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy those requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see “— Failure to Qualify as a REIT” below.

      As a REIT, we generally will not be subject to federal corporate income tax on our net income that is currently distributed to our stockholders. The REIT provisions generally allow a REIT to deduct dividends paid to its stockholders. This deduction for dividends paid substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a corporation. However, we will be subject to federal tax as follows:

•	We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. However, we may elect to treat as having distributed to our stockholders certain of our capital gains upon which we have paid taxes, in which event so much of the taxes as have been paid by us with respect to such income would also be treated as having been distributed to stockholders. See “— Annual Distribution Requirements” below.

•	Under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference.

•	If we have:

•	net income from the sale or other disposition of property acquired through foreclosure, referred to as “foreclosure property,” or

•	other nonqualifying income from foreclosure property,

we will be subject to tax at the highest corporate rate on such income.

•	If we have net income from certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•	We will also incur a 100% excise tax on any transaction with a TRS that is not conducted on an arm’s-length basis.

•	Further, we will pay tax at the highest corporate rate on the portion of any excess inclusion income that we derive from residual interests in a real estate mortgage investment conduit (or “REMIC”) or from a TMP, as defined below, equal to the percentage of our stock that is held by “disqualified organizations.” Excess inclusion income also may include a portion of any dividends that we receive from other REITs to the extent that those dividends are attributable to exclusion income derived from REMIC residual interests held by those other REITs or from those other REITs being subject to the TMP rules. A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•	any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•	any rural electrical or telephone cooperative.

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below under “— Requirements for Qualification as a REIT — Income Tests”), but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the amount by which 90% (95% beginning in 2005) of our gross income exceeds the amount of our income qualifying for the 95% gross income test, multiplied by

•	a fraction intended to reflect our profitability.

•	If we should fail to distribute during each calendar year at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain net income for such year (other than capital gain income which we elect to retain and pay tax on), and

•	any undistributed taxable income from prior periods (other than capital gains from such years which we elected to retain and pay tax on),

we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed during such year.

•	If we acquire any asset from a “C corporation” (i.e., generally a corporation subject to full corporate level tax, which includes a TRS) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by us, then we will be subject to tax at the highest regular corporate rate on the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

Requirements for Qualification as a REIT

      The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation, but for the special Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) of which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities);

(7) that meets certain other tests described below (including with respect to the nature of its income and assets); and

(8) that has made an election to be treated as a REIT which has not been terminated or revoked.

      The Code provides that conditions (1) through (4) above must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

      We made an election with our initial tax return to be treated as a REIT effective for the taxable year 2003.

      We have issued sufficient shares of stock with sufficient diversity of ownership to satisfy requirements (5) and (6) above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of stock are described under “Description of Series B Preferred Stock” in this prospectus supplement or under “Description of Capital Stock” in the accompanying prospectus.

      To monitor our compliance with the share ownership requirements in (5) and (6) above, we will maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from our record holders of certain percentages of our stock, including disclosure of the actual owners of our stock (i.e., the persons required to include in gross income our dividends). A list of those persons failing or refusing to comply with our demand must be maintained as part of our records. A stockholder who fails or refuses to comply with our demand must submit a statement with its tax return disclosing the actual ownership of the stock and certain other information.

      Qualified REIT Subsidiaries. A corporation that is a QRS is not treated as a corporation separate from its parent REIT for U.S. federal income tax purposes. All assets, liabilities and items of income, deduction and credit of a QRS are treated as assets, liabilities and items of income, deduction and credit of the REIT. A QRS is a corporation, all of the capital stock of which is owned by the REIT and that is not a TRS. Thus, in applying the requirements described herein, any QRS that we own will be ignored, and all assets, liabilities and items of income, deduction and credit of the QRS will be treated as our assets, liabilities and items of income, deduction and credit. Other domestic entities, such as limited liability companies, that are wholly-owned by us, by any QRS or by any combination of the two are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests.

      Flow-Through Entities. We will also be deemed to own our proportionate share of the assets of a partnership or other entity that is treated as a partnership for tax purposes (collectively, a “flow-through entity”) and to earn our proportionate share of the flow-through entity’s income for purposes of the REIT income and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of any flow-through entity in which we acquire an interest, directly or indirectly, will be invested as our asset and gross income for purposes of applying the various REIT qualification tests. There can be no assurance, however, that any such flow-through entity will be organized or operated in a manner that will enable us to continue to satisfy the REIT requirements of the Code.

      Taxable REIT Subsidiaries. We may jointly elect with any subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. In addition, if a TRS owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary (as discussed above), is not disregarded for federal income tax purposes. Instead, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and hence our ability to make distributions to our stockholders.

      We are not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the subsidiary is an asset in our hands, and we would recognize as income the dividends, if any, that we receive from the subsidiary. This treatment can affect the income and asset test calculations that apply to us. Because we do not include the assets and income of such subsidiary corporations in determining our compliance with the REIT requirements, such entities may be used by us to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains).

      We would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, our TRSs if the Internal Revenue Service were to assert successfully that the economic arrangements between us and our subsidiaries are not comparable to similar arrangements among unrelated parties.

      Asset Tests. In order to maintain our qualification as a REIT, we must satisfy three tests relating to the nature of our assets quarterly. First, at least 75% of the value of our total assets (owned directly, or indirectly through a QRS or flow-through entity) must be represented by:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock or debt instruments purchased with the proceeds of a stock offering or long-term (at least five years) public debt issuance held during the one-year period following the applicable offering or issuance;

•	cash;

•	cash items, including receivables;

•	U.S. government securities; and

•	equity interests in certain REITs and interests in REMICs. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

      Second, not more than 25% of our total assets (owned directly, or indirectly through a QRS or flow-through entity) may consist of stock or securities other than stock and securities that are qualifying assets for purposes of the 75% asset class.

      Third, of the investments included in the 25% asset class, the value of any one issuer’s securities owned directly or indirectly by us may not exceed 5% of the value of our total assets, and we may not own directly or indirectly more than 10% of the total voting power of the outstanding securities or more than 10% of the value of the outstanding securities of any one issuer. For purposes of the 5% value restriction and the restriction against ownership of more than 10% of the voting securities of any issuer, the term “securities” does not include stock in another REIT, equity or debt securities of a QRS or TRS, or equity interests in any partnership. The term “securities,” however, generally includes debt securities issued by another REIT or a partnership, except that certain “straight debt” is not treated as securities for purposes of the 10% value test.

      These three tests will not, however, apply to an investment by us in a TRS. We, AHM Holdings, and each first-tier subsidiary of AHM Holdings have jointly made an election to treat AHM Holdings and each such subsidiary as a TRS. The aggregate value of our TRS stock and securities owned by us cannot, in the aggregate, exceed 20% of the value of our total gross assets (including the TRS stock and securities). We will monitor at all times the value of our investments in our TRSs for the purpose of ensuring compliance with the 20% asset test. There can be no assurance, however, that we will be able to comply with the 20% limitation on TRS stock and securities on an ongoing basis so as to maintain REIT status.

      In addition, the mortgage loans and mortgage-backed securities that we own are qualifying assets for purposes of the 75% asset test. However, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the U.S. federal income tax laws. The non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property. Accordingly, mezzanine loans owned by us will not be qualifying assets for purposes of the 75% asset test to the extent that they are not secured by mortgages on real property.

      Stock in other REITs owned by us will be qualifying assets for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second and third asset tests described above with respect to our investment in such disqualified REIT. Finally, we satisfy and will continue to satisfy the second and third asset tests with respect to our stock in non-REIT C corporations. To the extent that we own debt securities issued by other REITs or C corporations that are not secured by mortgages on real property, those debt securities will not be qualifying assets for purposes of the 75% asset test. Instead, we would be subject to the second and third asset tests with respect to those debt securities. We monitor and will continue to monitor closely the purchase, holding and disposition of our assets in order to comply with the REIT asset tests. In particular, we intend to limit and diversify the ownership of our assets so that (i) not more than 25% of the value of our assets in the aggregate fail to satisfy the 75% asset test, (ii) not more than 5% of our assets, by value, are issued by any single issuer (other than a TRS or a QRS), and (iii) we do not own more than 10% of the outstanding securities of any one issuer (other than a TRS or a QRS), measured by voting power or by value of such securities. If these limits would be exceeded, we intend to take appropriate measures, including the disposition of non-qualifying assets, to avoid exceeding such limits.

      We may securitize mortgage loans and/or mortgage-backed securities. If we intend to sell the securities received by us in any such securitization, and such sale would create any substantial risk that the securities to be sold could be treated as “dealer property,” which would subject us to a 100% tax on any gain, we will engage in the securitization transactions through one or more TRSs. In this case, the TRSs may be subject to a 35% corporate tax, but we would not be subject to any tax. We also may securitize such mortgage assets through non-REMIC collateralized mortgage transactions, under which we retain an equity interest in the mortgage-backed assets used as collateral in the securitization transaction. These securitizations may cause us to be subject to the taxable mortgage pool rules.

      If we should fail to satisfy any asset test at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if:

•	we satisfied the asset tests at the close of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market value of our assets and was not wholly or partly caused by the acquisition of one or more non- qualifying assets.

      If we did not satisfy an asset test at the end of a calendar quarter by reason of an acquisition of securities or other property during the calendar quarter, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose. Alternatively, if the disqualification arose as a result of assets with a value that does not exceed the lesser of 1% of the total value of our assets and $10,000,000 (the “de minimis amount”), we could avoid disqualification by disposing of the assets or otherwise satisfying the asset test within six months. Finally, if the assets giving rise to the disqualification exceed the de minimis amount, we could avoid disqualification if (i) we satisfy certain identification and filing requirements, (ii) we dispose of the disqualifying assets or otherwise satisfy the asset test within six months, (iii) the failure was due to reasonable cause and not willful neglect, and (iv) we pay an excise tax equal to the greater of $50,000 and the product of (x) net income generated by the disqualifying assets for the period beginning on the first date of the failure and ending on the date we dispose of the disqualifying assets or otherwise satisfy the asset test and (y) the highest rate of corporate tax.

      Income Tests. We must also satisfy two gross income requirements each year. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real property or mortgage loans; and

•	interest or dividend income from the investment of the net proceeds of stock offerings or certain long-term debt issuances derived during the one-year period following the applicable offering or issuance.

      Second, in general, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, TRS dividends, other types of dividends and interest, gain from the sale or disposition of stock or securities, income received in 2004 from certain hedging transactions, or any combination of the foregoing. Gross income from fees generally is not qualifying income for purposes of either gross income test. In addition, gross income from the sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. We monitor the amount of non-qualifying income that our assets produce and manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to the Company.

      Interest Income. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

      If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

      Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% and 95% gross income tests. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we (or Apex or AHM Holdings, as applicable) agreed to originate or acquire the loan, a portion of the interest income from the loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property.

Interest derived from mezzanine loans will be treated as qualifying income for purposes of the 75% and 95% gross income tests if certain requirements are satisfied.

      Any amount includible in gross income by us with respect to a regular or residual interest in a REMIC is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a REMIC consist of qualifying real estate-related assets, we will be treated as receiving directly our proportionate share of the income of the REMIC, which would generally include non-qualifying income for purposes of the 75% gross income test. In addition, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the principal amount of the loan exceeds the fair market value of the real property on the date we purchase the mortgage loan, interest income on the loan will be apportioned between the real property and the other property, which apportionment would cause us to recognize income that is not qualifying income for purposes of the 75% gross income test. Interest income received with respect to non-REMIC pay-through bonds and pass-through debt instruments, such as collateralized mortgage obligations, or CMOs, however, will not be qualifying income for this purpose.

      We believe that the interest, original issue discount and market discount income that we receive from our mortgage-related assets generally are qualifying income for purposes of both gross income tests. However, in the event that we own loans that are not secured by real property, our interest income from those loans will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the principal amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, as mentioned above, a portion of the income from the loan will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. It also is possible that, in some instances, the interest income from a mortgage loan may be based in part on the borrower’s profits or net income. In that case, generally all of the income from the loan will generally be non-qualifying income for purposes of both gross income tests.

      To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of real property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying real property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not inventory or dealer property in the hands of the borrower or us.

      Dividend Income. In the event that we own stock in other REITs, the dividends that we receive from those REITs and our gain on the sale of the stock in those other REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. We may also own stock in non-REIT C corporations (including TRSs). Our dividend income from stock in those corporations will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

      Rents from Real Property. To the extent that we acquire real property or an interest therein, any rent that we receive from the tenants of that real property will qualify as “rents from real property,” which is qualifying income for purposes of both gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS in limited circumstances.

•	Third, if the tenant is a TRS, at least 90% of the leased space must be rented to persons other than our TRSs and tenants in which we own, actually or constructively, 10% or more of the ownership interests, and the rent paid by the TRS must be substantially comparable to the rent paid by the unrelated tenants for comparable space. These rules will not apply if such rents are received in respect of certain “qualified lodging facilities.”

•	Fourth, all of the rent received under a lease of real property will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with the lease is no more than 15% of the total rent received under the lease. We intend to monitor the properties held by us or by any flow-through entity in which we hold an interest to determine that rents attributable to personal property do not exceed 15% of the total rent with respect to any particular lease. However, there can be no assurance that the Internal Revenue Service will not assert that the rent attributable to personal property with respect to a particular lease is greater than 15% of the total rent with respect to such lease. If the Internal Revenue Service were successful, the rental income would be non-qualifying income.

•	Fifth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through a TRS or an “independent contractor” from whom we do not derive revenue and who meets certain other requirements provided in the applicable Treasury Regulations. To the extent that services (other than those customarily furnished or rendered in connection with the rental of real property) are rendered to the tenants of the property by an independent contractor, the cost of the services must be borne by the independent contractor. However, we may provide services directly to our tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our actual or deemed income from the services does not exceed 1% of our income from the related property. To the extent one of our TRSs provides such non-customary services to our tenants, we must pay our TRS at least 150% of the direct cost of providing the services.

      Because properties may be controlled by third parties, the ability to treat amounts from such property as “rents from real property” will be dependent on the actions of others and will not be within our control. In addition, we generally may not and will not receive rent directly or indirectly through a flow-through entity that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of the tenant’s gross receipts or sales). While we will regularly attempt to monitor such requirements, no assurance can be given that we will not realize income directly or indirectly through a flow-through entity that would not qualify as “rents from real property.” In this case, the income would be non-qualifying income.

      Prohibited Transactions. A REIT is subject to a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Accordingly, there can be no assurance that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business.

      Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will generally qualify for purposes of the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of the property or on indebtedness that the property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

      However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after that day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

      We do not anticipate that we will receive any income from property acquired through foreclosure that is not qualifying income for purposes of the 75% gross income test, but, if we do receive this income, we intend to make an election to treat the related property as foreclosure property.

      Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement or any similar financial instrument to reduce risks with respect to interest rates on our indebtedness incurred to acquire or carry “real estate assets,” any income or gain from that contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. However, beginning in 2005, such income (as well as income or gain from similar hedges for currency fluctuations of such debt) will be excluded income for purposes of calculating the REIT 95% gross income test if certain requirements are satisfied, but will not be excluded and will not be qualifying income for purposes of calculating the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests.

      Other. Loan guarantee fees, origination fees and income from mortgage servicing and other service contracts will not qualify for either the 95% or 75% gross income tests if such income constitutes fees for services rendered by us or is not treated as interest on obligations secured by mortgages on real property or on interests in real property for purposes of the 75% gross income test. Commitment fees generally will qualify for purposes of the 75% and 95% gross income tests.

      We intend to maintain our REIT status by carefully monitoring our income, including income from dividends, hedging transactions, services and sales of mezzanine loans and other assets to comply with the 75% gross income test and the 95% gross income test.

      Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions will be generally available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we satisfy certain identification and filing requirements, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above in “— Taxation as a REIT,” even where these relief provisions apply, a tax is imposed with respect to the excess net income.

Annual Distribution Requirements

      In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•	the sum of 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and 90% of the net income (after tax), if any, from foreclosure property; minus

•	the sum of certain items of noncash income.

      We must pay these distributions in the taxable year to which they relate or in the following taxable year if declared before we timely file our tax return for such year and if paid with or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute (or are treated as having distributed) at least 95%, but less than 100%, of our “REIT taxable income” as adjusted, we will be subject to tax thereon at regular corporate tax rates.

      Furthermore, if we should fail to distribute during each calendar year at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year (other than capital gain income which we elect to retain and pay tax on as provided for below); and

•	any undistributed taxable income from prior periods (other than capital gains from such years which we elected to retain and pay tax on),

      we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

      It is possible that, from time to time, we may experience timing differences between:

•	the actual receipt of income and actual payment of deductible expenses; and

•	the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income.

      Possible examples of such timing differences include the following:

•	We may have taxable income that exceeds our economic income because we may deduct capital losses only to the extent of our capital gains.

•	We will recognize taxable income in advance of the related cash flow if any of our subordinated mortgage-backed securities or mortgage loans are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•	We may be required to recognize the amount of any payment projected to be made pursuant to a provision in a mortgage loan that entitles us to share in the gain from the sale of, or the appreciation in, the mortgaged property over the term of the related loan using the constant yield method, even though we may not receive the related cash until the maturity of the loan.

•	We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

•	We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

•	Although several types of noncash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% excise tax with respect to those noncash income items if we do not distribute those items on a current basis.

•	We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt that we own.

      As a result of the foregoing, we may have less cash flow than is necessary to satisfy the distribution requirement and to avoid corporate income tax and the excise tax imposed on undistributed income. In such a situation, we may need to use cash reserves, borrow funds, sell assets or issue preferred stock or additional stock.

      Under certain circumstances, we may be able to rectify a failure to meet the annual distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

      Alternatively, we may attempt to declare a consent dividend (a hypothetical distribution to stockholders out of our earnings and profits). The effect of such a consent dividend, to those stockholders who agree to such treatment, would be that those stockholders would be treated for federal income tax purposes as if that amount had been paid to them in cash and they had then immediately contributed that amount back to us as additional paid-in capital. This would result in taxable income distribution but would also increase the stockholders’ tax bases in their shares by the amount of the taxable income recognized.

      We may elect to retain rather than distribute our net long-term capital gains. The effect of such an election is that:

•	we are required to pay the tax on such retained gains at regular corporate tax rates;

•	our stockholders will be required to include in income their proportionate share of the portion of such retained long-term capital gain designated by us in a notice mailed to stockholders and will receive a credit or refund for their share of the tax paid by us in respect of such designated amount included in income; and

•	a stockholder’s basis in its stock would be increased by the amount of the retained long-term capital gains (minus the amount of capital gains tax paid by us) included in income by such stockholder.

Failure to Qualify as a REIT

      If we fail to qualify for taxation as a REIT in any taxable year, and certain relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made under the Code. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which disqualification occurred. It is not possible to predict whether in all circumstances we would be entitled to such statutory relief.

      Furthermore, in the event that Apex has failed to qualify for taxation as a REIT and certain relief provisions do not apply, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which disqualification occurred.

Taxable Mortgage Pool Rules

      A REIT or a portion of a REIT may be classified as a “taxable mortgage pool,” referred to as “TMP,” under the Code if (1) substantially all of the REIT’s assets (or substantially all of the assets of a portion of the REIT, such as a QRS or other entity owned by the REIT) consist of debt obligations (or interests therein), (2) more than 50% of the REIT’s (or more than 50% of the portion of the REIT’s) investments in debt obligations are real estate mortgages (or interests therein), (3) the REIT (or the portion of the REIT) is obligated for debts with two or more maturities, and (4) the payments required to be made by the REIT (or the portion of the REIT) on its debt obligations bear a relationship to the payments received by the REIT (or the portion of the REIT) from its assets. Under regulations issued by the U.S. Treasury Department, an entity whose investments in debt obligations are less than 80% of its total assets will qualify for a safe harbor and not be considered a TMP. If we were to be subject to the TMP rules, our status as a REIT would not be impaired but a portion of the taxable income generated by our mezzanine debt and other assets constituting a taxable mortgage pool may, under regulations to be issued by the U.S. Treasury Department, be characterized as “excess inclusion” income and allocated to our stockholders. Any such excess inclusion income (i) would not be allowed to be offset by the net operating losses of a stockholder, (ii) would be subject to tax as unrelated business taxable income, referred to as “UBTI” to a tax-exempt stockholder, (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) on any excess inclusion income allocable to Non-U.S. Holders, and (iv) may result in the REIT having to pay tax on excess inclusion income to the extent the REIT’s shareholders are disqualified organizations. (See “— Taxation of Tax-Exempt U.S. Holders” and “— Taxation of Non-U.S. Holders” below.)

Taxation of U.S. Holders

      As used in this summary, a “U.S. Holder” is a beneficial owner of shares that is:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

      If a partnership (or other entity that is treated as a partnership for U.S. federal tax purposes) is a beneficial owner of shares, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of shares that is a partnership, and partners in such a partnership, should consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of the shares.

      An individual may, subject to certain exceptions, be deemed to be a resident of the United States for U.S. federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

      General. As long as we qualify as a REIT, distributions made to U.S. Holders out of current earnings and profits that are not designated as capital gain dividends will be taken into account by U.S. Holders as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions from the REIT to noncorporate U.S. Holders may be eligible for a reduced rate of tax to the extent of (i) the aggregate “qualified dividend income” received by the REIT from its TRSs and other non-REIT corporations, (ii) the excess of the REIT’s taxable income for the preceding year over the tax payable for that preceding year, and (iii) any amount recognized as built-in gain on property transferred by a C corporation to the REIT, minus the tax paid by the REIT for this gain. However, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income.

      U.S. Holders will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. Holder’s shares of stock. Instead, the distribution will reduce the adjusted basis of the U.S. Holder’s shares of stock. A U.S. Holder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. Holder’s adjusted basis in the U.S. Holder’s shares of stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less. The calculation of the amount of distributions that are applied against or exceed adjusted tax basis is on a share-by-share basis.

      For purposes of determining whether distributions are made out of current or accumulated earnings and profits, our earnings and profits will be allocated first to the preferred stock (pro rata between series) and then to the common stock. We anticipate that distributions we pay on the preferred stock will not be in excess of our current and accumulated earnings and profits and therefore that all distributions on the preferred stock will be taxable to you.

      We may recognize taxable income in excess of our economic income. As a result, U.S. Holders at times may be required to pay U.S. federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income in excess of taxable income that would be treated as returns of capital for U.S. federal income tax purposes. In the event we were to hold a REMIC residual interest or be subject to the TMP rules, any excess inclusion income would not be allowed to be offset by the net operating losses of a U.S. Holder. (See “— Taxable Mortgage Pool Rules” above.)

      Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. Holder has held its stock. Individuals are generally subject to a reduced rate on long-term capital gains. U.S. Holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income pursuant to Section 291(d) of the Code.

      We may designate a portion of a dividend as a capital gain dividend. We may elect to retain and pay income tax on any net long-term capital gain, in which case U.S. Holders would include in their income as long-term capital gain their proportionate shares of such retained long-term capital gain to the extent designated in a notice mailed to stockholders. In such a case, and to such an extent, a U.S. Holder will receive a credit or refund and a basis adjustment reflecting the deemed distribution and deemed payment of taxes by the U.S. Holder. To the extent that we make distributions in excess of our current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Holder, reducing the adjusted basis which such U.S. Holder has in its shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Holder’s adjusted basis in its shares taxable as capital gains. Dividends declared by us in October, November or December of any year and payable to a U.S. Holder of record on a specified date in any such month shall be treated as both paid by us and received by the U.S. Holder on December 31 of such year, so long as the dividend is actually paid by us on or before January 31 of the following calendar year. We will notify stockholders after the close of our taxable year as to their portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

      U.S. Holders may not include in their own income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of shares of our stock will not be treated as passive activity income and, therefore, U.S. Holders generally will not be able to apply any passive activity losses (including losses from certain types of limited partnerships in which the U.S. Holder is a limited partner) against such income. In addition, taxable distributions from us and gain from the disposition of shares of our stock generally will be treated as investment income for purposes of the investment interest limitations.

      A noncorporate U.S. Holder may elect to treat capital gain dividends, capital gains from the disposition of stock and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable gains will be taxed at ordinary income tax rates.

      Sale or Exchange of Shares of Stock. Upon a sale or other disposition of shares, a U.S. Holder will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted basis in such shares, which gain or loss will be long-term if such shares have been held for more than one year. To the extent of any long-term capital gain dividends received by a U.S. Holder, any loss on the sale or other disposition of shares held by such U.S. Holder for six months or less will generally be treated as a long-term capital loss.

      Redemption of Shares of Stock. If we redeem all or a portion of the stock, under section 302 of the Code, the redemption will be treated as a dividend, generally taxable at ordinary income tax rates (to the extent of our current and accumulated earnings and profits), unless the redemption satisfies one or more of the tests set forth in section 302(b) of the Code that enable the redemption to be treated as a sale or exchange of the redeemed stock. A redemption will satisfy these tests if it: (i) is “substantially disproportionate” with respect to the U.S. Holder; (ii) results in a “complete termination” of the U.S. Holder’s interest in all classes of our stock; or (iii) is “not essentially equivalent to a dividend;” all within the meaning of section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by a U.S. Holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of section 302(b) of the Code is satisfied with respect to any particular U.S. Holder will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their tax advisors to determine their tax treatment.

      If a redemption of stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property the U.S. Holder receives. The U.S. Holder’s adjusted tax basis in the redeemed stock would, in that case, be transferred to any other stock of ours that the U.S. Holder owns. If, however, the U.S. Holder has no other stock of ours, this basis may, under certain circumstances, be transferred to a related person, or it may be lost entirely. Under certain proposed regulations, any tax basis of a redeemed U.S. Holder would be recognized as a loss by such U.S. Holder upon the occurrence of certain subsequent events. There can be no assurance that these proposed Treasury Regulations will be adopted, or that they will be adopted in their current form.

Taxation of Tax-Exempt U.S. Holders

      Distributions by us to a U.S. Holder that is a tax-exempt entity generally will not constitute UBTI, so long as the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

      However, a portion of the dividends paid by us may be treated as UBTI to certain domestic private pension trusts that hold more than 10% of our stock (a “10% qualified trust”) if (i) at least one 10% qualified trust owns more than 25% of the value of our stock or (ii) one or more 10% qualified trusts own in the aggregate more than 50% of the value of our stock, and we are therefore treated as a “pension-held REIT.” We believe that we are not, and do not expect to become, a pension-held REIT.

      To the extent we hold REMIC residual interests or are subject to the TMP rules, any excess inclusion income will be subject to tax as UBTI to a tax-exempt stockholder. (See “— Taxable Mortgage Pool Rules” above.)

Taxation of Non-U.S. Holders

      As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our stock that is not a U.S. Holder.

      Ordinary Dividends. The portion of dividends received by Non-U.S. Holders payable out of our current and accumulated earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder and which are not attributable to gain from sales or exchanges by us of a “United States real property interest” (as defined below) will be subject to U.S. withholding tax at the rate of 30% (which may be reduced by treaty). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a Non-U.S. Holder’s investment in our stock is (or is treated as) effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends (and may also be subject to a branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation).

      In the event we hold a REMIC residual interest or are subject to the TMP rules, any excess inclusion income would result in the application of U.S. federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) on any excess inclusion income allocable to Non-U.S. Holders. (See “— Taxable Mortgage Pool Rules” above.)

      Non-Dividend Distributions. Unless our stock constitutes a “United States real property interest” (as defined below) or our stock is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States, distributions by us that are not dividends will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be a dividend, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, not a dividend and if the proper forms are filed with the Internal Revenue Service by the Non-U.S. Holder on a timely basis. If our stock constitutes a United States real property interest, such distribution will be subject to withholding tax and may be subject to taxation, as described below.

      Capital Gain Dividends. To the extent a distribution made by us to a Non-U.S. Holder is attributable to gains from dispositions of United States real property interests that are owned by us directly or indirectly through a flow-through entity, the distribution will be considered effectively connected with a trade or business in the United States of the Non-U.S. Holder and subject to U.S. income tax at the rate applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain dividend. Beginning in 2005, if (i) the capital gain dividend is received by a Non-U.S. Holder with respect to a class of stock that is regularly traded on an established securities market located in the United States (such as the NYSE), and (ii) the Non-U.S. Holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain dividend is received, the distribution will be treated in the same manner as an ordinary income dividend, subject to applicable withholding tax as described above.

      The term “United States real property interests” includes interests in real property and in corporations at least 50% of whose assets consist of United States real property interests (other than solely as a creditor). A “United States real property interest” does not include mortgage-backed securities and does not include mortgage loans unless the holder of the loan has a right to share in the appreciation in value of or the income generated by the underlying property. In addition, we will be required to withhold tax on the amount of dividends to the extent such dividends are attributable to gains from dispositions of United States real property interests. Distributions attributable to gains from dispositions of United States real property interests may also be subject to a branch profits tax in the hands of a foreign corporate stockholder that is not entitled to treaty exemption.

      Disposition of Stock of the Company. If we are treated as a “United States real property holding corporation” a Non-U.S. Holder potentially could be subject to tax (enforced by withholding) upon a sale of shares of our stock. We generally will be a United States real property holding corporation if at least 50% of the fair market value of our assets has consisted of United States real property interests at any time during the five-year period ending on the date of the Non-U.S. Holder’s disposition of shares of our stock. Because United States real property interests do not include mortgage-backed securities or mortgage loans without appreciation rights, we do not expect to be a United States real property holding corporation. Moreover, even if we were a United States real property holding corporation, a Non-U.S. Holder generally will not be subject to tax upon a sale of shares of our stock as long as at all times foreign persons hold, directly or indirectly, less than 50% in value of our shares. There can be no assurance that this test will be met. Finally, a Non-U.S. Holder that owns, actually or constructively, 5% or less of the shares of our stock at all times during a specified testing period also will not incur tax so long as the shares of our stock are “regularly traded” on an established securities market. Because our stock is, and is expected to continue to be, regularly traded on the New York Stock Exchange, we do not expect that a Non-U.S. Holder will be subject to tax on gain on the sale of our stock unless it owns more than 5% of our stock. If gain on the sale of shares of our stock is taxable, a Non-U.S. Holder would be taxed on that gain in the same manner as U.S. Holders, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of Non-U.S. Holders that are corporations.

      Furthermore, a Non-U.S. Holder will be subject to tax on gain from the sale of our stock if:

•	the gain is effectively connected with the Non-U.S. Holder’s trade or business in the United States, in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain and Non-U.S. Holders that are corporations may be subject to an additional 30% branch profits tax; or

•	the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. Holder will incur a 30% tax on his or her capital gains.

      Estate Tax. Shares of our stock owned or treated as owned by an individual who is a Non-U.S. Holder at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

Information Reporting and Backup Withholding

      U.S. Holders. We will report to the U.S. Holders and the Internal Revenue Service the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the U.S. Holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. Holders who fail to certify their non-foreign status to us. See “— Taxation of Non-U.S. Holders” above.

      Non-U.S. Holders. We must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends (including any capital gain dividends) paid to, and the tax withheld with respect to, such Non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides.

      U.S. backup withholding (which generally is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting requirements) and information reporting generally will not apply to dividends (including any capital gain dividends) paid on our stock to a Non-U.S. Holder at an address outside the United States.

      The payment of the proceeds from the disposition of our stock to or through a U.S. office of a broker will be subject to information reporting and backup withholding unless the owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder, or otherwise establishes an exemption. The payment of the proceeds from the disposition of stock to or through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding and information reporting.

      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

Foreign, State and Local Tax Consequences

      We and our stockholders may be subject to foreign, state or local taxation in various foreign, state or local jurisdictions, including those in which we or they transact business or reside. The foreign, state and local tax treatment of us and our stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective stockholders should consult their tax advisors regarding the effect of foreign, state and local tax laws on an investment in our stock.

      Possible Legislative or Other Actions Affecting Tax Consequences. Prospective investors should recognize that the present federal income tax treatment of an investment in the Company may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, resulting in revisions and revised interpretations of the Code, regulations, and established concepts.

UNDERWRITING

      The underwriters named below are acting through their representative, Friedman, Billings, Ramsey & Co., Inc., or FBR. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase, the number of shares of our Series B Preferred Stock set forth opposite their names below. The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of our Series B Preferred Stock is subject to certain conditions.

Underwriters	Number of Shares

Friedman, Billings, Ramsey & Co., Inc	1,440,000
Stifel, Nicolaus & Company, Incorporated	750,000
RBC Dain Rauscher Inc.	540,000
Advest, Inc.	270,000

Total	3,000,000

      We have granted the underwriters an option exercisable during the 30-day period after the date of this prospectus supplement to purchase from us, at the public offering price less underwriting discounts and commissions, up to an additional 450,000 shares of our Series B Preferred Stock for the sole purpose of covering over-allotments, if any. To the extent that the underwriters exercise the option, each underwriter will be committed, subject to certain conditions, to purchase that number of additional shares of Series B Preferred Stock that is proportionate to such underwriter’s initial commitment.

      Under the terms and conditions of the underwriting agreement, the underwriters are committed to purchase all the Series B Preferred Stock, other than the shares subject to the over-allotment option, if any is purchased. We have agreed to indemnify the underwriters against certain civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of such liabilities.

      The underwriters initially propose to offer the Series B Preferred Stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such offering price less a concession not to exceed $0.5000 per share. The underwriters may allow, and such dealers may reallow, a concession not to exceed $0.4500 per share to certain other dealers.

      After the Series B Preferred Stock being offered by this prospectus supplement is released for sale to the public, the underwriters may change the offering price and other selling terms.

      The following table provides information regarding the per share and total underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase from us up to an additional 450,000 shares to cover over-allotments.

	No Exercise	Full Exercise

Per share	$0.7875	$0.7875

Total	$2,362,500	$2,716,875

      We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $350,000.

      The Series B Preferred Stock will constitute a new class of securities with no established trading market. We have applied to list the Series B Preferred Stock on the NYSE under the symbol “AHM PrB.” If approved, trading of the Series B Preferred Stock on the NYSE is expected to commence within the 30-day period after initial delivery of the Series B Preferred Stock. However, we cannot assure you that prices at which the Series B Preferred Stock will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the Series B Preferred Stock will develop and continue after this offering.

      In connection with this offering, the underwriters may purchase and sell shares of our Series B Preferred Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from us in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series B Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the public offering. Stabilizing transactions consist of various bids for or purchases of Series B Preferred Stock made by the underwriters in the open market prior to the completion of this offering.

      The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the representative a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

      Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of our Series B Preferred Stock, and, together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Series B Preferred Stock. As a result, the price of the Series B Preferred Stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

      Any of these activities may stabilize or maintain the market price of the Series B Preferred Stock above independent market levels. These transactions may be effected on the NYSE or in the over-the-counter market or otherwise. The underwriters are not required to engage in these activities and may end any of these activities at any time.

      We have agreed not to sell, offer or agree to sell, contract to sell, pledge, grant any option to sell, or otherwise transfer or dispose of, directly or indirectly, any shares of our Series B Preferred Stock, or any securities convertible into or exercisable or exchangeable for any shares of our Series B Preferred Stock or any right to acquire shares of our Series B Preferred Stock, for a period of 60 days from the date of this prospectus supplement. FBR, however, may at any time and without notice release all or any portion of the Series B Preferred Stock subject to the foregoing lock-up agreements, although it has no present intention of doing so.

      A prospectus in electronic format may be made available on the Internet sites of or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

      FBR will be facilitating Internet distribution for this offering to certain of its Internet subscription customers. FBR intends to allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet website maintained by FBR. Other than the prospectus in electronic format, the information on the FBR website is not part of this prospectus.

      The underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking and general financing services to us for which they have in the past received, and may in the future receive, customary and usual fees.

      In 2003, FBR provided advice to us regarding the Apex merger, for which FBR received customary and usual fees. In March 2004, FBR acted as the sole bookrunning and joint-lead manager of our public offering of 14,375,000 shares of our common stock and received underwriting discounts and commissions in connection with the offering. In July 2004, FBR and Stifel, Nicolaus & Company, Incorporated acted as co-managers of our public offerings of an aggregate of 2,150,000 shares of our Series A Preferred Stock and received underwriting discounts and commissions in connection with the offering. Kenneth P. Slosser, a Managing Director of FBR, also is a non-employee member of our Board of Directors.

LEGAL MATTERS

      Certain legal matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters relating to Maryland law, including the validity of the Series B Preferred Stock to be offered by this prospectus supplement, will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Certain legal matters will be passed upon for the underwriters by Gibson, Dunn & Crutcher LLP, Washington, D.C. Cadwalader, Wickersham & Taft LLP and Gibson, Dunn & Crutcher LLP may rely on Ballard Spahr Andrews & Ingersoll, LLP as to matters of Maryland law.

EXPERTS

      The consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus by reference from the Annual Report on Form 10-K of American Home Mortgage Investment Corp. for the year ended December 31, 2003, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

American Home Mortgage Investment Corp.

$500,000,000

Common Stock

Preferred Stock
Debt Securities
Warrants to Purchase Common Stock or Preferred Stock

        By this prospectus, we intend to offer at one or more times,

     Common Stock

     Preferred Stock
     Debt Securities
     Warrants to Purchase Common Stock or Preferred Stock

in one or more series with an aggregate initial public offering price of up to $500,000,000 (as described in the applicable prospectus supplement). We will provide the specific terms for each of these securities in supplements to this prospectus.

      The securities may be sold directly by us to investors, through agents designated from time to time or to or through dealers or underwriters. See the “Plan of Distribution” section of this prospectus. We will set forth the names of any dealers, underwriters or agents in a prospectus supplement. The net proceeds we expect to receive from such sales also will be set forth in a prospectus supplement.

      Our common stock is traded on the New York Stock Exchange under the symbol “AHH.”

      We are incorporated in the State of Maryland. Our principal executive offices are located at 520 Broadhollow Road, Melville, New York 11747, and our telephone number is (516) 949-3900.

      You should read this prospectus and any supplements carefully before you invest. We strongly recommend that you read carefully the risks we describe in this prospectus as well as any accompanying prospectus supplements, as well as the risk factors in our most current reports to the Securities and Exchange Commission, for a fuller understanding of the risks and uncertainties that we face. See the “Risk Factors” section of this prospectus beginning on page 7 of this prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      TO FACILITATE MAINTENANCE OF OUR QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST FOR FEDERAL INCOME TAX PURPOSES, SUBJECT TO CERTAIN EXCEPTIONS, WE PROHIBIT OWNERSHIP BY ANY PERSON OF MORE THAN 6.5% (BY VALUE OR NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF OUR ISSUED AND OUTSTANDING COMMON STOCK AND OUR ISSUED AND OUTSTANDING CAPITAL STOCK. WE MAY ALSO SIMILARLY LIMIT OWNERSHIP OF ANY SERIES OF OUR PREFERRED STOCK, WHEN AND IF ISSUED. SEE “DESCRIPTION OF CAPITAL STOCK — RESTRICTIONS ON OWNERSHIP AND TRANSFER” BEGINNING ON PAGE 25 OF THIS PROSPECTUS.

The date of this prospectus is January 12, 2004

The information contained in this prospectus is not complete and may be changed. You should only rely on the information provided in this prospectus or incorporated by reference herein or in any supplement to this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (or “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer.

      Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described immediately below under the heading “Where You Can Find More Information.”

EXPLANATORY NOTE

      American Home Mortgage Investment Corp. (or the “Company,” “we” or “us”), a Maryland corporation, was formed in July of 2003 in order to combine the businesses of American Home Mortgage Holdings, Inc., a Delaware corporation (or “AHM Holdings”), and Apex Mortgage Capital, Inc., a Maryland corporation (or “Apex”) through a series of transactions. First, AHM Holdings engaged in an internal reorganization whereby AHM Holdings was merged with and into a newly formed subsidiary of the Company (then a wholly owned subsidiary of AHM Holdings). Pursuant to the reorganization, each outstanding share of common stock of AHM Holdings was converted into one share of the Company’s common stock, with the Company becoming the parent company of AHM Holdings. Next, Apex was merged with and into the Company, with the Company as the surviving corporation. Stockholders of Apex received shares of the Company in consideration of the merger based on the exchange ratio set forth in the merger agreement. You can find additional information regarding these transactions in the Company’s Registration Statement on Form S-4 (File No. 333-107545) filed with the SEC on October 24, 2003.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (or “Exchange Act”), with the SEC. You may read and copy any of these filed documents at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      Our website is http://www.americanhm.com. We make available free of charge on our website, via a link to a third party website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

      This prospectus is part of a registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of ours, you should refer to the exhibits that are a part of the registration statement or the prospectus supplement for a copy of the referenced contract or document. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

      The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus.

      This prospectus incorporates by reference the documents that we and our predecessor companies, AHM Holdings and Apex, have filed with the SEC. These documents contain important information about us that is not included in or delivered with this prospectus. The following documents filed with the SEC pursuant to Sections 13 of the Exchange Act (File No. 001-31916) are incorporated by reference:

American Home Mortgage Investment Corp.

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 3, 2003 (File No. 001-31916), including any amendments or reports filed for the purpose of updating our common stock description; and

•	The Current Reports on Form 8-K dated December 3, 2003 and December 24, 2003 (File No. 001-31916).

American Home Mortgage Holdings, Inc.

•	The Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 000-27081);

•	The Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 (File No. 000-27081); and

•	The Current Reports on Form 8-K dated February 4, 2003, July 12, 2003, September 10, 2003, October 23, 2003, October 28, 2003 and December 2, 2003 (File No. 000-27081).

Apex Mortgage Capital, Inc.

•	The Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 001-13637);

•	The Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 (File No. 001-13637); and

•	The Current Reports on Form 8-K dated July 12, 2003 and August 14, 2003 (File No. 001-13637).

      All documents that we will file with the SEC under the provisions of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of any offering of securities under this prospectus shall be deemed to be incorporated by reference and to be a part of this prospectus from the date such documents are filed.

      We will provide to you, without charge, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning: Alan B. Horn, Esq., Secretary, American Home Mortgage Investment Corp., 520 Broadhollow Road, Melville, New York 11747, telephone number (516) 949-3900.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains certain forward-looking statements within the meaning of the federal securities laws. These statements may be made directly in this prospectus by reference to other documents filed with the SEC by us, AHM Holdings or Apex, and they also may be made a part of this prospectus by reference to other documents filed with the SEC by us, AHM Holdings or Apex, which is known as “incorporation by reference.”

      Some of the forward-looking statements can be identified by the use of forward-looking words. When used in our documents or in any oral presentation, statements which are not historical in nature, including the words “anticipate,” “may,” “estimate,” “should,” “seek,” “expect,” “plan,” “believe,” “intend,” and similar words, or the negatives of those words, are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings (loss), capital expenditures, dividends, capital structure or other financial terms. Certain statements regarding the following particularly are forward-looking in nature:

•	our business strategy;

•	future performance, developments, market forecasts or projected dividends;

•	projected acquisitions or joint ventures; and

•	projected capital expenditures.

      The forward-looking statements in this prospectus are based on our management’s beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. These factors include, without limitation:

•	the overall environment for interest rates and their subsequent effect on our business;

•	repayment speeds within the mortgage-backed securities market;

•	risk associated with equity investments and the general volatility of the capital markets and the market price of our common stock;

•	competition for business and personnel;

•	our need for additional capital;

•	dividends declared by us that are not as high as expected;

•	failure to achieve synergies expected from the combination of the businesses of AHM Holdings and Apex;

•	changes in federal and state regulation of mortgage banking;

•	our ability to identify and complete acquisitions and successfully integrate the businesses we acquire;

•	general economic, political, market, financial or legal conditions; and

•	the other factors referenced in this prospectus, including, without limitation, under the “Risk Factors” section.

      In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur, and we qualify any and all of our forward-looking statements entirely by these cautionary factors. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or as of the date of any document incorporated by reference in this prospectus, as applicable. Such forward-looking statements are inherently uncertain, and you must recognize that actual results may differ from expectations. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY

      Our business consists of originating and servicing primarily prime quality residential mortgage loans, securitizing or selling certain loans and holding securities for spread income. We qualify as a real estate investment trust (or “REIT”) for U.S. federal income tax purposes and are self-managed. Our REIT-eligible assets and activities are held and performed at the parent level or in qualified REIT subsidiaries. As of December 23, 2003, we have one qualified REIT subsidiary, American Home Mortgage Acceptance, Inc. Our assets and activities that are not REIT-eligible, such as the mortgage origination and servicing businesses, are conducted by AHM Holdings, a taxable REIT subsidiary, and its subsidiaries, American Home Mortgage Corp. and Columbia National, Incorporated.

Mortgage-Backed Securities

      We currently own a leveraged portfolio of residential adjustable rate mortgage (or “ARM”) or hybrid ARM mortgage-backed securities on which we earn interest income. A hybrid ARM is a mortgage loan with respect to which the interest rate is fixed for a certain period of time, after which it becomes adjustable for the remaining term of the loan. It is our current business strategy to add to this portfolio by closing and securitizing loan applications sourced from our loan origination business. We project that by holding such self-originated mortgage-backed securities, our cost to acquire such securities will be lower than if we had purchased similar securities in the capital markets, and that consequently our return from holding self-originated securities will be greater than from purchasing similar securities in the secondary market. The net interest income earned from holding mortgage-backed securities in our qualified REIT subsidiaries is largely tax exempt as a result of our REIT status. Our current investment strategy, which is subject to change without notice, is to seek to avoid interest rate risk by only investing in ARM or short-duration hybrid ARM securities and financing these mortgage-backed securities with liabilities and swap transactions that will have an inverse reaction to a change in interest rates compared with the securities. This projected higher yield is based upon our lower cost basis in self-originated mortgage securities, resulting from the absence of distribution costs associated with mortgage securities purchased in the secondary markets as well as the tax savings which can be achieved because the originating entity is not expected to pay federal income tax.

Mortgage Banking

      Our mortgage banking activities, conducted through AHM Holdings and its subsidiaries, involve two business segments: originating residential mortgage loans and servicing residential mortgage loans.

      We view our loan origination and loan servicing segments as counterbalancing businesses because, during periods of falling interest rates, the results from originations are expected to be strong while the servicing business is expected to experience losses. Conversely, during periods of rising interest rates, the results from originations are expected to diminish while net income from servicing is expected to increase. Despite this expected counterbalancing effect of our servicing business, the overall impact of rising interest rates is projected to reduce the profitability of our mortgage banking business, since the diminished results from originations are not projected to be fully offset by increases in net income from our servicing business.

Loan Origination

      Our origination segment makes home loans to consumers and then either resells those home loans into the secondary mortgage market or transfers the loans to our qualified REIT subsidiary for closing and securitization. Under our current investment strategy, which is subject to change without notice, we expect to sell our fixed rate and longer duration hybrid ARM loans. In contrast, we expect to securitize and hold our ARM and short duration hybrid ARM loans.

      As of September 30, 2003, lending was conducted through 267 loan production offices located in 34 states across the United States, through mortgage brokers and through Internet call centers that serve customers located in all 50 states. For the first nine months of 2003, our retail activities, the community loan offices and Internet call centers, accounted for approximately 80% of our loan originations, while mortgage brokers accounted for 20% of our originations. Mortgage brokers are expected to account for an increased percentage of our originations in 2004 due to our recent opening of a number of wholesale branches in the Western United States. We offer a broad array of mortgage products, but primarily make high-credit-quality loans; more than 80% of our originations are eligible for Fannie Mae, Freddie Mac or Ginnie Mae, while most of the balance of our loans consists of jumbo loans for borrowers with FICO credit scores above 660.

      AHM Holdings has grown its loan origination franchise substantially since becoming a public company in October of 1999. This year, we expect that total loan originations will be approximately $21.5 billion, compared to $12.2 billion in 2002, $7.8 billion in 2001 and $3.0 billion in 2000. AHM Holdings’ growth has resulted from growing its network of loan production offices primarily by acquisitions, and to a lesser extent by increasing its originations from mortgage brokers and growing its Internet business. AHM Holdings grew its loan production offices to 267 as of September 30, 2003, from 28 in October of 1999 by acquiring small to mid-sized mortgage businesses on favorable terms. AHM Holdings has completed seven such acquisitions since December of 1999. When it acquired a small or mid-sized mortgage business, AHM Holdings sought to accomplish three synergies. First, it reduced operational costs by supporting the acquired business with its existing capabilities and by eliminating duplicative costs in the acquired business’ support structure. Second, in many cases AHM Holdings was able to improve the prices obtained for the acquired business’ loan production in the secondary market by substituting AHM Holdings’ more robust marketing capabilities for those of the acquired business. Third, AHM Holdings enhanced the marketing capabilities of the acquired businesses by providing its marketing capabilities to the acquired business’ loan production offices.

      Growth in AHM Holdings’ business with mortgage brokers has resulted from adding additional branches and account executives in our mortgage broker channel and increasing the depth of our mortgage broker support capabilities. Originations from mortgage brokers grew to $3.5 billion for the first nine months of 2003 compared to $1.2 billion for the first nine months of 2002.

Loan Servicing

      Our servicing business entails administering existing mortgage loans owned by Fannie Mae, Freddie Mac, Ginnie Mae, the State of Maryland Housing Authority and other institutional mortgage holders. Administrative responsibilities include responding to customers inquiring about their loans, collecting mortgage payments, ensuring that proper homeowners’ insurance is in place with respect to the underlying collateral securing the mortgage loans and recovering and reselling collateral on defaulted loans. As of September 30, 2003, we serviced approximately 67,975 loans with an aggregate principal balance of approximately $7.8 billion. Under our current servicing investment strategy, which is subject to change without notice, we retain the servicing rights when we securitize or sell ARM and hybrid ARM loans. In addition, we generally retain servicing rights associated with fixed rate loans when we swap loans with Fannie Mae or Freddie Mac for mortgage-backed securities and sell the mortgage-backed securities.

      We receive an annual fee for servicing mortgage loans, ranging generally from  1/4% to  1/2% of the outstanding principal balances of the loans, and generate other revenue from our loan servicing business, such as late fees. Virtually all of the loans being serviced by us were originated by us, with the exception of certain loans owned by the State of Maryland Housing Authority, for which we are a master servicer. In general, mortgage servicing rights lose value when mortgage rates decline, as increased refinancing decreases the expected life of the loans in the servicing portfolio. As a result of the impact of falling interest rates during the past several years, our servicing segment has been experiencing losses.

SUMMARY OF THE SECURITIES OFFERED BY THIS PROSPECTUS

      We may offer any of the following securities from time to time:

•	common stock;

•	preferred stock;

•	debt securities; and

•	warrants to purchase common stock or preferred stock.

      When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue will not exceed $500,000,000. This prospectus, including the following summary of the securities to be issued, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate prospectus supplement.

Common Stock

      We may offer shares of our common stock, which is currently traded on the New York Stock Exchange under the symbol “AHH.” See “Description of Capital Stock” beginning on page 22 of this prospectus.

Preferred Stock

      We may offer our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or the manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms that apply to that series of preferred stock. See “Description of Capital Stock” beginning on page 22 of this prospectus.

Debt Securities

      We may offer debt securities at various times in one or more series. The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The terms of any debt securities that we offer will be set forth in the applicable prospectus supplement. See “Description of Debt Securities” beginning on page 28 of this prospectus.

Warrants

      We may offer warrants to purchase our common stock or preferred stock. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of security to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents. See “Description of Warrants” beginning on page 38 of this prospectus.

Listing

      If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will state such information.

RISK FACTORS

      The securities offered under this prospectus subject to a number of substantial risks. You should carefully consider the following risk factors along with the rest of the information contained elsewhere in this prospectus before making an investment decision. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially adversely affected. If this were to occur, the trading price of the securities offered in this prospectus could decline significantly and you may lose all or part of your investment.

Absence of a historical trading market for our common stock and the historical volatility of the market prices of AHM Holdings’ and Apex’s common stock create uncertainty about future trading prices of our common stock.

      AHM Holdings and Apex completed the reorganization and the merger on December 3, 2003, and shares of our common stock began trading publicly for the first time on December 4, 2003. Accordingly, there may be significant fluctuations in the market price of our common stock, both initially before an orderly trading market develops and after that time as well. Historically, the market prices of AHM Holdings’ common stock and of Apex’s common stock have been volatile. These fluctuations often have been unrelated or disproportionate to the actual operating performance of the two companies. The price of Apex’s common stock has generally traded below Apex’s initial public offering price of $15.00 per share in December 1997 and has ranged from $4.55 per share to $16.49 per share since that time through October 22, 2003. The price of AHM Holdings’ common stock has ranged from $3.75 per share to $25.27 per share since AHM Holdings’ initial public offering price of $6.00 per share in 1999 through December 3, 2003.

      In addition, the following factors, many of which are beyond our control, could contribute to the volatility of the price of our common stock:

•	actual or anticipated variations in our quarterly results;

•	changes in our level of dividend payments;

•	changes in the value of our mortgage holdings and related liabilities;

•	changes in the prospects for, or results from, our mortgage holdings, mortgage origination or mortgage servicing businesses;

•	new products or services offered by us or our subsidiaries and our competitors;

•	our actual results being different from our earnings guidance or other projections;

•	changes in projections of our financial results by securities analysts;

•	general conditions or trends in the mortgage holding, mortgage origination and mortgage servicing businesses;

•	announcements by us of significant acquisitions, strategic relationships, investments or joint ventures;

•	negative changes in the public’s perception of the prospects for returns from holding mortgage-backed securities and from the mortgage origination and servicing businesses, which could depress our stock price, regardless of actual results;

•	interest rate fluctuations or general economic conditions, such as inflation or a recession;

•	any obstacles in continuing to qualify as a REIT, including obstacles due to changes in law applicable to REITs;

•	additions or departures of our key personnel; and

•	issuing new securities pursuant to this offering or otherwise.

Our future financial results may materially differ from the pro forma financial information presented in our Current Report on Form 8-K, dated December 3, 2003 (File No. 001-31916).

      Our future financial results may be materially different from those shown in the pro forma financial statements that only show a combination of AHM Holdings’ and Apex’s historical results. We, as the combined company, will incur certain restructuring charges, acquisition-related charges and purchase accounting adjustments. These charges may be higher or lower than we have estimated, depending upon how costly or difficult it is to integrate the combined company. Furthermore, these charges may decrease the capital of the combined company that could be used for profitable, income-earning investments in the future.

The amount of our dividends may be less than projected.

      The amount of any dividend paid by us will depend on a number of factors, including the amount of income generated from our mortgage holdings, the amount of income generated from our mortgage origination and servicing businesses and the amount of such earnings retained by our taxable REIT subsidiaries to provide for future growth.

Our corporate governance is significantly influenced by insiders, which may result in corporate actions with which you do not agree.

      As of December 22, 2003, our officers and directors directly beneficially owned approximately 20.75% of our outstanding common stock. Therefore, they are able to exert significant influence over the outcome of all corporate actions requiring approval of our stockholders, which may result in corporate actions with which you do not agree.

Certain provisions of Maryland law and our charter and bylaws could hinder, delay or prevent a change in control.

      Certain provisions of Maryland law and our charter and bylaws could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control of our company. These provisions include the following:

•	Classified Board of Directors. Our Board of Directors is divided into three classes with staggered terms of office of three years each. The classification and staggered terms of office of our directors make it more difficult for a third party to gain control of our Board of Directors. At least two annual meetings of stockholders, instead of one, generally would be required to effect a change in a majority of our Board of Directors.

•	Removal of Directors. Under our charter, subject to the rights of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause and only by the affirmative vote of at least two-thirds of all votes entitled to be cast by our stockholders generally in the election of directors.

•	Number of Directors, Board Vacancies, Term of Office. We may, in the future, elect to be subject to certain provisions of Maryland law which vest in the Board of Directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the Board even if the remaining directors do not constitute a quorum. These provisions of Maryland law, which are applicable even if other provisions of Maryland law or our charter or bylaws provide to the contrary, also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of stockholders as would otherwise be the case, and until his or her successor is elected and qualifies.

•	Stockholder Requested Special Meetings. Our bylaws provide that our stockholders have the right to call a special meeting only upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast by the stockholders at such meeting.

•	Advance Notice Provisions for Stockholder Nominations and Proposals. Our bylaws require advance written notice for stockholders to nominate persons for election as directors at, or to bring other business before, any meeting of stockholders. This bylaw provision limits the ability of stockholders to make nominations of persons for election as directors or to introduce other proposals unless we are notified in a timely manner prior to the meeting.

•	Exclusive Authority of Our Board to Amend the Bylaws. Our bylaws provide that our Board of Directors has the exclusive power to adopt, alter or repeal any provision of the bylaws or to make new bylaws. Thus, our stockholders may not effect any changes to our bylaws.

•	Preferred Stock. Under our charter, our Board of Directors has authority to issue preferred stock from time to time in one or more series and to establish the terms, preferences and rights of any such series of preferred stock, all without approval of our stockholders. The issuance of shares of preferred stock could adversely impact the voting power of the holders of common stock and could have the effect of delaying or preventing a change in control or other corporate action.

•	Duties of Directors with Respect to Unsolicited Takeovers. Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (i) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (ii) authorize the corporation to redeem any rights under, or modify or render inapplicable, any stockholders’ rights plan, (iii) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act (to the extent either Act is otherwise applicable), or (iv) act or fail to act solely because of the effect that the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law, the act of the directors of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

•	Ownership Limit. In order to preserve our status as a REIT under the Internal Revenue Code, our charter generally prohibits any single stockholder, or any group of affiliated stockholders, from beneficially owning more than 6.5% of our outstanding common stock, or more than 6.5% of our outstanding common and preferred stock, unless and to the extent to which our Board of Directors decides to waive or modify this ownership limit.

•	Maryland Business Combination Act. The Maryland Business Combination Act provides that, unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuances of shares of stock and other specified transactions, with an “interested stockholder” or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of a Maryland corporation. Our Board of Directors has adopted a resolution exempting the company from this statute. However, our Board of Directors may repeal or modify this resolution in the future, in which case the provisions of the Maryland Business Combination Act will be applicable to business combinations between us and other persons.

•	Maryland Control Share Acquisition Act. Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” shall have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. “Control shares” means shares of stock that, if aggregated with all other shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of the voting power: one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all voting power. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

If voting rights or control shares acquired in a control share acquisition are not approved at a stockholders’ meeting, then subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. Our bylaws contain a provision exempting acquisitions of our shares from the Maryland Control Share Acquisition Act. However, our Board of Directors may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of ours acquired in a control share acquisition will be subject to the Maryland Control Share Acquisition Act.

Our results from holding mortgage-backed securities may be harmed by changes in the level of interest rates, changes to the difference between short and longer term interest rates, changes to the difference between interest rates for mortgage-backed securities compared to other debt instruments, and an absence of or reduction in the availability, at favorable terms, of repurchase financing and other liquidity sources typically utilized by mortgage REITs.

      The value of, and return from, the mortgage-backed securities we hold will be affected by changes in the marketplace for mortgage-backed securities and debt securities in general, as well as high prepayments speeds, and may be volatile. The impact of changes in the marketplace for mortgage-backed securities and debt securities on our results will be magnified because our mortgage-backed securities holdings will be highly leveraged. Additionally, much of the financing we use to hold our mortgage-backed securities is cancelable by our lenders on short notice. If our lenders cease to provide financing to us on favorable terms, we would be forced to liquidate some or all of our mortgage-backed securities, possibly at a substantial loss.

We do not have significant institutional experience managing a portfolio of mortgage-backed securities, which could negatively affect the market price of our common stock and our ability to distribute dividends.

      We do not have significant institutional experience managing a portfolio of mortgage-backed securities. Our failure to recruit and retain qualified employees experienced in managing a portfolio of structured products or mortgage-backed securities, including our recently hired Chief Investment Officer, could harm our future operating results and may, in turn, negatively affect the market price of our common stock and its ability to pay dividends.

Due to an exception to the stock ownership limitations applicable to our status as a REIT, Michael Strauss holds a substantial percentage of our outstanding securities.

      Under our charter, AHM Holdings’ founder, Chief Executive Officer and President, Michael Strauss, is exempted from the general ownership limitation that applies to holders of our securities in connection with maintaining our status as a REIT and is permitted to beneficially own up to 20% of the value of the total number of our outstanding common and preferred shares of stock. As of December 22, 2003, Mr. Strauss beneficially owns approximately 16.79% of our outstanding common stock. Accordingly, Mr. Strauss has the ability to influence any of our affairs requiring stockholder approval, including, for example, the election and removal of directors, amendments to our charter and approval of significant corporate transactions.

Loss of Investment Company Act exemption would adversely affect us and negatively affect the market price of shares of our common stock and our ability to distribute dividends.

      Neither AHM Holdings nor Apex was regulated as investment companies under the Investment Company Act of 1940, as amended, and we intend to operate so as to not become regulated as an investment company under the Investment Company Act. We intend to be “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” Specifically, we intend to invest at least 55% of our assets in mortgage loans or mortgage-backed securities that represent the entire ownership in a pool of mortgage loans ownership and at least an additional 25% of our assets in mortgages, mortgage-backed securities, securities of REITs and other real estate-related assets.

      If we fail to qualify for an exemption under the Investment Company Act, we may be required to restructure our activities. For example, if the market value of our investments in equity securities were to increase by an amount that resulted in less than 55% of our assets being invested in mortgage loans or mortgage-backed securities that represent the entire ownership in a pool of mortgage loans, we might have to sell equity securities in order to qualify for exemption under the Investment Company Act. In the event we must restructure our activities, our results of operations could be adversely affected.

Our hedging strategy may adversely affect our borrowing cost and expose us to other risks.

      From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. Currently, we intend to primarily use term reverse repurchase agreements and interest rate swap agreements to manage the interest rate risk of our portfolio of adjustable-rate mortgages. However, our actual hedging decisions will be determined in light of the facts and circumstances existing at the time and may differ from our currently anticipated hedging strategy. Developing an effective strategy for dealing with movements in interest rates is complex and no strategy can completely insulate us from risks associated with such fluctuations. There can be no assurance that our hedging activities will effectively hedge against adverse interest rate movement.

The results from our mortgage origination business will be harmed by rising interest rates.

      Since 2001, a majority of AHM Holdings’ mortgage originations were to customers refinancing an existing loan to obtain a lower interest rate. Rising interest rates have substantially reduced the number of potential customers that can achieve a lower interest rate from refinancing, and to a lesser extent the number of potential customers that can afford to buy homes, and consequently are substantially reducing the amount of loans originated by our loan origination business and the revenue therefrom. In addition, rising interest rates are likely to reduce the margins achieved by our loan origination business. While rising interest rates generally will have a beneficial impact on AHM Holdings’ mortgage servicing business, the negative impact from rising interest rates on its mortgage origination business generally has been greater than the offsetting beneficial impact, and consequently, in a period of rising interest rates, our earnings are projected to decline.

The results from our mortgage servicing business will be harmed by falling interest rates.

      AHM Holdings historically has suffered losses from its mortgage servicing business. If interest rates remain low enough to cause a large number of borrowers whose loans are being serviced by our servicing business to refinance, we will experience high amortization and possibly continued impairment of our servicing assets, and would likely experience a loss from our mortgage servicing business.

An increase in interest rates could reduce the value of our loan inventory and commitments and our hedging strategy may not protect us from interest rate risk and may lead to losses.

      The value of our loan inventory will be based, in part, on market interest rates. Accordingly, we may experience losses on loan sales if interest rates change rapidly or unexpectedly. If interest rates rise after we fix a price for a loan or commitment but before we close or sell such loan, the value of the loan will decrease. If the amount we receive from selling the loan is less than our cost of originating the loan, we may incur net losses, and our business and operating results could be harmed. While we will use hedging and other strategies to minimize our exposure to interest rate risks, no hedging or other strategy can completely protect us. In addition, the nature and timing of hedging transactions may influence the effectiveness of these strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. In addition, hedging strategies involve transaction and other costs. We cannot assure you that our hedging strategy and the hedges that we make will adequately offset the risks of interest rate volatility or that our hedges will not result in losses.

We may fail to generate expected returns on our mortgage-related assets because of interest rate caps associated with adjustable-rate mortgages.

      Adjustable-rate mortgage assets are typically subject to periodic and lifetime interest rate caps and floors, which limit the amount by which an adjustable-rate mortgage asset’s interest yield may change during any given period. However, our borrowing costs will not be subject to similar restrictions. Hence, in a period of rising interest rates, interest rate costs on our borrowings could increase without limitation by caps, while the interest-rate yields on our adjustable-rate mortgage assets would generally be limited by caps. This could result in the receipt of less cash income on our adjustable-rate mortgage assets than needed in order to pay the interest cost on our related borrowings. These factors could lower our net interest income or cause a net loss during periods of rising interest rates, which would negatively impact our financial condition, cash flows and results of operations.

We may not be able to manage our growth efficiently, which may harm our results and may, in turn, harm the market price of our common stock and our ability to distribute dividends.

      Over the last several years, AHM Holdings experienced significant growth in its business activities and in the number of its employees. We will seek continued growth through both acquisitions and internal growth. AHM Holdings’ growth has required, and our growth will continue to require, increased investment in management and professionals, personnel, financial and management systems and controls and facilities, which could cause our operating margins to decline from historical levels, especially in the absence of revenue growth.

We face risks in connection with any completed or potential acquisition, which could have a material adverse impact on our growth or our operations.

      AHM Holdings has completed several acquisitions over the past few years, and we from time to time will continue to consider additional strategic acquisitions of mortgage lenders and other mortgage banking- and finance-related companies. Upon completion of an acquisition, we are faced with the challenges of integrating the operations, services, products, personnel and systems of acquired companies into our business, identifying and eliminating duplicated efforts and systems and incorporating different corporate strategies, addressing unanticipated legal liabilities and other contingencies, all of which divert management’s attention from ongoing business operations. Any acquisition we make may also result in potentially dilutive issuances of equity securities, the incurrence of additional debt and the amortization of expenses related to goodwill and other intangible assets. We cannot assure you that we will be successful in integrating any acquired business effectively into the operations of our business. In addition, there is substantial competition for acquisition opportunities in the mortgage industry. This competition could result in an increase in the price of, and a decrease in the number of, attractive acquisition candidates. As a result, we may not be able to successfully acquire attractive candidates on terms we deem acceptable. We cannot guarantee you that we will be able to overcome the risks associated with acquisitions or that such risks will not adversely affect our growth and results of operations.

We face intense competition that could harm our market share and our revenues.

      We face intense competition from commercial banks, savings and loan associations and other finance and mortgage banking companies, as well as from Internet-based lending companies and other lenders participating on the Internet. Entry barriers in the mortgage industry are relatively low and increased competition is likely. As we seek to expand our business, we will face a greater number of competitors, many of whom will be well-established in the markets we seek to penetrate. Many of our competitors are much larger than we are, have better name recognition than we do and have far greater financial and other resources than we do. We cannot assure you that we will be able to effectively compete against them or any future competitors.

      In addition, competition may lower the rates we are able to charge borrowers, thereby potentially lowering the amount of income on future loan sales and sales of servicing rights. Increased competition also may reduce the volume of our loan originations and loan sales. We cannot assure you that we will be able to compete successfully in this evolving market.

The success and growth of our business will depend on our ability to adapt to technological changes.

      Our mortgage origination business is currently dependent on our ability to effectively interface with our customers and efficiently process loan applications and closings. The origination process is becoming more dependent on technology advancement, such as the ability to process applications over the Internet, accept electronic signatures, provide process status updates instantly and other customer expected conveniences. As these requirements increase in the future, we will have to remain competitive with new technology and such additions may require significant capital expenditures.

Changes in existing government sponsored and federal mortgage programs could negatively affect our mortgage banking business.

      Our ability to generate revenue through mortgage sales to institutional investors largely depends on programs sponsored by Fannie Mae, Freddie Mac, Ginnie Mae and others which facilitate the issuance of mortgage-backed securities in the secondary market. A portion of our business also depends on various programs of the Federal Housing Administration (FHA) and the Veterans Administration (VA). Any discontinuation of, or significant reduction in, the operation of those programs could have a material adverse effect on our mortgage banking business and results of operations. Also, any significant adverse change in the level of activity in the secondary market or the underwriting criteria of these entities would reduce our revenues.

We face intense competition for personnel that could harm our business and in turn negatively affect the market price of our common stock and our ability to distribute dividends.

      Generally, our business is dependent on the highly skilled, and often highly specialized, individuals we employ. Our failure to recruit and retain qualified employees, including employees qualified to manage a portfolio of structured products or mortgage-backed securities, could harm our future operating results and may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

      Specifically, we depend on our loan originators to generate customers by, among other things, developing relationships with consumers, real estate agents and brokers, builders, corporations and others, which we believe leads to repeat and referral business. Accordingly, we must be able to attract, motivate and retain skilled loan originators. In addition, our growth strategy contemplates hiring additional loan originators. The market for such persons is highly competitive and historically has experienced a high rate of turnover. Competition for qualified loan originators may lead to increased costs to hire and retain them. We cannot guarantee that we will be able to attract or retain qualified loan originators. If we cannot attract or retain a sufficient number of skilled loan originators, or even if we can retain them but at higher costs, our business and results of operations could be harmed.

The loss of key purchasers of our loans or a reduction in prices paid could harm our financial condition.

      In 2002, 80% of the loans that AHM Holdings sold were to three large national financial institutions, two of which compete with us directly for retail originations. If these financial institutions or any other significant purchaser of our loans cease to buy our loans and equivalent purchasers cannot be found on a timely basis, then our business and results of operations could be harmed. Our results of operations could also be harmed if these financial institutions or other purchasers lower the price they pay to us or adversely change the material terms of their loan purchases from us. The prices at which we sell our loans vary over time. A number of factors determine the price we receive for our loans. These factors include:

•	the number of institutions that are willing to buy our loans;

•	the amount of comparable loans available for sale;

•	the levels of prepayments of, or defaults on, loans;

•	the types and volume of loans that we sell;

•	the level and volatility of interest rates; and

•	the quality of our loans.

We may be required to return proceeds obtained from the sale of loans, which would negatively impact our results of operations.

      When we sell a loan to an investor, we are required to make representations and warranties regarding the loan, the borrower and the property. These representations are made based in part on our due diligence and related information provided to us by the borrower and others. If any of these representations or warranties is later determined not to be true, we may be required to repurchase the loan, including principal and interest, from the investor or indemnify the investor for any damages or losses caused by the breach of such representation or warranty. In connection with some non-prime loan sales, we may be required to return a portion of the premium paid by the investor if the loan is prepaid within the first year after its sale. If, to any significant extent, we are required to repurchase loans, indemnify investors or return loan premiums, it could have a material adverse effect on our business and results of operations.

We must comply with numerous government regulations and we are subject to changes in law that could increase our costs and adversely affect our business.

      Our mortgage banking business is subject to the laws, rules and regulations of various federal, state and local government agencies regarding the origination, processing, underwriting, sale and servicing of mortgage loans. These laws, rules and regulations, among other things, limit the interest rates, finance charges and other fees we may charge, require us to make extensive disclosure, prohibit discrimination and impose qualification and licensing obligations on us. They also impose on us various reporting and net worth requirements. We also are subject to inspection by these government agencies. Our mortgage banking business is also subject to laws, rules and regulations regarding the disclosure of non-public information about our customers to non-affiliated third parties. Our failure to comply with any of these requirements could lead to, among other things, the loss of approved status, termination of contractual rights without compensation, demands for indemnification or mortgage loan repurchases, class action lawsuits and administrative enforcement actions.

      Regulatory and legal requirements are subject to change. If such requirements change and become more restrictive, it would be more difficult and expensive for us to comply and could affect the way we conduct our business, which could adversely impact our results of operations. While we believe we are currently in material compliance with the laws, rules and regulations to which we are subject, we cannot assure you that we are, or will be, in full compliance with applicable laws, rules and regulations. If we cannot comply with those laws or regulations, or if new laws limit or eliminate some of the benefits of purchasing a mortgage, our business and results of operations may be materially adversely affected.

The loss of our relationships with government agencies and related entities would have an adverse effect on our business.

      Our agreements with Fannie Mae, Freddie Mac, Ginnie Mae, the FHA and the VA afford us a number of advantages and may be canceled by the counterparty for cause. Cancellation of one or more of these agreements would have a material adverse impact on our operating results and could result in further disqualification with other counterparties, loss of technology and other materially adverse consequences.

We are exposed to environmental liabilities with respect to properties to which we take title, which could increase our costs of doing business and adversely impact our results of operations.

      In the course of our business, at various times, we may foreclose and take title (for security purposes) to residential properties and could be subject to environmental liabilities with respect to such properties. To date, we have not been required to perform any environmental investigation or remediation activities, nor have we been subject to any environmental claims relating to these activities. We cannot assure you that this will remain the case in the future. We may be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and clean up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with an environmental investigation or remediation activities could be substantial. In addition, as the owner or former owner of a contaminated site, we may be subject to common law claims by third parties seeking damages and costs resulting from environmental contamination emanating from such property.

Our non-prime mortgage business subjects us to greater risks than our prime business and if we were to increase our non-prime mortgage business in the future, our business could become less stable.

      The non-prime mortgage banking industry is riskier than the prime mortgage business primarily because there is a greater risk of default and product offerings for non-prime mortgages frequently change, which may make selling a non-prime loan to our institutional investors more difficult. If we were to fail to address adequately the related risks, this failure could harm our business and results of operations. The non-prime mortgage business recently has been subject to increased public and regulatory scrutiny, which has resulted and is expected to continue to result in more stringent regulation of this business. In addition, a number of companies engaged in this business have recently become subject to class-action lawsuits and regulatory actions alleging, among other things, improper marketing practices, improper account terms and fees and disclosure violations. We currently make a limited number of loans to borrowers who have impaired or limited credit histories or higher debt-to-income ratios than prime mortgage lenders allow.

Our financial results fluctuate as a result of seasonality and other factors, including the demand for mortgage loans, which makes it difficult to predict our future performance.

      Our business is generally subject to seasonal trends. These trends reflect the general pattern of resales of homes, which typically peak during the spring and summer seasons. AHM Holdings’ quarterly results have fluctuated in the past and are expected to fluctuate in the future, reflecting the seasonality of the industry. Further, if the sale of a loan is postponed, the recognition of income from the sale is also postponed. If such a delay causes us to recognize income in the next quarter, our results of operations for the previous quarter could be harmed. Unanticipated delays could also increase our exposure to interest rate fluctuations by lengthening the period during which our variable rate borrowings under credit facilities are outstanding. If our results of operations do not meet the expectations of our stockholders and securities analysts, then our common stock price may be harmed.

There may be substantial sales of our common stock after the offering which would cause a decline in our stock price.

      Sales of substantial amounts of our common stock in the public market following an offering of our securities, or the perception that such sales could occur, could have a material adverse effect on the market price of our common stock.

Failure to qualify as a REIT would subject us to U.S. federal income tax, which would reduce the cash available for distribution to our stockholders.

      If we fail to qualify for taxation as a REIT in any taxable year, and certain relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made under the Internal Revenue Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which the disqualification occurred. It is not possible to predict whether in all circumstances we would be entitled to such statutory relief.

      Furthermore, in the event that Apex has failed to qualify for taxation as a REIT and certain relief provisions do not apply, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which the disqualification occurred.

      If we satisfy the requirements for qualification and taxation as a REIT, we may nevertheless be subject to taxes (and possibly excise taxes) on undistributed income, net income from certain prohibited transactions, and state and local taxes.

USE OF PROCEEDS

      We intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, working capital, acquisitions and capital expenditures. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities.

RATIO INFORMATION

      The ratio of earnings to fixed charges was calculated by dividing the sum of the fixed charges into the sum of the earnings before taxes and minority interests plus fixed charges and distributed income of equity investees. Fixed charges for purposes of the ratios consist of interest expense and the estimated interest within rental expense.

      The table below presents the ratio of earnings to fixed charges for the fiscal years ended December 31, 2002, December 31, 2001, December 31, 2000, December 31, 1999, December 31, 1998 and the nine months ended September 30, 2003.

						Nine Months
	Years Ended December 31,					Ended
						September 30,
	2002	2001	2000	1999	1998	2003

Ratio of earnings to fixed charges	2.75	2.07	1.48	1.95	1.78	3.19

PLAN OF DISTRIBUTION

      We may sell the securities being offered hereby from time to time in one or more of the following methods:

•	to underwriters or dealers, who may act directly or through a syndicate represented by one or more managing underwriters;

•	through broker-dealers we have designated to act on our behalf as agents;

•	directly to one or more purchasers;

•	through a number of direct sales or auctions performed by utilizing the Internet or a bidding or ordering system; or

•	through a combination of any of these methods of sale or by any other legally available means.

      We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

      Each prospectus supplement will set forth the manner and terms of an offering of securities, including:

•	whether that offering is being made to underwriters or through agents or directly;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or initial public offering price; and

•	the proceeds we anticipate from the sale of the securities.

      We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any loan of securities or short position created in connection with those sales.

      We may effect sales of securities in connection with forward sale agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through the NYSE, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

      We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out any loan of securities or such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus.

      We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

Sales Through Underwriters

      If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

      Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

      Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

      Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

      If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

      We may also sell offered securities directly as principal for our own account. In this case, no underwriters or agents would be involved.

Sales Through the Internet

      We may from time to time offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

      Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Other pricing methods may also be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors.

      The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

      If an offering is made using such a bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

General Information

      Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal or both (this compensation to a particular broker-dealer might be in excess of customary commissions).

      Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (or “Securities Act”) and any discounts or commissions they receive in connection with the distribution may be discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

      We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•	other facts material to the transaction.

      In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

      In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

      This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

      Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent’s or dealer’s website and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity;

•	and should not be relied upon by investors.

      There can be no assurance that we will sell all or any of the securities offered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

      The following summary discusses the material terms of our capital stock. This summary does not purport to be a complete description of our capital stock and you should not rely on it as if it were. We have filed complete copies of our charter and bylaws with the SEC as annexes to our Registration Statement on Form S-4 (File No. 333-107545) and are incorporating the full text of those documents by reference. We encourage you to read each of those documents in its entirety.

      Our charter provides that we may issue up to 110,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of December 22, 2003, there were 25,266,198 shares of our common stock, and no shares of our preferred stock, issued and outstanding.

      We are a Maryland corporation governed by the Maryland General Corporation Law, which is referred to in this prospectus as the “MGCL.” Under Maryland law, stockholders generally are not responsible for the corporation’s debts or obligations.

Common Stock

      Our charter authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.01 per share, of which 25,266,198 shares were outstanding as of December 22, 2003. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. There is no cumulative voting for election of directors. Accordingly, the holders of a majority of the shares voted can elect all of the nominees for director. Except as otherwise provided by law, holders of shares of our common stock vote together as a single class. Holders of shares of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All shares of common stock will, when issued, be fully paid and non-assessable.

      Shares of our common stock are subject to restrictions upon their ownership and transfer that were adopted for the purpose of enabling us to preserve our status as a REIT. For a discussion of those restrictions, see “— Restrictions on Ownership and Transfer” below.

      Dividends. Subject to the preferences of any series of preferred stock that may at times be outstanding, if any, holders of outstanding shares of common stock are entitled to receive dividends when, as, and if declared by our Board of Directors out of funds legally available for dividends and, if we liquidate, dissolve or wind up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. We intend to make regular quarterly distributions to our stockholders. In order to qualify as a REIT for U.S. federal income tax purposes, we must distribute to our stockholders annually at least 90% of our taxable income, excluding the retained earnings of our taxable REIT subsidiaries. Any profits attributable to the businesses of such taxable REIT subsidiaries will be fully subject to corporate income tax, and after-tax net income of these subsidiaries may be retained by the subsidiary or distributed up to us as the parent corporation. Although we generally intend to distribute to our stockholders each year an amount equal to 90% of our REIT taxable income for that year, distributions paid by us will be at the discretion of the Board of Directors and will depend on our actual cash flow, financial condition, capital requirements, our desire to retain earnings of our taxable subsidiaries to sustain future growth, the annual distribution requirement under the REIT provisions of the Internal Revenue Code and other factors that the Board of Directors deems relevant.

      Subject to the MGCL and the rights of holders of any outstanding preferred stock, holders of our common stock will be entitled to share dividends equally, share for share.

Preferred Stock

      Our charter authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.01 per share, none of which are outstanding. We may issue, from time to time in one or more series, preferred stock, the terms of which may be determined by our Board of Directors, without further action by our stockholders, in the resolution authorizing such series of preferred stock, and may include voting rights, including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. Prior to the issuance of any shares of a new series of preferred stock, we will file articles supplementary, designating the number of shares of that series and the terms of the stock of that series, with the State Department of Assessments and Taxation of Maryland. Each series of preferred stock that we issue shall constitute a separate class of stock. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our Board of Directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

      The description of the terms of a particular preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable articles supplementary for complete information regarding a series of preferred stock. The prospectus supplement will also contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.

      Shares of preferred stock are subject to the restrictions upon their ownership and transfer contained in our charter and the applicable articles supplementary for the purpose of enabling us to preserve our status as a REIT. See “— Restrictions on Ownership and Transfer” below.

      The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

•	the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

•	the offering price;

•	the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•	any redemption or sinking fund provisions;

•	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

•	the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;

•	the voting rights, if any, of shares of such series in addition to those set forth in “Voting Rights” below;

•	that status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

•	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

•	the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

      The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to that of our general creditors.

      Dividends. Unless otherwise specified in the applicable prospectus supplement, before any dividends may be declared or paid to the holders of shares of our common stock or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at such times and rates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates as will be fixed by the Board of Directors.

      Dividends, if any, will be paid in the form of cash, shares of our securities or other property, as may be determined by the Board of Directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates.

      The prospectus supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any of our subsidiaries of, the common stock or of any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation, and any other preferences, rights, restrictions and qualifications that are not inconsistent with our charter.

      Liquidation Preference. Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary), the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our stockholders, whether from capital, surplus or earnings, the amount specified in the applicable prospectus supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up, the assets distributable among the holders of a series of preferred stock of any series and any other shares of preferred stock (including any other series of preferred stock) ranking as to any such distribution on a parity to the given series of preferred stock shall be insufficient to permit the payment in full to the holders of that and such other shares and series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that and such other shares and series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full. Neither our consolidation, merger or other business combination with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of our property, assets or business will be deemed to be a liquidation, dissolution or winding up.

      Redemption. If so specified in the applicable prospectus supplement, any series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that prospectus supplement. If less than all shares of the series at the time outstanding are to be redeemed, the shares to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the Board of Directors. In addition to the foregoing, and in any event, shares of our preferred stock will be redeemable under certain circumstances pursuant to the restrictions and limitations on ownership contained in our charter and designed to protect our status as a REIT.

      Voting Rights. Unless otherwise determined by the Board of Directors and indicated in the applicable prospectus supplement, holders of the preferred stock of that series will have only the voting rights as set forth in the applicable articles supplementary.

      Other. Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Certain Effects of Authorized But Unissued Stock

      We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on the capital stock.

      The existence of unissued and unreserved common stock and preferred stock may enable the Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third party attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Restrictions on Ownership and Transfer

      For us to qualify as a REIT under the federal income tax laws, we must meet certain requirements concerning the ownership of our outstanding shares of capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a calendar year. For this purpose, individuals include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In addition, we must have at least 100 beneficial owners of our shares of stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

      To ensure that we meet the stock ownership requirements, subject to the exemptions and exceptions described below, our charter provides for restrictions and limitations on the ownership and transfer of our outstanding stock. Specifically, our charter provides that, subject to certain exceptions, no person shall own more than 6.5% of the number (or the value of the total number) of outstanding shares of common stock or common stock together with preferred stock of any class or series. A separate ownership limit may be imposed on any class or series of preferred stock, if, as and when the terms of such class or series are established by the Board of Directors. Our charter permits the Board to waive with respect to any person the 6.5% ownership limit or to establish a new, less restrictive, ownership limit, called an “excepted holder limit” in the charter, for any person.

      In addition, our charter provides that Michael Strauss is excepted from the general limitations on the ownership of our securities, described above. Instead, Mr. Strauss is permitted to beneficially own up to 20% of the value of the total number of outstanding shares of our common and preferred stock.

      Our charter provides that any purported transfer of shares of common stock or preferred stock which would:

•	result in any person owning, directly or indirectly, common stock or preferred stock in excess of the applicable ownership limits as described above;

•	result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution; or

•	result in our company being “closely held” within the meaning of the U.S. federal tax laws (or otherwise failing to qualify as a REIT);

will be void, or that, if notwithstanding the other provisions of the charter, there occurs a transfer or other event which would have any of the results described in the bullet points above, then that number of shares of common stock or preferred stock necessary to avoid such occurrence will be automatically transferred to one or more trusts, effective on the day before the purported transfer, and the person who would have otherwise been the holder or transferee of such shares will cease to own or will not acquire any right to such shares.

      The record holder of the shares of common stock or preferred stock that are transferred to a trust will be required to submit the stock to us for registration in the name of the trust. We will designate a trustee of the trust that is not affiliated with us. The beneficiary of the trust will be one or more charitable organizations that we select.

      Shares in the trust will remain issued and outstanding and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares and will hold those dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares in the trust. The trustee will designate a permitted transferee of the shares, provided that the permitted transferee purchases the shares for valuable consideration and acquires the shares without the acquisition resulting in a transfer to another trust.

      Our charter provides that the owner of shares in the trust will be required to repay to the trustee the amount of any dividends or distributions received by the owner (i) that are attributable to shares in the trust and (ii) the record date of which was on or after the date that the shares were transferred to the trust. The owner generally will receive from the trustee the lesser of (a) the price per share the owner paid for the shares in the trust, or, in the case of a gift or devise, the market price per share on the date of the transfer, or (b) the price per share received by the trustee from the sale of the shares in the trust. Any amounts received by the trustee in excess of the amounts to be paid to the owner will be distributed to the beneficiary of the trust.

      Shares in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created the trust, or, in the case of a gift or devise, the market price per share on the date of the transfer, or (b) the market price per share on the date that we, or our designee, accept the offer. We will have the right to accept the offer for a period of 90 days after the later of (i) the date of the purported transfer that resulted in the trust, or (ii) the date we determine in good faith that a prohibited transfer has occurred.

      Our charter provides that any person who acquires or attempts to acquire common stock or preferred stock in violation of the restrictions set forth in our charter, or any person who owned common stock or preferred stock that was transferred to a trust, is required immediately to give written notice to us of that event and to provide to us any other information that we may request in order to determine the effect, if any, of the transfer on our status as a REIT.

      The ownership limits generally will not apply to the acquisition of common stock or preferred stock by an underwriter that participates in a public offering of that stock for a period of 30 days. In addition, our Board of Directors may waive application to any person of the ownership limitations or the restrictions on transfer set forth in the charter, or may establish an excepted holder limit for any person.

      The foregoing restrictions will not otherwise be removed until:

•	the restrictions are no longer required in order to qualify as a REIT, and the Board of Directors determines that it is no longer in our best interests to retain the restrictions; or

•	the Board of Directors determines that it is no longer in our best interests to continue to qualify as a REIT.

      All certificates representing our common or preferred stock will bear a legend referring to the restrictions described above.

      All persons who own, directly or indirectly, more than 5%, or any lower percentage as set forth in the federal tax laws, of our outstanding common stock and preferred stock must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating the name and address of the direct or indirect owner, the number of shares owned directly or indirectly, and a description of how the shares are held. In addition, each direct or indirect stockholder must provide to us any additional information that we request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the restrictions on ownership and transfer set forth in our charter.

Certain Provisions Affecting Change in Control

      Our charter contains certain provisions that may have the effect of delaying, deferring or preventing a change in control of our company. For example, in order to maintain qualification as a REIT, our charter contains restrictions on transfer of our shares of common stock and a stock ownership limitation. See “— Restrictions on Ownership and Transfer” above. The transfer restrictions and ownership limitation may discourage a purchase or sale of our shares of common stock that might result in a change in control.

      In addition, our charter allows the Board of Directors to authorize the issuance of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests.

      For a description of other provisions of Maryland law and our charter and bylaws that could have the effect of delaying, deferring or preventing a change in control, see “Risk Factors — Certain provisions of Maryland law and our charter and bylaws could hinder, delay or prevent a change in control” on page 8 of this prospectus.

Transfer Agent and Registrar

      American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038 is the transfer agent and registrar of our common stock.

DESCRIPTION OF DEBT SECURITIES

      This section describes certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities offered by a prospectus supplement, and the extent to which these general terms and provisions will not apply to the particular series of debt securities being offered, will be described in the prospectus supplement relating to that particular series of debt securities.

      We may offer debt securities for an aggregate principal amount of up to $500,000,000 under this prospectus. As of the date of this prospectus, we have not issued any debt securities.

      The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of the Company, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

      Debt securities that we may issue will be issued under the indenture between us and Deutsche Bank Trust Company Americas, as trustee. This prospectus refers to Deutsche Bank Trust Company Americas as the trustee. We have filed the form of the indenture with the SEC as an exhibit to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.

      THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. The following summaries of material provisions of the debt securities and indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

      Unless otherwise set forth in an indenture supplement and described in a prospectus supplement, our subsidiaries will have no direct obligation to pay amounts due on the debt securities. The debt securities effectively will be subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. Such indebtedness would effectively rank senior to the debt securities. The indenture permits us and our subsidiaries to incur substantial amounts of additional indebtedness and other liabilities. Any rights of the Company and our creditors, including the holders of debt securities, to participate in the assets of any of our subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary’s creditors, including trade creditors, and the holders of any preferred stock of that subsidiary.

Information You Will Find in the Prospectus Supplement

      The indenture provides that we may issue debt securities from time to time in one or more series. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the title and denominations of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

•	the interest rate or rates (which may be fixed or variable) on the debt securities of the series (if any) or the method of determining such rate or rates;

•	the interest payment dates for the series of debt securities or the method by which such date will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;

•	the place or places where the principal and interest on the series of debt securities will be payable;

•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option securities;

•	the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy;

•	whether we will be restricted from incurring any additional indebtedness;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	a discussion on any material or special U.S. federal income tax considerations applicable to the debt securities;

•	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare acceleration;

•	any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture or in the terms relating to permitted consolidations, mergers, or sales of assets;

•	the subordination, if any, of the debt securities of the series and terms of the subordination; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

      Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities and the prospectus supplement. Holders of registered debt securities may present debt securities for transfer in the manner, at the places, and subject to the restrictions set forth in the debt securities and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture and the applicable indenture supplement. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

Senior Debt

      We may issue the senior debt securities under the indenture and any coupons that will constitute part of our senior debt. Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

      We may issue subordinated debt securities under the indenture and any coupons that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and the applicable indenture supplement, to all of our “senior indebtedness.” “Senior indebtedness” includes our obligations and obligations guaranteed or assumed by us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, in each case, identified by our Board of Directors as senior indebtedness. “Senior indebtedness” does not include subordinated debt securities, including senior subordinated debt securities, or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness.

      In general, the holders of all senior indebtedness are entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities upon the occurrence of certain events. These events include:

•	any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceedings which concern us or a substantial part of our property;

•	except as provided in the indenture, any default on the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness has not been paid within the applicable grace period;

•	any other default on senior indebtedness occurs and the maturity of such senior indebtedness is accelerated in accordance with its terms, and unless either (a) such default shall have been cured or waived and any such acceleration shall have been rescinded or (b) such senior indebtedness shall have been paid in full; and

•	the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default contained in the indenture.

      If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Senior Subordinated Debt

      We may issue the senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt. These senior subordinated debt securities will be, to the extent and in the manner set forth in the indenture, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt. See the discussions above under “— Senior Debt” and “— Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.

Interest Rate

      Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special U.S. federal income tax considerations applicable to:

•	any discounted debt securities; and

•	any debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes.

Registered Global Securities

      We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; and

•	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

      The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.

      Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

      The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

      So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

      Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

      We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payment of Interest on and Principal of Registered Global Securities

      We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of the Company, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

      We expect that the depositary, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

      We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•	the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depositary within 90 days.

      In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by the Company

      The indenture includes covenants by us, including, among other things, that we will make all payments of principal and interest at the times and places required. The supplemental indenture with respect to each series of debt securities may contain additional covenants, including covenants which could restrict our right and our subsidiaries, right to incur additional indebtedness or liens and to take certain actions with respect to their respective businesses and assets.

Events of Default

      Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

•	failure to pay when due any interest on any debt security of that series, continued for 30 days;

•	failure to pay when due principal of, or premium, if any, on, any debt security of that series;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;

•	failure to comply with the restrictive covenant prohibiting us from engaging in certain consolidations, mergers, or transfers of all or substantially all of our assets;

•	failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities are issued.

      Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

      After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

      No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

      We and the trustee may, at any time and from time to time, without notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

•	to add guarantees to or secure any series of debt securities;

•	to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

•	to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

•	to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

•	to add to or change any of the provisions of the indenture to change or eliminate any restriction on the payment of principal or premium with respect to debt securities so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	in the case of subordinated debt securities, to make any change in the provisions relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if such holder of senior indebtedness consents to such a change);

•	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee;

•	to establish the form or terms of debt securities of any series; and

•	to make any change that does not adversely affect the interests of the holders of debt securities.

      With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

      Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•	extend the final maturity of the principal of, or any installment of interest on, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on any debt securities;

•	change the currency in which any debt securities are payable;

•	release any security interest that may have been granted with respect to such debt securities;

•	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment;

•	reduce any premium payable upon the redemption of any debt securities or change the time at which any debt security may be redeemed; or

•	make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.

Satisfaction and Discharge of the Indenture; Defeasance

      To the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

      In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

      We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable federal income tax law).

      The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series. In the case of subordinated debt securities, the money and U.S. government obligations held in trust will not be subject to the subordination provisions of the indenture.

Mergers, Consolidations and Certain Sales of Assets

      We may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity,

unless:

•	the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

•	immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

      Unless otherwise provided in the applicable prospectus supplement, and subject to the foregoing, the indenture permits:

•	a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or that of a successor or combined entity;

•	a change in control; or

•	a highly leveraged transaction involving us, whether or not involving a change in control,

and the indenture, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.

Governing Law

      The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as director, officer, incorporator or stockholder of the Company. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Conversion or Exchange Rights

      Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Information Concerning the Trustee

      The trustee, other than during the occurrence and continuance of an event of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

      The indenture contains limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions; however, if it acquires any conflicting interest relating to any duties with respect to the debt securities, it must eliminate the conflict or resign as trustee.

Limitations on Issuance of Bearer Debt Securities

      Debt securities in bearer form are subject to special U.S. federal tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. federal tax regulations. Investors should consult the relevant prospectus supplement in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

DESCRIPTION OF WARRANTS

      The following description, together with any information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. Although the terms summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement and such terms may differ from the terms described below.

General

      We may issue, together with other securities or separately, warrants to purchase our common stock or preferred stock. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

      This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We will file copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this prospectus is a part or as exhibits to a Current Report on Form 8-K.

      The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility; and

•	information with respect to book-entry procedures, if any.

      Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants

      Each warrant will entitle the holder thereof to purchase for cash the amount of shares of common or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

      The shares of common stock and preferred stock issued upon exercise of any warrant will be issued subject to the restrictions and limitations on ownership contained in our charter and, in the case of preferred stock, the applicable articles supplementary establishing its terms. See “Description of Capital Stock — Restrictions on Ownership and Transfer” beginning on page 25 of this prospectus.

Enforceability of Rights of Holders of Warrants

      Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

      The following general discussion summarizes the material U.S. federal income tax considerations regarding our qualification and taxation as a REIT and material U.S. federal income tax consequences of an investment in our common stock. This discussion is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only investors that beneficially own shares of our common stock as capital assets. This summary does not discuss all of the tax consequences that may be relevant to particular stockholders or to stockholders subject to special treatment under the federal income tax laws, such as:

•	financial institutions or insurance companies;

•	mutual funds;

•	tax-exempt organizations;

•	insurance companies;

•	dealers or brokers in securities or foreign currencies;

•	traders in securities that elect to apply a mark-to-market method of accounting;

•	foreign holders;

•	persons that hold their shares as part of a hedge against currency risk, appreciated financial position, straddle, constructive sale or conversion transaction; or

•	holders that acquired their shares upon the exercise of stock options or otherwise as compensation.

      In connection with an offering of our debt or equity securities, Cadwalader, Wickersham & Taft LLP will render an opinion that we qualify to be taxed as a REIT under the U.S. federal income tax laws, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT. Cadwalader, Wickersham & Taft LLP has reviewed the discussion set forth below and is of the opinion that the statements made in this discussion, to the extent such statements summarize material U.S. federal tax consequences of the beneficial ownership of our common stock, are correct in all material respects. Cadwalader, Wickersham & Taft LLP’s opinion is based on various assumptions, including that certain factual representations and covenants made by us are and remain accurate; moreover, the opinion is subject to limitations, and will not binding on the Internal Revenue Service or any court. The Internal Revenue Service may challenge the opinion of Cadwalader, Wickersham & Taft LLP, and such a challenge could be successful.

      We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of shares of our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of your stock ownership and our REIT election, and regarding potential changes in applicable tax laws.

Taxation as a REIT

      With our initial tax return, we will elect to be taxed as a REIT under the U.S. federal income tax laws beginning with our first taxable year ended December 31, 2003. We have been operated in a manner intended to qualify us as a REIT since the beginning of our first taxable year and we intend to continue to so operate.

      Our qualification and taxation as a REIT will depend on our ability to meet, on a continuing basis, through actual annual operating results, the REIT qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership and the percentage of our earnings that we distribute. The REIT qualification tests are described in more detail below. While Cadwalader, Wickersham & Taft LLP has reviewed those matters in connection with the foregoing opinion, the opinion will not require that Cadwalader, Wickersham & Taft LLP review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy those requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see “— Failure to Qualify as a REIT” below.

      As a REIT, we generally will not be subject to federal corporate income tax on our net income that is currently distributed to our stockholders. The REIT provisions generally allow a REIT to deduct dividends paid to its stockholders. This deduction for dividends paid substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, we will be subject to federal income tax as follows:

•	We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. However, we may elect to treat as having distributed to our stockholders certain of our capital gains upon which we have paid taxes, in which event so much of the taxes as have been paid by us with respect to such income would also be treated as having been distributed to stockholders. See “— Annual Distribution Requirements,” below.

•	Under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference.

•	If we have:

•	net income from the sale or other disposition of property acquired through foreclosure, referred to as “foreclosure property,” that we hold primarily for sale to customers in the ordinary course of our trade or business, or

•	other nonqualifying income from foreclosure property,

we will be subject to tax at the highest corporate rate on such income.

•	If we have net income from certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. We will also incur a 100% excise tax on any transaction with a taxable REIT subsidiary that is not conducted on an arm’s-length basis. Further, we will pay tax at the highest corporate rate on the portion of any excess inclusion income that we derive from residual interests in a real estate mortgage investment conduit (or “REMIC”) equal to the percentage of our stock that is held by “disqualified organizations.” Excess inclusion income also may include a portion of any dividends that we receive from other REITs to the extent that those dividends are attributable to exclusion income derived from REMIC residual interests held by those other REITs. A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•	any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•	any rural electrical or telephone cooperative.

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below under “— Requirements for Qualification as a REIT — Income Tests”), but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the amount by which 90% of our gross income exceeds the amount of our income qualifying for the 95% gross income test, multiplied by

•	a fraction intended to reflect our profitability.

•	If we should fail to distribute during each calendar year at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain net income for such year (other than capital gain income which we elect to retain and pay tax on), and

•	any undistributed taxable income from prior periods (other than capital gains from such years which we elected to retain and pay tax on),

we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed during such year.

•	If we acquire any asset from a “C corporation” (i.e., generally a corporation subject to full corporate level tax, which includes a taxable REIT subsidiary) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by us, then we will be subject to tax at the highest regular corporate rate on the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

Requirements for Qualification as a REIT

      The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation, but for the special Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) of which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities);

(7) that meets certain other tests described below (including with respect to the nature of its income and assets); and

(8) that has made an election to be treated as a REIT which has not been terminated or revoked.

      The Code provides that conditions (1) through (4) above must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

      We intend to make an election with our initial tax return to be treated as a REIT effective for the taxable year 2003.

      We have issued sufficient shares of common stock with sufficient diversity of ownership to satisfy requirements (5) and (6) above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of common stock are described under “Description of Capital Stock.”

      A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT for U.S. federal income tax purposes. All assets, liabilities, and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction and credit of the REIT. A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by the REIT and that is not a taxable REIT subsidiary. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of the qualified REIT subsidiary will be treated as our assets, liabilities and items of income, deduction and credit.

      We will also be deemed to own our proportionate share of the assets of a partnership or other entity that is treated as a partnership for tax purposes (collectively, a “flow-through entity”) and to earn our proportionate share of the flow-through entity’s income for purposes of the REIT income and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of any flow-through entity in which we acquire an interest, directly or indirectly, will be invested as our asset and gross income for purposes of applying the various REIT qualification tests. There can be no assurance, however, that any such flow-through entity will be organized or operated in a manner that will enable us to continue to satisfy the REIT requirements of the Code.

      Asset Tests. In order to maintain our qualification as a REIT, we must satisfy three tests relating to the nature of our assets quarterly. First, at least 75% of the value of our total assets (owned directly, or indirectly through a qualified REIT subsidiary or flow-through entity) must be represented by interests in:

•	real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) public debt offering;

•	cash;

•	cash items, including receivables;

•	U.S. government securities; and

•	equity interests in certain REITs and interests in REMICs. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

      Second, not more than 25% of our total assets (owned directly, or indirectly through a qualified REIT subsidiary or flow-through entity) may consist of stock or securities other than stock and securities that are qualifying assets for purposes of the 75% asset class.

      Third, of the investments included in the 25% asset class, the value of any one issuer’s securities owned directly or indirectly by us may not exceed 5% of the value of our total assets, and we may not own directly or indirectly more than 10% of the total voting power of the outstanding securities or more than 10% of the value of the outstanding securities of any one issuer. For purposes of the 5% value restriction and the restriction against ownership of more than 10% of the voting securities of any issuer, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary (as described below), or equity interests in any partnership. The term “securities,” however, generally includes debt securities issued by another REIT or a partnership, except that certain “straight debt” securities of a partnership are not treated as securities for purposes of the 10% value test if we own at least a 20% profits interest in the partnership. In addition, for purposes of the 10% value test, securities do not include straight debt securities issued by an individual, or straight debt if the only security of the issuer held by the REIT or taxable REIT subsidiary are such straight debt.

      These three tests will not, however, apply to an investment by us in a “taxable REIT subsidiary.” A taxable REIT subsidiary is any corporation (except for another REIT, or a corporation that directly or indirectly operates, manages or provides a brand name for a lodging facility or health care facility) in which a REIT owns stock and with which the REIT makes a joint election to be so treated. A taxable REIT subsidiary also includes any corporation other than a REIT in which a taxable REIT subsidiary owns, directly or indirectly, securities possessing more than 35% of the total voting power or value of the outstanding securities of the corporation. The securities of taxable REIT subsidiaries cannot, in the aggregate, exceed 20% of the value of the REIT’s gross assets.

      We, AHM Holdings, and each first-tier subsidiary of AHM Holdings have jointly made an election to treat AHM Holdings and each such subsidiary as a taxable REIT subsidiary. The aggregate value of the taxable REIT subsidiary stock and securities owned by the Company is less than 20% of the value of our total assets (including the taxable REIT subsidiary stock and securities). We will monitor at all times the value of our investments in our taxable REIT subsidiaries for the purpose of ensuring compliance with the 20% asset test. There can be no assurance, however, that we will be able to comply with the 20% limitation on taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status.

      In addition, the mortgage loans and mortgage-backed securities that we own are qualifying assets for purposes of the 75% asset test. However, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the U.S. federal income tax laws. The non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property. Accordingly, mezzanine loans owned by us will not be qualifying assets for purposes of the 75% asset test to the extent that they are not secured by mortgages on real property.

      Stock in other REITs owned by us will be qualifying assets for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second and third asset tests described above with respect to our investment in such disqualified REIT. Finally, we satisfy and will continue to satisfy the second and third asset tests with respect to our stock in non-REIT C corporations. To the extent that we own debt securities issued by other REITs or C corporations that are not secured by mortgages on real property, those debt securities will not be qualifying assets for purposes of the 75% asset test. Instead, we would be subject to the second and third asset tests with respect to those debt securities. We monitor and will continue to monitor closely the purchase, holding and disposition of our assets in order to comply with the REIT asset tests. In particular, we intend to limit and diversify the ownership of our assets so that (i) not more than 25% of the value of our assets in the aggregate fail to satisfy the 75% asset test, (ii) not more than 5% of our assets, by value, are issued by any single issuer (other than a taxable REIT subsidiary or a qualified REIT subsidiary), and (iii) we do not own more than 10% of the outstanding securities of any one issuer (other than a taxable REIT subsidiary or a qualified REIT subsidiary), measured by voting power or by value of such securities. If these limits would be exceeded, we intend to take appropriate measures, including the disposition of non-qualifying assets, to avoid exceeding such limits.

      We may securitize mortgage loans and/or mortgage-backed securities. If we intend to sell the securities received by us in any such securitization, and such sale would create any substantial risk that the securities to be sold could be treated as “dealer property,” which would subject us to a 100% tax on any gain, we will engage in the securitization transactions through one or more taxable REIT subsidiaries. In this case, the taxable REIT subsidiaries may be subject to a 35% corporate tax, but we would not be subject to any tax. We also may securitize such mortgage assets through non-REMIC collateralized mortgage transactions, under which we retains an equity interest in the mortgage-backed assets used as collateral in the securitization transaction. We intend to structure the securitizations in a manner that would not result in the creation of a taxable mortgage pool.

      If we should fail to satisfy any asset test at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if:

•	we satisfied the asset tests at the close of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market value of our assets and was not wholly or partly caused by the acquisition of one or more non- qualifying assets.

      If we did not satisfy an asset test at the end of a calendar quarter by reason of an acquisition of securities or other property during the calendar quarter, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

      Income Tests. We must also satisfy two gross income requirements each year. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real property or mortgage loans; and

•	interest or dividend income from the investment of the net proceeds of stock offerings or certain long-term debt issuances derived during the one-year period following the applicable offering or issuance.

      Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, taxable REIT subsidiary dividends, other types of dividends and interest, gain from the sale or disposition of stock or securities, income from certain hedging transactions, or any combination of the foregoing. Gross income from fees generally is not qualifying income for purposes of either gross income test. In addition, gross income from the sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. We monitor the amount of non-qualifying income that our assets produce and manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to the Company.

      Interest Income. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

      If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

      Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% and 95% gross income tests. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we (or Apex or AHM Holdings, as applicable) agreed to originate or acquire the loan, a portion of the interest income from the loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property.

      Any amount includible in gross income by us with respect to a regular or residual interest in a REMIC is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a REMIC consist of qualifying real estate-related assets, we will be treated as receiving directly our proportionate share of the income of the REMIC, which would generally include non-qualifying income for purposes of the 75% gross income test. In addition, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the principal amount of the loan exceeds the fair market value of the real property on the date we purchase the mortgage loan, interest income on the loan will be apportioned between the real property and the other property, which apportionment would cause us to recognize income that is not qualifying income for purposes of the 75% gross income test. Interest income received with respect to non-REMIC pay-through bonds and pass-through debt instruments, such as collateralized mortgage obligations or CMOs, however, will not be qualifying income for this purpose.

      We believe that the interest, original issue discount, and market discount income that we receive from our mortgage-related assets generally are qualifying income for purposes of both gross income tests. However, in the event that we own loans that are not secured by real property, our interest income from those loans will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the principal amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, as mentioned above, a portion of the income from the loan will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. It also is possible that, in some instances, the interest income from a mortgage loan may be based in part on the borrower’s profits or net income. In that case, generally all of the income from the loan will be non-qualifying income for purposes of both gross income tests.

      Dividend Income. In the event that we own stock in other REITs, the dividends that we receive from those REITs and our gain on the sale of the stock in those other REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. We may also own stock in non-REIT C corporations for which we will not make a taxable REIT subsidiary election. Our dividend income from stock in those corporations and the taxable REIT subsidiaries will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

      Rents from Real Property. To the extent that we acquire real property or an interest therein, any rent that we receive from the tenants of that real property will qualify as “rents from real property,” which is qualifying income for purposes of both gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a taxable REIT subsidiary in limited circumstances.

•	Third, if the tenant is a taxable REIT subsidiary, at least 90% of the leased space must be rented to persons other than our taxable REIT subsidiaries and tenants in which we own, actually or constructively, 10% or more of the ownership interests and the rent paid by the taxable REIT subsidiary must be substantially comparable to the rent paid by the unrelated tenants for comparable space. These rules will not apply if such rents are received in respect of certain “qualified lodging facilities.”

•	Fourth, all of the rent received under a lease of real property will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with the lease is no more than 15% of the total rent received under the lease. We intend to monitor the properties held by us or by any flow-through entity in which we hold an interest to determine that rents attributable to personal property do not exceed 15% of the total rent with respect to any particular lease. However, there can be no assurance that the Internal Revenue Service will not assert that the rent attributable to personal property with respect to a particular lease is greater than 15% of the total rent with respect to such lease. If the Internal Revenue Service were successful, the rental income would be non-qualifying income.

•	Fifth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” from whom we do not derive revenue and who meets certain other requirements provided in the applicable Treasury Regulations. To the extent that services (other than those customarily furnished or rendered in connection with the rental of real property) are rendered to the tenants of the property by an independent contractor, the cost of the services must be borne by the independent contractor. However, we may provide services directly to our tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our actual or deemed income from the services does not exceed 1% of our income from the related property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services.

      Because properties may be controlled by third parties, the ability to treat amounts from such property as “rents from real property” will be dependent on the actions of others and will not be within our control. In addition, we generally may not and will not receive rent directly or indirectly through a flow-through entity that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of the tenant’s gross receipts or sales). While we will regularly attempt to monitor such requirements, no assurance can be given that we will not realize income directly or indirectly through a flow-through entity that would not qualify as “rents from real property.” In this case, the income would be non-qualifying income.

      Prohibited Transactions. A REIT is subject to a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the U.S. federal income tax laws prescribing when the sale of a real estate asset will not be characterized as a prohibited transaction. There can be no assurance, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business.

      Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will generally qualify for purposes of the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of the property or on indebtedness that the property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

      However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after that day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

      We do not anticipate that we will receive any income from property acquired through foreclosure that is not qualifying income for purposes of the 75% gross income test, but, if we do receive this income, we intend to make an election to treat the related property as foreclosure property.

      Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to reduce risks with respect to interest rates on our indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of that contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests.

      Other. Loan guarantee fees and income from mortgage servicing and other service contracts will not qualify for either the 95% or 75% gross income tests if such income constitutes fees for services rendered by us or is not treated as interest on obligations secured by mortgages on real property or on interests in real property for purposes of the 75% gross income test.

      We intend to maintain our REIT status by carefully monitoring our income, including income from dividends, hedging transactions, services and sales of mezzanine loans and other assets to comply with the 75% gross income test and the 95% gross income test.

      Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions will be generally available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above in “— Taxation as a REIT,” even where these relief provisions apply, a tax is imposed with respect to the excess net income.

Annual Distribution Requirements

      In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•	the sum of 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and 90% of the net income (after tax), if any, from foreclosure property; minus

•	the sum of certain items of noncash income.

      We must pay these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid with or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute (or is treated as having distributed) at least 95%, but less than 100%, of our “REIT taxable income” as adjusted, we will be subject to tax thereon at the capital gains or ordinary corporate tax rates, as the case may be.

      Furthermore, if we should fail to distribute during each calendar year at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year (other than capital gain income which we elect to retain and pay tax on as provided for below); and

•	any undistributed taxable income from prior periods (other than capital gains from such years which we elected to retain and pay tax on),

we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

      It is possible that, from time to time, we may experience timing differences between:

•	the actual receipt of income and actual payment of deductible expenses; and

•	the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income.

Possible examples of such timing differences include the following:

•	We may have taxable income that exceeds our economic income because we may deduct capital losses only to the extent of our capital gains.

•	We will recognize taxable income in advance of the related cash flow if any of our subordinated mortgage-backed securities or mortgage loans are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•	We may be required to recognize the amount of any payment projected to be made pursuant to a provision in a mortgage loan that entitles us to share in the gain from the sale of, or the appreciation in, the mortgaged property over the term of the related loan using the constant yield method, even though we may not receive the related cash until the maturity of the loan.

•	We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

•	We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

•	Although several types of noncash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% excise tax with respect to those noncash income items if we do not distribute those items on a current basis.

•	We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt that we own.

      As a result of the foregoing, we may have less cash flow than is necessary to satisfy the distribution requirement and to avoid corporate income tax and the excise tax imposed on undistributed income. In such a situation, we may need to use cash reserves, borrow funds, sell assets or issue preferred stock or additional common stock.

      Under certain circumstances, we may be able to rectify a failure to meet the annual distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

      Alternatively, we may attempt to declare a consent dividend (a hypothetical distribution to stockholders out of our earnings and profits). The effect of such a consent dividend, to those stockholders who agree to such treatment, would be that those stockholders would be treated for federal income tax purposes as if that amount had been paid to them in cash and they had then immediately contributed that amount back to us as additional paid-in capital. This would result in taxable income distribution but would also increase the stockholders’ tax bases in their shares by the amount of the taxable income recognized.

      We may elect to retain rather than distribute our net long-term capital gains. The effect of such an election is that:

•	we are required to pay the tax on such retained gains at regular corporate tax rates;

•	our stockholders will be required to include in income their proportionate share of the portion of such retained long-term capital gain designated by us in a notice mailed to stockholders and will receive a credit or refund for their share of the tax paid by us in respect of such designated amount included in income; and

•	the basis of a stockholder’s stock would be increased by the amount of the retained long-term capital gains (minus the amount of capital gains tax paid by us) included in income by such stockholder.

Failure to Qualify as a REIT

      If we fail to qualify for taxation as a REIT in any taxable year, and certain relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which disqualification occurred. It is not possible to predict whether in all circumstances we would be entitled to such statutory relief.

      Furthermore, in the event that Apex has failed to qualify for taxation as a REIT and certain relief provisions do not apply, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which disqualification occurred.

Taxable Mortgage Pool Rules

      A REIT may be classified as a “taxable mortgage pool,” referred to as “TMP,” under the Code if (1) substantially all of the REIT’s assets consist of debt obligations (or interests therein), (2) more than 50% of the REIT’s investments in debt obligations are real estate mortgages (or interests therein), (3) the REIT is obligated for debts with two or more maturities, and (4) the payments required to be made by the REIT on its debt obligations bear a relationship to the payments received by the REIT from its assets. Under regulations issued by the U.S. Treasury Department, an entity whose investments in debt obligations are less than 80% of its total assets will qualify for a safe harbor and not be considered a TMP. If we were to be subject to the TMP rules, our status as a REIT would not be impaired but a portion of the taxable income generated by our mezzanine debt and other assets constituting a taxable mortgage pool may, under regulations to be issued by the U.S. Treasury Department, be characterized as “excess inclusion” income and allocated to our stockholders. Any such excess inclusion income (i) would not be allowed to be offset by the net operating losses of a stockholder, (ii) would be subject to tax as unrelated business taxable income, referred to as “UBTI” to a tax-exempt stockholder, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) on any excess inclusion income allocable to Non-U.S. Holders. (See “— Taxation of Tax-Exempt U.S. Holders” and “— Taxation of Non-U.S. Holders” below.)

Taxation of U.S. Holders

      As used in this summary, a “U.S. Holder” is a beneficial owner of shares that is:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

      If a partnership (or other entity that is treated as a partnership for U.S. federal tax purposes) is a beneficial owner of shares, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of shares that is a partnership, and partners in such a partnership, should consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of the shares.

      An individual may, subject to certain exceptions, be deemed to be a resident of the United States for U.S. federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

      General. As long as we qualify as a REIT, distributions made to U.S. Holders out of current earnings and profits that are not designated as capital gain dividends will be taken into account by U.S. Holders as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions from the REIT will be eligible for a reduced 15% rate of tax to the extent of (i) the aggregate “qualified dividend income” received by the REIT from its taxable REIT subsidiaries, (ii) the excess of the REIT’s taxable income for the preceding year over the tax payable for that preceding year, and (iii) any amount recognized as built-in gain on property transferred by a C corporation to the REIT, minus the tax paid by the REIT for this gain.

      U.S. Holders will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. Holder’s shares of common stock. Instead, the distribution will reduce the adjusted basis of the U.S. Holder’s shares of common stock. A U.S. Holder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. Holder’s adjusted basis in the U.S. Holder’s shares of common stock as long-term capital gain, or short-term capital gain if the shares of common stock have been held for one year or less. The calculation of the amount of distributions that are applied against or exceed adjusted tax basis is on a share-by-share basis.

      We may recognize taxable income in excess of our economic income. As a result, U.S. Holders at times may be required to pay U.S. federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income in excess of taxable income that would be treated as returns of capital for U.S. federal income tax purposes. If we are a TMP, any excess inclusion income would not be allowed to be offset by the net operating losses of a U.S. Holder. (See “— Taxable Mortgage Pool Rules,” above.)

      Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. Holder has held its stock. Individuals are generally subject to a reduced rate on long-term capital gains. U.S. Holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income pursuant to Section 291(d) of the Code.

      We may designate a portion of a dividend as a capital gain dividend. We may elect to retain and pay income tax on any net long-term capital gain, in which case U.S. Holders would include in their income as long-term capital gain their proportionate shares of such retained long-term capital gain to the extent designated in a notice mailed to stockholders. In such a case, and to such an extent, a U.S. Holder will receive a credit or refund and a basis adjustment reflecting the deemed distribution and deemed payment of taxes by the U.S. Holder. To the extent that we make distributions in excess of our current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Holder, reducing the adjusted basis which such U.S. Holder has in its shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Holder’s adjusted basis in its shares taxable as capital gains. Dividends declared by us in October, November or December of any year and payable to a U.S. Holder of record on a specified date in any such month shall be treated as both paid by us and received by the U.S. Holder on December 31 of such year, so long as the dividend is actually paid by us on or before January 31 of the following calendar year. We will notify stockholders after the close of our taxable year as to their portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

      U.S. Holders may not include in their own income tax returns any net operating losses or capital losses of the Company. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of shares of our common stock will not be treated as passive activity income and, therefore, U.S. Holders generally will not be able to apply any passive activity losses (including losses from certain types of limited partnerships in which the U.S. Holder is a limited partner) against such income. In addition, taxable distributions from us and gain from the disposition of shares of our common stock generally will be treated as investment income for purposes of the investment interest limitations.

      Sale or Exchange of Shares of Common Stock. Upon a sale or other disposition of shares, a U.S. Holder will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted basis in such shares, which gain or loss will be long-term if such shares have been held for more than one year. To the extent of any long-term capital gain dividends received by a U.S. Holder, any loss on the sale or other disposition of shares held by such U.S. Holder for six months or less will generally be treated as a long-term capital loss.

Taxation of Tax-Exempt U.S. Holders

      Distributions by us to a U.S. Holder that is a tax-exempt entity generally will not constitute UBTI, so long as the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as UBTI.

      However, a portion of the dividends paid by us may be treated as UBTI to certain domestic private pension trusts that hold more than 10% of our stock (a “10% qualified trust”) if (i) at least one 10% qualified trust owns more than 25% of the value of our stock or (ii) one or more 10% qualified trusts own in the aggregate more than 50% of the value of our stock, and we are therefore treated as a “pension-held REIT.” We believe that we are not, and do not expect to become, a pension-held REIT.

      In the event we were to hold a REMIC residual interest or be subject to the TMP rules, any excess inclusion income would be subject to tax as UBTI to a tax-exempt stockholder. (See “— Taxable Mortgage Pool Rules” above.)

Taxation of Non-U.S. Holders

      As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not a U.S. Holder.

      Ordinary Dividends. The portion of dividends received by Non-U.S. Holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty). In cases where the dividend income from a Non-U.S. Holder’s investment in our stock is (or is treated as) effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends (and may also be subject to a 30% branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation).

      In the event we hold a REMIC residual interest or is subject to the TMP rules, any excess inclusion income would result in the application of U.S. federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) on any excess inclusion income allocable to Non-U.S. Holders. (See “— Taxable Mortgage Pool Rules” above.)

      Non-Dividend Distributions. Unless our common stock constitutes a “United States real property interest” (as defined below) or our common stock is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States, distributions by us that are not dividends will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be a dividend, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, not a dividend and if the proper forms are filed with the Internal Revenue Service by the Non-U.S. Holder on a timely basis. If our common stock constitutes a United States real property interest, such distribution will be subject to 10% withholding tax and may be subject to taxation, as described below.

      Capital Gain Dividends. To the extent a distribution made by us to a Non-U.S. Holder is attributable to gains from dispositions of United States real property interests that are owned by us directly or indirectly through a flow-through entity, the distribution will be considered effectively connected with a trade or business in the United States of the Non-U.S. Holder and subject to U.S. income tax at the rate applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain dividend. The term “United States real property interests” includes interests in real property and in corporations at least 50% of whose assets consist of United States real property interests (other than solely as a creditor). A “United States real property interest” does not include mortgage-backed securities and does not include mortgage loans unless the holder of the loan has a right to share in the appreciation in value of or the income generated by the underlying property. In addition, we will be required to withhold tax equal to 35% of the amount of dividends to the extent such dividends are attributable to gains from dispositions of United States real property interests. Distributions attributable to gains from dispositions of United States real property interests may also be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder that is not entitled to treaty exemption.

      Disposition of Common Stock of the Company. If we are treated as a “United States real property holding corporation” a Non-U.S. Holder potentially could be subject to tax upon a sale of shares of our common stock. We will be a United States real property holding corporation if at least 50% of the fair market value of our assets has consisted of United States real property interests at any time during the five-year period ending on the date of the Non-U.S. Holder’s disposition of shares of our common stock. Because United States real property interests do not include mortgage-backed securities or mortgage loans without appreciation rights, we do not expect to be a United States real property holding corporation. Moreover, even if we were a United States real property holding corporation, a Non-U.S. Holder generally will not be subject to tax upon a sale of shares of our common stock as long as at all times foreign persons hold, directly or indirectly, less than 50% in value of our shares. There can be no assurance that this test will be met. Finally, a Non-U.S. Holder that owns, actually or constructively, 5% or less of the shares of our common stock at all times during a specified testing period also will not incur tax so long as the shares of our common stock are “regularly traded” on an established securities market. Because our common stock is, and is expected to continue to be, regularly traded on the New York Stock Exchange, we do not expect that a Non-U.S. Holder will be subject to tax on gain on the sale of our common stock unless it owns more than 5% of our common stock. If gain on the sale of shares of our common stock is taxable, a Non-U.S. Holder would be taxed on that gain in the same manner as U.S. Holders, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of Non-U.S. Holders that are corporations.

      Furthermore, a Non-U.S. Holder will be subject to tax on gain from the sale of our common stock if:

•	the gain is effectively connected with the Non-U.S. Holder’s trade or business in the United States, in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain and Non-U.S. Holders that are corporations may be subject to an additional 30% branch profits tax; or

•	the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. Holder will incur a 30% tax on his or her capital gains.

      Estate Tax. Shares of our common stock owned or treated as owned by an individual who is a Non-U.S. Holder at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

Information Reporting and Backup Withholding

      U.S. Holders. We will report to the U.S. Holders and the Internal Revenue Service the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the U.S. Holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. Holders who fail to certify their non-foreign status to us. See “— Taxation of Non-U.S. Holders” above.

      Non-U.S. Holders. We must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends (including any capital gain dividends) paid to, and the tax withheld with respect to, such Non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides.

      U.S. backup withholding (which generally is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting requirements) and information reporting generally will not apply to dividends (including any capital gain dividends) paid on our stock to a Non-U.S. Holder at an address outside the United States.

      The payment of the proceeds from the disposition of our stock to or through a U.S. office of a broker will be subject to information reporting and backup withholding unless the owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder, or otherwise establishes an exemption. The payment of the proceeds from the disposition of stock to or through a Non-U.S. office of a Non-U.S. broker generally will not be subject to backup withholding and information reporting.

      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

Foreign, State and Local Tax Consequences

      We and our stockholders may be subject to foreign state or local taxation in various foreign, state or local jurisdictions, including those in which we or they transact business or reside. The foreign, state and local tax treatment of us and our stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective stockholders should consult their tax advisors regarding the effect of foreign, state and local tax laws on an investment in our stock.

LEGAL MATTERS

      Certain legal matters with respect to the securities offered hereby will be passed upon for us by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to Maryland law, including the validity of the common stock and preferred stock to be offered hereby, will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland.

EXPERTS

      The consolidated financial statements incorporated in this prospectus by reference from the Annual Report on Form 10-K of American Home Mortgage Holdings, Inc. for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The financial statements incorporated in this prospectus by reference from the Annual Report on Form 10-K of Apex Mortgage Capital, Inc. for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

3,000,000 Shares

American Home Mortgage Investment Corp.
9.25% Series B Cumulative Redeemable Preferred Stock
Liquidation Preference $25.00 Per Share

PROSPECTUS SUPPLEMENT

December 9, 2004

Friedman Billings Ramsey

Stifel, Nicolaus & Company
Incorporated
RBC Capital Markets
Advest, Inc.